                            DATED 31st October, 2000



                   CRODA INTERNATIONAL PUBLIC LIMITED COMPANY

                                       and

                              CRODA DO BRASIL LTDA

                                       and

                             SOVEREIGN HOLDINGS, LLC

                                       and

                          CRODA ADESIVOS DO BRASIL LTDA

                                       and

                       SOVEREIGN SPECIALTY CHEMICALS, INC.

                 -----------------------------------------------

                        BUSINESS AND SHARE SALE AGREEMENT
                 FOR THE SALE OF A SPECIALITY ADHESIVES BUSINESS

                 -----------------------------------------------

                                    CONTENTS


                                                                                                   PAGE
1.       Interpretation                                                                              2

2.       Sale and Purchase; Partial Spin-off of
                           Croda Adesivos do Brasil                                                 26

3.       Consideration                                                                              30

4.       First Completion                                                                           32

5.       Second Completion                                                                          33

6.       Action after First Completion                                                              34

7.       Contracts                                                                                  36

8.       Assumed Liabilities and Excluded Liabilities                                               38

9.       Receivables (other than Brazilian Receivables)                                             41

10.      Brazilian Receivables                                                                      43

11.      VAT                                                                                        45

12.      Employees                                                                                  45

13.      Pensions                                                                                   48

14.      Risk                                                                                       48

15.      Vendor's warranties and Purchaser's remedies                                               48

16.      Purchaser's and Guarantor's warranties                                                     50

17.      Certain Undertakings                                                                       53

18.      Restrictions on Croda International                                                        56

19.      Books and Records                                                                          58

20.      Payments                                                                                   58

21.      Guarantee                                                                                  59


22.      Effect of Completion                                                                       60

23.      Remedies, Waivers and Indemnification                                                      61

24.      No Assignment                                                                              63

25.      Further Assurance                                                                          64

26.      Entire Agreement                                                                           65

27.      Notices                                                                                    66

28.      Announcements                                                                              68

29.      Confidentiality                                                                            69

30.      Costs and Expenses                                                                         70

31.      Counterparts                                                                               70

32.      Invalidity                                                                                 70

33.      Governing Law                                                                              71

34.      Arbitration                                                                                71

35.      Language                                                                                   71

36.      Agent for Service                                                                          71

37.      Bulk Transfer Law Compliance                                                               72

Schedule 1 (First Completion Arrangements)                                                          73

1.       General                                                                                    73

2.       U.S. Properties                                                                            77

3.       Properties                                                                                 77

4.       Brazil                                                                                     77

5.       Italy                                                                                      78

6.       Belgium                                                                                    78

Schedule 2 (Warranties) Part A                                                                      79

1.       Capacity                                                                                   79

2.       Solvency                                                                                   80

3.       Subsidiaries                                                                               81

4.       Ownership of Assets                                                                        81

5.       Encumbrances                                                                               81

6.       Accounts                                                                                   81

7.       Management Accounts                                                                        82

8.       Events since the Management Accounts Date                                                  82

9.       Plant and Machinery                                                                        83

10.      Motor Vehicles                                                                             83

11.      Stocks                                                                                     83

12.      Contracts                                                                                  84

13.      Customers and Suppliers                                                                    85

14.      Substantial dependence                                                                     85

15.      Litigation                                                                                 85

16.      Investigations                                                                             85

17.      Properties                                                                                 85

18.      Intellectual Property and Information Technology                                           86

19.      Competition and trade regulation law                                                       88

20.      Employment                                                                                 88

21.      Pensions                                                                                   90

22.      Environment                                                                                92

23.      Brokers' Fees                                                                              92

24.      Regulatory licences                                                                        92

25.      Product liability                                                                          93

26.      Compliance with Laws                                                                       93

27.      Grants and Allowances                                                                      93

28.      Taxation                                                                                   94

29.      Brazilian Purchaser                                                                        94

Part B                                                                                              95

1.       Ownership of Shares                                                                        95

2.       Encumbrances                                                                               95

Schedule 3 (Limitations on Croda International's Liability)                                         96

Schedule 4 (Employee Matters)                                                                      104

Schedule 5 (Pension Matters)                                                                       107

Schedule 6 (Property Matters)                                                                      110

1.       Consideration                                                                             113

2.       Matters to which the sale is subject                                                      113

3.       Vacant possession                                                                         114

4.       Title                                                                                     114

5.       Public Requirements                                                                       114

6.       Apportionments                                                                            115

7.       The Property Transfer                                                                     115

8.       Standard Conditions                                                                       116

9.       Property Encumbrances                                                                     116

Schedule 7 (Environmental Matters)                                                                 120

1.       Interpretation                                                                            120

2.       Covenant                                                                                  122

3.       Financial limits                                                                          122

4.       Trigger condition and time limit                                                          122

5.       Other limits and exclusions                                                               123

6.       Conduct                                                                                   124

7.       Expert Procedure                                                                          127

8.       Exclusive remedy                                                                          128

Schedule 8 (Listed Employees)                                                                      135

Schedule 9 (Stocks)                                                                                136

Schedule 10 (Motor Vehicles)                                                                       137

Schedule 11 (Receivables)                                                                          138

Schedule 12 (Trade Payables)                                                                       139

Schedule 13 (Designated Purchaser)                                                                 140

Schedule 14 (Second Completion Arrangements)                                                       141

Schedule 15 (Earnout and Working Capital Calculations)                                             143

Schedule 16  Part A Covenants Related to Brazilian Business Pending Second Completion              147

Part B Form of Gross Margin Statement                                                              151


                 BUSINESS AND SHARE SALE AND PURCHASE AGREEMENT

THIS AGREEMENT is made the 31st day of October, 2000

BETWEEN:

1. CRODA INTERNATIONAL PUBLIC LIMITED COMPANY whose registered office is at Cowick Hall, Snaith, Goole, East Yorkshire, England ("CRODA INTERNATIONAL");

2. CRODA DO BRASIL LTDA, a limited liability company (sociedade por quotas de responsabilidade limitada) incorporated in Brazil whose registered office is at Rua Croda 580, Campinas, SP, Brazil ("CRODA DO BRASIL");

3. SOVEREIGN HOLDINGS, LLC whose principal place of business is at 225 West Washington Street, Suite 2200, Chicago, Illinois, IL 60606, USA (the "PURCHASER");

4. CRODA ADESIVOS DO BRASIL LTDA., a limited liability company (sociedade por quotas de responsabilidade limitada) incorporated in Brazil whose registered office is at Rua Croda 580, Building A, Campinas, SP, Brazil ("CRODA ADESIVOS DO BRASIL");

AND

5. SOVEREIGN SPECIALTY CHEMICALS, INC. whose principal place of business is at 225 West Washington Street, Suite 2200, Chicago, Illinois, IL 60606, USA (the "GUARANTOR").

WHEREAS:

(A) The Vendor Companies, which are subsidiaries of Croda International, carry on a specialty adhesives business.

(B) Croda International has agreed to procure the sale of, and the Purchaser has agreed to purchase, the Business other than the Brazilian Business (each as defined in this Agreement) comprising the Assets other than the Brazilian Assets (each as defined in this Agreement), as a going concern, on the terms of this Agreement.

(C) Croda do Brasil has agreed to transfer by means of a partial spin-off and Croda Adesivos do Brasil has agreed to have contributed to its corporate capital the Brazilian Business (as defined in this Agreement) comprising the Brazilian Assets (as defined in this Agreement), as a going concern, on the terms of this Agreement.

(D) Croda International has agreed to procure the sale of and the Purchaser has agreed to purchase the Shares (as defined in this Agreement) on the terms of this Agreement.

(E) The Guarantor has agreed to guarantee the obligations of each member of the Purchaser's Group under this Agreement and any other documents required to be delivered by the members of the Purchaser's Group at First Completion and Second Completion pursuant to this Agreement.

NOW IT IS AGREED as follows:

1.       INTERPRETATION

1.1      In this Agreement and the Schedules to it:

    "ACCOUNTS"                          means the financial statements for the
                                        Business as at, and for the accounting
                                        reference period ended on, the Accounts
                                        Date as reviewed by the auditors of
                                        Croda International for the purposes of
                                        incorporation into, and as used in the
                                        preparation of, the audited consolidated financial statements of Croda
                                        International for the accounting
                                        reference period ended on the Accounts
                                        Date, in the form attached to the
                                        Disclosure Letter;

    "ACCOUNTS DATE"                     means 31 December, 1999;

    "AGREED ENVIRONMENTAL LIABILITIES"  means any obligations or liabilities in relation to Environmental Matters in
                                        respect of the Business or the
                                        Properties, solely to the extent such
                                        obligations or liabilities arise from
                                        facts, circumstances or conditions first existing after the First Completion Date with respect to the Business (other than the Brazilian Business) and first existing after the Second Completion Date with regard to the Brazilian Business and in each case, for the avoidance of doubt, excluding any obligations or liabilities which give rise to a claim under the Environmental Warranties and/or the Environmental Covenant;

    "AGREED FORM"                       means, in relation to any document, such
                                        document in a form that has been agreed
                                        and initialled for the purposes of
                                        identification by or on behalf of the
                                        Purchaser and Croda International;

    "AGREED RATE"                       in relation to interest accruing in
                                        respect of any day means a rate one per
                                        cent. per annum above the base rate of
                                        Barclays Bank plc prevailing at the
                                        close of business on that day;

    "ASSETS" means the Business and all the assets agreed to be purchased or, as the case may be, transferred by spin-off under this Agreement, whether by the Purchaser or by Croda Adesivos do Brasil;

    "ASSURANCE"                         means any warranty, representation,
                                        statement, assurance, covenant,
                                        agreement, undertaking, indemnity,
                                        guarantee or commitment of any nature
                                        whatsoever;

    "BELGIAN BUSINESS SALE AGREEMENT"   means the business sale agreement to be
                                        entered into between Sovereign
                                        Speciality Chemicals BVBA and Croda
                                        Adhesives Europe in the Agreed Form;

    "BELGIAN LISTED EMPLOYEES"          means those individuals who are employed
                                        by Croda Adhesives Europe in the
                                        Business as at the close of business on
                                        the First Completion Date and whose
                                        names are listed in Part C of Schedule 8
                                        (Listed Employees);

    "BELGIAN PROPERTY"                  means the Property described in Part A2
                                        of Schedule 6 (Property Matters);

    "BOOKS AND RECORDS"                 means all books and records of any
                                        member of the Croda Group containing
                                        Business Information, including, without limitation, all documents and other material (including all forms of computer or machine readable material but excluding Information Technology);

    "BRAZIL NET WORKING CAPITAL"        as at a particular date equals (A) the
                                        sum of (i) cash of Croda Adesivos do
                                        Brasil, (ii) Brazilian Receivables less
                                        the amount of any agreed provision at
                                        that date in respect of specific
                                        Brazilian Receivables being bad or
                                        doubtful, (iii) Brazilian Stocks and
                                        (iv) other current assets of Croda
                                        Adesivos do Brasil, but not including,
                                        in any case, amounts which have been
                                        paid, whether by way of deposit or
                                        prepayment or otherwise, by or on behalf of Croda Adesivos do Brasil prior to that date for goods or services
                                        (including but not limited to prepaid
                                        insurance) with respect to which Croda
                                        Adesivos do Brasil will not have any
                                        right or benefit following that date
                                        over (B) the sum of (i) Brazilian Trade
                                        Payables, (ii) accrued liabilities of
                                        Croda Adesivos do Brasil (including all
                                        debt obligations) and (iii) accrued
                                        taxes payable by Croda

                                        Adesivos do Brasil, and for this purpose any reference in "BRAZILIAN
                                        RECEIVABLES", "BRAZILIAN STOCK" and
                                        "BRAZILIAN TRADE PAYABLES" to the First
                                        Completion Date shall be construed as a
                                        reference to such particular date and
                                        shall be set forth on schedules prepared as at such date in a manner consistent with the basis on which Schedules 9, 11 and 12 hereof were prepared;

    "BRAZILIAN BOOKS AND RECORDS"       means all Books and Records of Croda do
                                        Brasil;

    "BRAZILIAN BUSINESS"                means that part of the Business which is
                                        carried on by Croda do Brasil and
                                        following First Completion, will be
                                        carried on by Croda Adesivos do Brasil;

    "BRAZILIAN BUSINESS INFORMATION"    means the Business Information which is
                                        owned by Croda do Brasil;

    "BRAZILIAN CONTRACTS"               means those Contracts to which Croda do
                                        Brasil is a party or the benefit of
                                        which is held in trust for or has been
                                        assigned to Croda do Brasil or in
                                        respect of which Croda do Brasil has any liability or obligation;

    "BRAZILIAN GOODWILL"                means all the Goodwill in relation to
                                        the Brazilian Business;

    "BRAZILIAN INFORMATION TECHNOLOGY"  means the Business Information
                                        Technology which is owned by Croda do
                                        Brasil;

    BRAZILIAN INTELLECTUAL PROPERTY"    means the Business Intellectual Property
                                        which is owned by Croda do Brasil;

    "BRAZILIAN LEASE"                   means a lease agreement to be entered
                                        into between Croda do Brasil and Croda
                                        Adesivos do Brasil in the Agreed Form;

    "BRAZILIAN LISTED EMPLOYEES"        means those individuals who are employed
                                        by Croda do Brasil in the Business as at close of business on the First
                                        Completion Date and whose names are
                                        listed in Part E
                                        of Schedule 8 (Listed Employees);

    "BRAZILIAN MOTOR VEHICLES";         means the Motor Vehicles which are owned
                                        by Croda do Brasil;

    "BRAZILIAN PLANT AND MACHINERY"     means the Plant and Machinery owned by
                                        Croda do Brasil;

    "BRAZILIAN PROVISION"               has the meaning set out in sub-clause
                                        10.3(i);

    "BRAZILIAN RECEIVABLES"             means the Receivables owned by Croda do
                                        Brasil;

    "BRAZILIAN STOCKS"                  means the Stocks owned by Croda do
                                        Brasil;

    "BRAZILIAN SERVICES AGREEMENT"      means a services agreement to be entered
                                        into between Croda do Brasil and Croda
                                        Adesivos do Brasil in the Agreed Form;

    "BRAZILIAN TRADE PAYABLES"          means the Trade Payables of Croda do
                                        Brasil;

    "BUSINESS"                          means the business of manufacturing,
                                        distributing and selling specialty
                                        adhesives and coatings, including,
                                        without limitation, those used for
                                        flexible packaging, packaging and
                                        converting, book binding, print
                                        finishing and industrial applications,
                                        carried on by the Vendor Companies as at the date of this Agreement;

    "BUSINESS DAY"                      means a day (other than a Saturday or a
                                        Sunday) on which banks are open for
                                        business (other than solely for trading
                                        and settlement in euro) in London, U.K.
                                        and Chicago, Illinois, U.S.A.;

    "BUSINESS INFORMATION"              means all information and know-how
                                        (whether or not confidential and in
                                        whatever form held) which relates to the Business and is owned by any member of the Croda Group including, without limitation, all formulae, formulations, processes, designs, specifications, drawings, data, trade secrets of the Business, manuals and instructions and all customer and supplier lists, sales and purchase information, employment, health and safety and environmental records, business plans and forecasts and all technical or other expertise, in each case relating to the Business;

    "BUSINESS INFORMATION TECHNOLOGY"   means the Information Technology owned
                                        by any member of the Croda Group and
                                        used exclusively by the Business;

    "BUSINESS INTELLECTUAL PROPERTY"    means the Intellectual Property which is
                                        owned by any member of the Croda Group
                                        and used exclusively by the Business
                                        but, for the avoidance of any doubt,
                                        does not include the Croda Marks;

    "CANADIAN LISTED EMPLOYEE"          means the individual employed by Croda
                                        Canada in the Business as at close of
                                        business on the First Completion Date
                                        and whose name is listed in Part G of
                                        Schedule 8 (Listed Employees);

    "COMPANIES ACTS"                    means the Companies Act 1985, the
                                        Companies Consolidation (Consequential
                                        Provisions) Act 1985, the Companies Act
                                        1989 and Part V of the Criminal Justice
                                        Act 1993;

    "COMPLETION DOCUMENTS"              means the Brazilian Lease, the Brazilian
                                        Services Agreement, the Ewing Lease, the
                                        Italian Transfer Deed, the US
                                        Substitution Agreement, the US Bill of
                                        Sale, the US Employment Contract
                                        Assignments, the US Assignment and
                                        Assumption Agreement, the Belgian
                                        Business Sale Agreement, the
                                        Transitional Services Agreement, the
                                        Property Transfers, the Patent
                                        Assignments, the Letter of Credit and
                                        the minutes of Shareholders' Meetings of Croda do Brasil and Croda Adesivos do
                                        Brasil, approving the partial spin-off
                                        of Croda do Brazil and the contribution
                                        of the Brazilian

                                        Assets to Croda Adesivos do Brasil;

    "CONTRACTS"                         means all the contracts, arrangements
                                        and engagements relating either
                                        exclusively to the Business or relating
                                        in part to the Business (but then only
                                        to the extent that they do so relate) to which any member of the Croda Group is (itself or through an agent) a party or the benefit of which is held in trust for or has been assigned to any member of the Croda Group as at First
                                        Completion and which, in any case, are
                                        current or unperformed as at First
                                        Completion or in respect of which any
                                        member of the Croda Group has any
                                        liability or obligation as at First
                                        Completion but excluding:

                                        (i)    contracts with Listed Employees
                                               (other than such contracts
                                               pertaining to John T. Koufis,
                                               Jerald P. Stempel, and Scott
                                               Goldstein, all of which shall be
                                               assumed by the relevant member of
                                               the Purchaser's Group);

                                        (ii)   contracts of insurance relating
                                               to the Business;

                                        (iii)  contracts relating to the
                                               ownership and occupation of the
                                               Properties; and

                                        (iv)   the non-competition covenant set
                                               forth in clause 12 of that
                                               certain agreement dated 30
                                               November, 1998 among Croda
                                               Australia Pty Limited, HB Fuller
                                               Company Australia Pty Limited,
                                               Croda International plc and HB
                                               Fuller Company;

    "CONTROLLED MATERIAL"               means:-

                                        (i)    anything which alone or in
                                               combination with other things is
                                               capable of causing harm to the
                                               Environment;

                                        (ii)   any waste; and

                                        (iii)  anything that is regulated by, or
                                               may provide a basis for liability
                                               under, any Environmental Law;

    "CRODA ADHESIVES"                   means Croda Adhesives Limited, a limited
                                        liability company incorporated in
                                        England and Wales with registered number
                                        369379 and whose registered office is at Cowick Hall, Snaith, Goole, East
                                        Yorkshire, England;

    "CRODA ADHESIVES EUROPE"            means Croda Adhesives Europe N.V., a
                                        limited liability company incorporated
                                        in Belgium whose registered office is at Hoogboomsteenweg 166, B-2950 Kapellen,
                                        Belgium;

    "CRODA ADHESIVES, INC."             means Croda Adhesives Inc., a company
                                        incorporated in Delaware, United States
                                        of America whose registered office is
                                        c/o United Corporate Services, Inc., 15
                                        East North Street, Dover, Delaware;

    "CRODA CANADA"                      means Croda Canada Limited, a limited
                                        liability company incorporated in Canada whose registered office is at 78 Tisdale
                                        Avenue, Toronto, Ontario, Canada;

    "CRODA FRANCE"                      means Croda France S.A., a limited
                                        liability company incorporated in France whose registered office is at Immoparc, RN10, 78190 Trappes, France;

    "CRODA GmBH"                        means Croda GmbH, a limited liability
                                        company incorporated in Germany whose
                                        registered office is at Amtsgericht HR
                                        41334 Nettetal, Postfach 1163, 41301
                                        Nettetal, Germany;

    "CRODA GROUP CONFIDENTIAL           means all information which is not in
    INFORMATION"                        the public domain in whatever form held
                                        relating to any member of the Croda
                                        Group or the business of any member of
                                        the

                                        Croda Group and which was:

                                        (i)    supplied in confidence by or on
                                               behalf of any member of the Croda
                                               Group to the Business; or

                                        (ii)   supplied in confidence to any
                                               member of the Croda Group by any
                                               third party,

                                        and as at the First Completion Date
                                        remains the subject of the obligation of confidentiality under which it was supplied and where such obligation of confidentiality is fairly disclosed in the Disclosure Letter by reference to sub-clause 17.7 (Certain Undertakings);

    "CRODA GROUP"                       means Croda International and its
                                        subsidiaries at any time and from time
                                        to time;


    "CRODA INVESTMENTS"                 means Croda Investments BV, a limited
                                        liability company incorporated in The
                                        Netherlands whose registered office is
                                        at Officia 1, De Boelelaan 7, 1083 HJ,
                                        Amsterdam;

    "CRODA ITALIANA"                    means Croda Italiana SpA, a limited
                                        liability company incorporated in Italy
                                        whose registered office is at Via Grocco
                                        917/919, 27036 Mortara (PV), Italy;

    "CRODA MARKS"                       has the meaning specified in sub-clause
                                        17.3 (Certain Undertakings);

    "CRODA NORDICA"                     means Croda Nordica A.B., a limited
                                        liability company incorporated in Sweden whose registered office is at
                                        Krossverksgatan 5 C, SE-216 16, Limhamn,
                                        Sweden;

    "CRODA POLYMERS"                    means Croda Polymers International
                                        Limited, a company incorporated in
                                        England whose registered office is at
                                        Cowick Hall, Snaith, Goole, East
                                        Yorkshire, England;

    "DEPOSIT"                           means the amount of(pound)1,246,000;

    "DETERMINATION DATE"                has the meaning specified in
                                        sub-paragraph 2(D) of Schedule 15
                                        (Earnout Amount and Working Capital
                                        Calculations);

    "DESIGNATED PURCHASER"              means the Purchaser and those designated
                                        members of the Purchaser's Group with
                                        respect to the Assets as listed in
                                        Schedule 13 (Designated Purchaser);

    "DISCLOSURE LETTER"                 means the letter of the same date as
                                        this Agreement in the Agreed Form
                                        written by Croda International to the
                                        Purchaser and Croda Adesivos do Brasil
                                        for the purposes of paragraph 9 of
                                        Schedule 3 (Limitations on Croda
                                        International's Liability);

    "EARNOUT AMOUNT"                    means the amount calculated in
                                        accordance with the following formula:

                                          E = (Gross Margin -(pound)1,065,000)
                                          8.333,

                                        subject to a maximum amount of
                                        (pound)2,500,000 in circumstances where
                                        the Gross Margin is equal to or greater
                                        than Forecast Gross Margin;

    "ENVIRONMENT"                       means all or any part of the air
                                        (including, without limitation, the air
                                        within buildings and the air within
                                        other natural or man-made structures
                                        above or below ground), water and land
                                        and any living systems or organisms
                                        supported by those media;

    "ENVIRONMENTAL COVENANT"            means the environmental covenant in
                                        Schedule 7 (Environmental Matters) to
                                        this Agreement;

    "ENVIRONMENTAL LAWS"                means all European Community, national,
                                        federal, state, provincial, regional,
                                        local or other applicable statutes,
                                        subordinate legislation, regulations,
                                        statutory guidance, orders, decisions
                                        and/or common law which relate to
                                        Environmental Matters and are in force
                                        and binding on the relevant member of
                                        the Croda Group in relation to the
                                        Business at the date of this Agreement;

    "ENVIRONMENTAL MATTERS"             means:-

                                        (i)    the release, spillage, deposit,
                                               escape, discharge, leak,
                                               migration, emission into the
                                               Environment of Controlled
                                               Materials or the presence of
                                               Controlled Materials at any
                                               onsite or offsite location; or

                                        (ii)   the existence or effect of noise,
                                               vibration, radiation, dust, odour
                                               or common law or statutory
                                               nuisance; or

                                        (iii)  worker health and safety; or

                                        (iv)   other matters relating to the
                                               protection of the Environment or
                                               the maintenance of human health
                                               or safety including, without
                                               limitation, matters arising out
                                               of the manufacturing, processing,
                                               treatment, keeping, handling,
                                               use, possession, supply, receipt,
                                               sale, purchase, import, export or
                                               transportation of Controlled
                                               Materials;

    "ENVIRONMENTAL PERMITS"             means any permit, licence, consent or
                                        authorisation required by Environmental
                                        Laws in relation to the operation during the Relevant Period of the Business or the Plant and Machinery;

    "ENVIRONMENTAL REPORT"              means the environmental reports,
                                        memoranda and related documents in
                                        respect of the Properties as attached to the Disclosure Letter and includes, without limitation, the environmental report dated 18 April 2000 by Dames &
                                        Moore on the UK Property;

    "ENVIRONMENTAL WARRANTIES"          means the Warranties in paragraph 22 of
                                        Part A of Schedule 2 (Warranties);

    "EXCHANGE RATE"                     means a rate of exchange for converting
                                        an amount in Brazilian Reals into an
                                        amount in pounds sterling. The "EXCHANGE
                                        RATE" applicable to any date will be the closing mid-point spot rate applicable to the relevant amount of Brazilian
                                        Reals at close of business in London on
                                        that date or, if such day is not a
                                        Business Day, on the Business Day
                                        immediately preceding such day, as shown in the relevant Financial Times (London first edition) showing such rates or, if the Financial Times showing such rates is not published within five Business
                                        Days after that date, the London closing middle-point spot rate for the relevant day quoted by Barclays Bank for pounds sterling applicable to amounts equivalent to(pound)50,000 or more;

    "EWING LEASE"                       means the lease agreement to be entered
                                        into between Croda Adhesives, Inc. and
                                        Sovereign Adhesives, Inc. for the
                                        property located at 200 Upper Ferry
                                        Road, in the Township of Ewing, County
                                        of Mercer, in the State of New Jersey in the United States of America in the Agreed Form;

    "EXCLUDED ASSETS"                   has the meaning given in sub-clause 2.1
                                        (Sale and Purchase);

    "FIRST COMPLETION"                  means completion of the sale and

                                        purchase of the Business and the Assets
                                        (other than the Brazilian Assets) under
                                        this Agreement and the completion of the partial spin-off of Croda do Brasil and the contribution of the Brazilian Assets to the corporate capital of Croda Adesivos do Brasil;

    "FIRST COMPLETION DATE"             means the date of this Agreement;

    "FORECAST GROSS MARGIN"             means(pound)1,365,000;

    "GOODWILL"                          means all the goodwill of the Croda
                                        Group in relation to the Business
                                        together with the exclusive right for
                                        the Purchaser and its assignees to
                                        represent itself as carrying on the
                                        Business in succession to the Croda
                                        Group, but excluding the goodwill in, or relating to, the Croda Marks;

    "GROSS MARGIN"                      means, in respect of sales by the
                                        Brazilian Business, the net selling
                                        price, less raw materials, less
                                        packaging costs, all as determined
                                        in accordance with paragraph 1 of
                                        Schedule 15 (Earnout and Working Capital
                                        Calculations), converted to pounds
                                        sterling at an exchange rate of 2.72
                                        Brazilian Reals for each 1 pound
                                        sterling;

    "IMMOVABLE PROPERTY"                means freehold and leasehold land and
                                        buildings, fixtures or other immovable
                                        property anywhere in the world;

    "INDEMNIFIED CLAIM"                 has the meaning given it in sub-clause
                                        23.4 (Remedies, Waivers and
                                        Indemnification);

    "INDEMNIFIED PERSON"                has the meaning given it in sub-clause
                                        23.4 (Remedies, Waivers and
                                        Indemnification);

    "INDEMNIFYING PARTY"                has the meaning given it in sub-clause
                                        23.4 (Remedies, Waivers and
                                        Indemnification);

    "INFORMATION MEMORANDUM"            means the information memorandum
                                        prepared by Croda International relating to the Business dated April, 2000;

    "INFORMATION TECHNOLOGY"            means all computer hardware, software
                                        and networks including without
                                        limitation telecommunications networks;

    "INTELLECTUAL PROPERTY"         means patents, trade marks and service
                                    marks, rights in designs, trade or business names, copyrights (including rights in computer software), database rights and topography rights (whether or not any of these is registered and including applications for registration of any such thing) and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world;

    "INTERIM BRAZIL                 means the amount of Brazil Net Working
    NET WORKING CAPITAL AMOUNT"     Capital as at 31 December, 2000 as
                                    determined in accordance with paragraph 1 of
                                    Schedule 15 (Earnout and Working Capital
                                    Calculations);

    "ITALIAN LISTED EMPLOYEES"      means those individuals who are employed by
                                    Croda Italiana in the Business as at the close of business on the First Completion
                                    Date and whose names are listed in Part D of
                                    Schedule 8 (Listed Employees);

    "ITALIAN TRANSFER DEED"         means a transfer deed to be entered into on
                                    the First Completion Date between Croda
                                    Italiana and the Purchaser in the Agreed
                                    Form;

    "LEASED PLANT AND               means all Plant and Machinery which is
    MACHINERY"                      subject to a lease or similar arrangement
                                    and details of which are attached to the Disclosure Letter;

    "LETTER OF CREDIT"              has the meaning set out in sub-clause 3.7
                                    (Consideration);

    "LICENSED INFORMATION           means Information Technology other than
    TECHNOLOGY"                     Business Information Technology used by any
                                    member of the Croda Group in the Business under licence from a third party;

    "LISTED EMPLOYEES"              means the UK Listed Employees, the US Listed
                                    Employees, the Belgian Listed

                                    Employees, the Brazilian Listed Employees, the Canadian Listed Employee, the Italian Listed Employees and the Other European Employees;

    "MANAGEMENT ACCOUNTS"           means the unaudited management accounts of
                                    the Business for the period from 1 January
                                    2000 to the Management Accounts Date, as attached to the Disclosure Letter;

    "MANAGEMENT ACCOUNTS DATE"      means 30th September, 2000;

    "MOTOR VEHICLES"                means those motor vehicles owned (but not
                                    leased) by any member of the Croda Group which are used in connection with the Business at the close of business on the First Completion Date and which are listed in Schedule 10 (Motor Vehicles);

    "NEW BRAZILIAN                  means:
    RECEIVABLES"

                                    (i)    all payments owing to Croda Adesivos
                                           do Brasil as at close of business on
                                           the Second Completion Date (and
                                           whether or not yet due and payable)
                                           for goods or services supplied by it
                                           in the ordinary course of the
                                           Business; and

                                    (ii)   all amounts which have been paid
                                           (whether by way of deposit or
                                           prepayment or otherwise) by or on
                                           behalf of Croda Adesivos do Brasil
                                           prior to the close of business on the
                                           Second Completion Date for goods or
                                           services (including, but not limited
                                           to, utility services) supplied to it
                                           and all business rents, rates and
                                           similar periodic outgoings incurred
                                           by it in the ordinary course of the
                                           Business, in each case which relate,
                                           and are properly attributable, to the
                                           period after Second Completion,

                                    in each case as listed in a schedule to
                                    be compiled and delivered to the Purchaser at Second Completion (the "NEW BRAZILIAN RECEIVABLES SCHEDULE");

    "NOTICE" means a notice or notification given in accordance with the provisions of clause 27;

    "OTHER EUROPEAN EMPLOYEES"      means those individuals who are employed by
                                    Croda GmbH, Croda France or Croda Nordica in the Business as at the close of business on the First Completion Date and whose names are listed in Part F of Schedule 8 (Listed
                                    Employees);

    "PATENT ASSIGNMENTS"            means the assignments of patents and patent
                                    applications in the Agreed Form to be
                                    entered into pursuant to sub-clause 2.5 and 2.6;

    "PERMITTED ENCUMBRANCES"        means security interests arising in the
                                    ordinary course of business or by operation of law (including, without limitation, mechanics', carriers', workmen's and repairmen's liens) with respect to amounts that are not yet overdue for a period of 60 days or amounts being contested in good faith by appropriate proceedings, security interests in sales contracts entered into in the ordinary course of business with title retention provisions and equipment leases with third parties entered into in the ordinary course of business and security interests for Taxes and other governmental charges which are not due and payable or which may thereafter be paid without penalty;

    "PLANT AND MACHINERY"           means all the plant, machinery, equipment,
                                    loose tools, fittings, furniture,
                                    partitioning, spares and other goods owned by the Vendor Companies and used or to be used exclusively in the Business, but excluding the Motor Vehicles and any motor vehicle which is leased by any member of the Croda Group and excluding Information Technology;

    "POST SECOND COMPLETION         means an amount equal to:
    ADJUSTMENT AMOUNT"

                                    (i)    the Working Capital Adjustment
                                           Amount; minus (if the Working Capital
                                           Adjustment Amount is a positive
                                           number) or plus (if the Working
                                           Capital Adjustment Amount is a
                                           negative number), as the case may be

                                    (ii)   an amount equal to 7% of the net
                                           sales of Croda Adesivos do Brasil
                                           during the period from, but
                                           excluding, 31 December, 2000 to, and
                                           including, the Second Completion Date
                                           as determined in accordance with
                                           paragraph 2 of Schedule 15 (Earnout
                                           and Working Capital Calculations);
                                           plus

                                    (iii)  interest on such amount calculated at
                                           the Agreed Rate from the Second
                                           Completion Date to, but excluding,
                                           the date of payment;

    "PROCEEDINGS"                   means any proceeding, suit or action arising
                                    out of or in connection with this Agreement or any transaction contemplated hereby;

    "PROPERTIES"                    means the Immovable Property specified in
                                    Part A of Schedule 6 (Property Matters) and references to "Property" shall be construed accordingly;

    "PROPERTY TRANSFERS             means the transfers of the Properties in the
                                    Agreed Form in accordance with the relevant provisions of Schedule 6 (Property Matters);

    "PROVISION"                     has the meaning given in sub-clause 9.3
                                    (Receivables (other than Brazilian
                                    Receivables));

    "PURCHASER'S COMPLETION         has the meaning given in sub-clause 16.1

    DOCUMENTS"                      (Purchaser's and Guarantor's Warranties);

    "PURCHASER'S GROUP"             means the Guarantor and its subsidiaries
                                    from time to time;

    "PURCHASER'S AND                means the warranties of the Purchaser and
    GUARANTOR'S WARRANTIES"         the Guarantor set out in sub-clause 16.1 and
                                    "Purchaser's and Guarantor's Warranty" shall be construed accordingly; "RECEIVABLES" means:

                                    (i)    all payments owing to the Vendor
                                           Companies (other than Croda Italiana)
                                           as at close of business on the First
                                           Completion Date (and whether or not
                                           yet due and payable) for goods or
                                           services supplied by them to persons
                                           other than members of the Croda Group
                                           in the ordinary course of the
                                           Business; and

                                    (ii)   all amounts which have been paid
                                           (whether by way of deposit or
                                           prepayment or otherwise) by or on
                                           behalf of any of the Vendor Companies
                                           (other than Croda Italiana) prior to
                                           the close of business on the First
                                           Completion Date for goods or services
                                           (including, but not limited to,
                                           utility services) supplied to them by
                                           persons other than members of the
                                           Croda Group and all business rents,
                                           rates and similar periodic outgoings
                                           incurred by them in the ordinary
                                           course of the Business other than
                                           those owed to other members of the
                                           Croda Group in each case which
                                           relate, and are properly
                                           attributable, to the period after
                                           First Completion,

                                    in each case as listed in Schedule 11;
    "RELEVANT PERIOD"               means:

                                    (i)    in relation to the warranty in
                                           paragraph 22(A) and (B) of Part A of
                                           Schedule 2 the period commencing on
                                           the date ten years prior to the date
                                           of this Agreement and ending on the
                                           date of this Agreement;

                                    (ii)   in relation to the warranty in
                                           paragraph 22(D) of Part A of Schedule
                                           2, the period commencing on the date
                                           six years prior to the date of this
                                           Agreement and ending on the date of
                                           this Agreement;

    "SECOND COMPLETION"             means completion of the sale and purchase of
                                    the Shares under this Agreement;

    "SECOND COMPLETION BRAZIL       means the amount of Brazil Net Working
    NET WORKING CAPITAL AMOUNT"     Capital as at the Second Completion Date as
                                    determined in accordance with paragraph 2 of
                                    Schedule 15 (Earnout and Working Capital
                                    Calculations);

    "SECOND COMPLETION DATE"        means the fifth Business Day following the
                                    final agreement or determination by the
                                    Arbiter of the Earnout Amount in accordance with paragraph 1 of Schedule 15 (Earnout and Working Capital Calculations) or such other date as Croda International and the Purchaser may agree being no later than the fifteenth Business Day after the date of the final agreement of the Earnout Amount as aforesaid;

    "SERVICE DOCUMENT"              means a writ, summons, order, judgment or
                                    other process issued out of the courts of England and Wales;

    "SHARES" means the entire issued share capital in Croda Adesivos do Brasil, including the new shares to be issued as a result of the contribution of the Brazilian Assets to the corporate capital of Croda Adesivos do Brasil;

    "SHARED INTELLECTUAL            means all Intellectual Property owned by

    PROPERTY"                       each member of the Croda Group and which is
                                    used in the Business, other than the
                                    Business Intellectual Property and the Croda
                                    Marks;

    "SHARED INFORMATION             means all Information Technology owned by
    TECHNOLOGY"                     each member of the Croda Group and which is
                                    used in the Business, other than the
                                    Business Information Technology;

    "SO FAR AS CRODA                means so far as is within the knowledge of
    INTERNATIONAL IS AWARE"         any of the directors of Croda International
                                    (having made due inquiry of J. Stempel, S.
                                    Goldstein, J. Kouffis, G. Bergmans, P.
                                    Johnson, M. de Bellis, C. Holt, T. Reed, W.
                                    Read, J. Barrie, J. Cork, Russell Nesiewicz and Roy Ainger);

    "STOCKS" means all raw materials and consumables, engineers' stores, stocks-in-process and finished stocks, goods for resale and packaging and promotional material owned by the Vendor Companies, wherever held, and used or to be used by or in the Business as at close of business on the First Completion Date as listed in Schedule 9 (Stocks);

    "TAX AUTHORITY"                 means any taxing or other authority
                                    (anywhere in the world) competent to impose, collect or administer any liability to Tax;

    "TAX" OR "TAXATION"             means all taxes, levies, duties, imposts,
                                    charges and contributions and withholdings of any nature whatsoever whether of the United Kingdom or elsewhere, and whether national, federal, state, municipal or other, together with all penalties, charges and interest relating to any of them;

    "TRADE PAYABLES"                means:

                                    (i)    all payments due from the Vendor
                                           Companies' (other than Croda
                                           Italiana) as at close of business
                                           on the First Completion Date for
                                           goods and services supplied to them
                                           by persons other than the members of
                                           the Croda Group in the ordinary
                                           course of the Business that are not
                                           yet 30 days or more past due;

                                    (ii)   all amounts which have not been paid
                                           by or on behalf of any of the Vendor
                                           Companies (other than Croda Italiana)
                                           as at close of Business on the First
                                           Completion Date for goods or services
                                           (including, but not limited to,
                                           utility services) supplied to them by
                                           persons other than the members of the
                                           Croda Group and all business rents,
                                           rates and similar periodic outgoings
                                           incurred by them, in the ordinary
                                           course of the Business (other than
                                           those owed to any member of the Croda
                                           Group), in each case which relate,
                                           and are properly attributable, to the
                                           period before First Completion;

                                    in each case as specified in Schedule 12
                                    (Trade Payables);

    "TRANSFER REGULATIONS"          means the Transfer of Undertakings
                                    (Protection of Employment) Regulations 1981 as amended ("TUPE") or equivalent legislation implementing the provisions of the EU Acquired Rights Directive;

    "TRANSITIONAL SERVICES          means the transitional services agreement to
    AGREEMENT"                      be entered into on the First Completion Date
                                    between Croda International and the
                                    Purchaser in the Agreed Form;

    "UNKNOWN ENVIRONMENTAL          has the meaning given in the Environmental
    INDEMNITY MATTERS"              Covenant;

    "US ASSIGNMENT AND              means the assignment and assumption
    ASSUMPTION AGREEMENT"           agreement to be entered into between Croda
                                    Adhesives, Inc. and Sovereign

                                    Adhesives, Inc. in the Agreed Form;

    "US BILL OF SALE"               means the bill of sale to be entered into
                                    between Croda Adhesives, Inc. and Sovereign
                                    Adhesives, Inc. in the Agreed Form;

    "US EMPLOYMENT CONTRACT         means the two assignment agreements to be
    ASSIGNMENTS"                    entered into between Croda Adhesives, Inc.
                                    and Sovereign Adhesives, Inc. in the Agreed
                                    Form respectively relating to certain
                                    confidentiality and procedures agreements in respect of certain US Listed Employees, and interests under Jerald P. Stempel's and John
                                    T. Koufis' employment agreements with Croda
                                    Adhesives, Inc.;

    "US SUBSTITUTION AGREEMENT"     means the substitution agreement to be
                                    entered into between Teamsters Local Union
                                    No. 929 affiliated with the International
                                    Brotherhood of Teamsters, Croda Adhesives,
                                    Inc. and Sovereign Adhesives, Inc. in the
                                    Agreed Form;

    "UK LISTED EMPLOYEES"           means those individuals who were employed by
                                    Croda Polymers in the Business at the close of business on the First Completion Date and whose names are listed in Part A of Schedule
                                    8 (Listed Employees);

    "UK PROPERTY"                   means those Properties described in Part A1
                                    of Schedule 6 (Property Matters);

    "US LISTED EMPLOYEES"           means those individuals who are employed by
                                    Croda Adhesives Inc. in the Business as at the close of business on the First
                                    Completion Date and whose names are listed in Part B of Schedule 8 (Listed Employees);

    "US PROPERTIES"                 means those Properties described in Part A3
                                    of Schedule 6 (Property Matters);

    "VAT" means in relation to any jurisdiction within the European Community, the Tax imposed by Sixth Council Directive of the

                                    European Communities and any national
                                    legislation implementing that directive
                                    together with legislation supplemental
                                    thereto;

    "VENDOR COMPANIES"              means Croda Polymers, Croda Adhesives, Croda
                                    Adhesives, Inc., Croda do Brasil, Croda
                                    Italiana, Croda Adhesives Europe, Croda
                                    GmbH, Croda France, Croda Canada and Croda
                                    Nordica, and "Vendor Company" means any of them;

    "VENDOR'S COMPLETION            means this Agreement and the other
    DOCUMENTS"                      Completion Documents which are to be
                                    executed by any member of the Croda Group at First Completion;

    "WARRANTIES"                    means the warranties set out in Schedule 2
                                    and "Warranty" shall be construed
                                    accordingly;

    "WORKING CAPITAL ADJUSTMENT     means the amount by which the Second
    AMOUNT"                         Completion Brazil Net Working Capital Amount
                                    exceeds or is less than, as the case may be, the Interim Brazil Net Working Capital
                                    Amount, as agreed or determined by the
                                    Arbiter in accordance with paragraph 2 of
                                    Schedule 15 (Earnout and Working Capital
                                    Calculations); and

    "WORKING HOURS"                 means 9.30 a.m. to 5.30 p.m. (local time) on
                                    a Business Day.

1.2  In this Agreement and the Schedules to it, unless otherwise specified:

     (A) references to Clauses, sub-clauses, paragraphs, sub-paragraphs and Schedules are to Clauses, sub-clauses, paragraphs, sub-paragraphs, of, and Schedules to, this Agreement;

     (B) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

     (C) references to a "COMPANY" shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

     (D) references to a "PERSON" shall be construed so as to include any individual, firm, company, government, governmental, regulatory, self-regulatory or quasi-governmental agency, authority or body, Tax Authority, state or agency of a state, court, arbitrator or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality);

     (E) the expressions "ACCOUNTING REFERENCE DATE", "ACCOUNTING REFERENCE PERIOD", "PROFIT AND LOSS ACCOUNT", "SUBSIDIARY", "SUBSIDIARY UNDERTAKING" AND "HOLDING COMPANY" shall have the meanings respectively given thereto in the Companies Acts;

     (F) references to writing shall include any modes of reproducing words in a legible and non-transitory form;

     (G) references to times of the day are to local time in the relevant jurisdiction;

     (H) headings are for convenience only and do not affect the interpretation of this Agreement;

     (I) references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official, or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

     (J) where any Warranty is qualified or phrased by reference to materiality, such reference shall, unless specified to the contrary, be construed as a reference to materiality in the context of the Business taken as a whole and where any Warranty contains a reference to a material adverse effect, such reference shall be construed as a reference to a material adverse effect on the Business taken as a whole;

     (K) where it is necessary to determine whether any monetary threshold in a Warranty which is expressed in pounds sterling has been met or exceeded, any non-sterling amount shall, where applicable, be translated into pounds sterling at the closing mid-point spot rate applicable to that amount of the non-sterling currency at close of business in London on the date of First Completion or, if such day is not a Business Day, on the Business Day immediately following such day, as shown in the relevant Financial Times (London first edition) showing such rates or, if the Financial Times showing such rates is not published within five Business Days after that day, the London closing middle-point spot rate for the relevant day quoted by Barclays Bank for pounds sterling applicable to amounts equivalent to(pound)50,000 or more;

     (L) references to "INDEMNIFY" and "INDEMNIFYING" any person include indemnifying and keeping that person harmless from all actions, claims, demands and proceedings from time to time made against that person and all liabilities, loss, damages and all reasonable payments, costs and expenses (including, without limitation, any reasonable legal and/or other adviser's fees and disbursements) made or incurred by that person as a consequence of or which would not have arisen but for that fact, matter or circumstance or thing in respect of which the relevant indemnity is expressed to be given and (a) the provisions of sub-clauses 23.4 to 23.7 shall apply to such indemnification, (b) references to the Purchaser or Croda Adesivos do Brasil indemnifying each member of the Croda Group shall constitute undertakings by the Purchaser or Croda Adesivos do Brasil, as applicable, to Croda International for itself and on behalf of each other member of the Croda Group and (c) references to Croda International indemnifying each member of the Purchaser's Group shall constitute undertakings by Croda International to the Purchaser for itself and on behalf of each other member of the Purchaser's Group;

     (M)  references to the singular shall include the plural and vice versa;

     (N) references to "(POUND)" are to pounds sterling, the lawful currency of the United Kingdom; and

     (O) the Schedules form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement and any reference to this Agreement shall include the Schedules.

2.   SALE AND PURCHASE; PARTIAL SPIN-OFF OF CRODA ADESIVOS DO BRASIL

2.1 On the terms set out in this Agreement, Croda International shall sell or procure the sale of, and the Purchaser shall purchase or procure the purchase by the relevant Designated Purchasers of, the Assets listed below as at, and with effect from, First Completion with full title guarantee and free and clear of all liens, claims and encumbrances other than Permitted
     Encumbrances:

     (A)  the Goodwill (other than the Brazilian Goodwill);

     (B)  the Plant and Machinery (other than the Brazilian Plant and
          Machinery);

     (C)  the Motor Vehicles (other than the Brazilian Motor Vehicles);

     (D)  the Stocks (other than the Brazilian Stocks);

     (E) the benefit (subject to the burden) of the Contracts (other than the Brazilian Contracts);

     (F) the Business Intellectual Property (other than the Brazilian Intellectual Property);

     (G) the Business Information Technology (other than the Brazilian Information Technology);

     (H)  the Properties;

     (I) the Receivables (other than the Brazilian Receivables) less the Provision;

     (J) subject to Clause 19 (Books and Records), such of the Books and Records (other than the Brazilian Books and Records) as are used exclusively or predominantly by the Business;

     (K) the Business Information (other than the Brazilian Business Information); and

     (L) all other property, rights and all other assets of whatsoever nature to which any of the Vendor Companies (other than Croda do Brasil) is entitled and which are used exclusively by the Business, but excluding the following assets (the "EXCLUDED ASSETS"):

          (i)    the Croda Marks;

          (ii)   cash at bank and cash equivalents used in the Business;

          (iii) amounts recoverable in respect of Taxation arising exclusively in respect of any period of account for Taxation purposes ending on or before First Completion, or in respect of any acts, events or occurrences occurring wholly on or before First Completion;

          (iv) the benefit of any insurance policy of any member of the Croda Group relating to the Business or any of the Assets or Listed Employees (except as provided in Schedule 5 with respect to the Croda Adhesives Inc. Medical Plan); and

          (v) any rights of any member of the Croda Group arising under this Agreement.

2.2 On the terms set out in this Agreement and as approved by the shareholders of Croda do Brasil and Croda Adesivos do Brasil in the Agreed Form, Croda do Brasil shall be partially spun-off and the Assets listed below, with full title guarantee and free and clear of all liens, claims and encumbrances other than Permitted Encumbrances, as well as the liabilities corresponding thereto, shall be contributed to the corporate capital of Croda Adesivos do Brasil at, and with effect from, First Completion:

     (A)  the Brazilian Goodwill;

     (B)  the Brazilian Plant and Machinery;

     (C)  the Brazilian Motor Vehicles;

     (D)  the Brazilian Stocks;

     (E)  the benefit (subject to the burden) of the Brazilian Contracts;

     (F)  the Brazilian Intellectual Property;

     (G)  the Brazilian Information Technology;

     (H)  the Brazilian Receivables;

     (I)  the Brazilian Books and Records;

     (J)  the Brazilian Business Information; and

     (K) all other property, rights and all other assets of whatsoever nature owned by Croda do Brasil and which are used exclusively by the Brazilian Business,

          (together the "BRAZILIAN ASSETS").

2.3 On the terms set out in this Agreement, Croda International shall sell or procure the sale of and the Purchaser shall purchase or procure that a member of the Purchaser's Group purchases, with full title guarantee and free and clear of all liens, claims and encumbrances other than Permitted Encumbrances, the Shares as at, and with effect from, Second Completion.

2.4 To the extent that the benefit of any express or implied warranties of suitable quality or fitness or like terms of sale made by manufacturers or previous sellers of the Plant and Machinery, the Motor Vehicles or the Stocks to any member of the Croda Group (other than Croda Adesivos do Brasil) can be assigned to the Purchaser, the relevant Designated Purchaser or Croda Adesivos do Brasil, as applicable, Croda International shall use its reasonable endeavours to assign the same or use its reasonable endeavours to arrange for the novation of the same or procure the assignment of the same for the benefit of the Purchaser, the relevant Designated Purchaser or Croda Adesivos do Brasil, as applicable and, until such assignment or novation, Croda International will co-operate with the Purchaser or Croda Adesivos do Brasil, as applicable, in any reasonable arrangements designed to provide for the Purchaser, the relevant

       Designated Purchaser or Croda Adesivos do Brasil, as applicable, the benefit of such warranties or like terms including enforcement.

2.5 Sub-clause 2.1 shall, subject to its terms, operate as an assignment with effect from First Completion of such of the Business Intellectual Property (other than Brazilian Intellectual Property)(to the extent that the same is so assignable) as is not the subject of a registration or an application for registration as at First Completion. Any Business Intellectual Property (other than Brazilian Intellectual Property) which is registered or which is the subject of an application for registration shall be assigned in the Agreed Form to the Purchaser pursuant to the assignments referred to in sub-paragraph 1(A)(iii) of Schedule 1 (First Completion Arrangements).

2.6 Sub-clause 2.2 shall, subject to its terms, operate as an assignment with effect from First Completion of such of the Brazilian Intellectual Property (to the extent that the same is assignable) as is not the subject of a registration or an application for registration as at First Completion. Any Brazilian Intellectual Property which is registered or which is the subject of an application for registration (if any) shall be assigned in the Agreed Form to the Purchaser.

2.7 Notwithstanding sub-clause 2.1 above, Croda International agrees to procure that the Vendor Company named in Part A of Schedule 6 (Property Matters) as the owner sells, and the Purchaser agrees to procure the purchase by the relevant Designated Purchaser of, the Properties in accordance with the terms of Part B of Schedule 6 (Property Matters) which are stated to be applicable to the relevant Property.

2.8 Any Plant and Machinery at a Property which is leasehold is sold subject to the rights of the relevant landlord arising under the law relating to landlord's fixtures and tenants fixtures and under the relevant lease.

2.9 The purchase price for the sale will be as set out in Clause 3 (Consideration).

2.10 With effect from First Completion the Purchaser shall have a non-exclusive, royalty free, perpetual, irrevocable, world wide licence to use the Shared Intellectual Property with a right to:

            (i) sub-license its rights under such licence for the purposes of carrying on the Business or any part thereof; and

            (ii) sub-license and assign its right under such licence to any member of the Purchaser's Group or to any future purchaser or transferee of the Business or any part thereof , provided always that any further right to sub-license or assign is subject to the same terms and conditions as are contained in this clause 2.10.

2.11 With effect from First Completion the Purchaser shall have a non-exclusive, royalty free, perpetual, irrevocable, world wide licence to use the Shared Information Technology with a right to:

            (i) sub-license its rights under such licence for the purposes of carrying on the Business or any part thereof; and

            (ii) sub-license and assign its right under such licence to any member of the Purchaser's Group or to any future purchaser or transferee of the Business or any part thereof, provided always that any further right to sub-license or assign is subject to the same terms and conditions as are contained in this clause 2.11.

3.     CONSIDERATION

3.1 The total consideration for the sale of the Assets (other than the Brazilian Assets) shall be (pound)40,109,005 together with an amount in respect of VAT thereon, being the aggregate of the amounts payable for the Assets (other than the Brazilian Assets) under sub-clause 3.2, less the sum of (pound)5,489,000, being the aggregate amount of the Trade Payables (other than the Brazilian Trade Payables).

3.2    The amount payable for each of the Assets shall be as follows:

         (A)   the Goodwill (other than the Brazilian     (pound)3,000,000 US
               Goodwill);                                 (pound)500,000 Belgium
                                                          (pound)1 UK

         (B)   the Plant and Machinery (other than the    (pound)4,409,000 US
               Brazilian Plant and Machinery);
                                                          (pound)4,020,000 UK

                                                          (pound)403,000 Belgium

                                                          (pound)28,000 Other

         (C)   the Motor Vehicles (other than the         (pound)163,000 US
               Brazilian Motor Vehicles)
                                                          (pound)7,000 UK

                                                          (pound)12,000 Belgium

                                                          (pound)31,000 Italy

                                                          (pound)18,000 Other

          (D)  the Stocks (other than the Brazilian       (pound)3,064,000 US
               Stocks)
                                                          (pound)2,085,000 UK

                                                          (pound)539,000 Belgium

                                                          (pound)114,000 Other

          (E)  the benefit (subject to the burden) of
               the Contracts (other than the Brazilian    (pound)1 US
               Contracts), the Business Intellectual
               Property (other than the Brazilian         (pound)17,479,999 UK
               Intellectual Property), the Business
               Information (other than the Brazilian      (pound)1 Belgium
               Business Information) and the Business
               Information Technology (other than the     (pound)1 Other
               Brazilian Information Technology)

          (F)  the Properties                             (pound)272,000 US

                                                          (pound)1,632,000 UK

                                                          (pound)417,000 Belgium

          (G)  the Receivables (other than the            (pound)3,750,000 US
               Brazilian Receivables) less the Provision
                                                          (pound)2,025,000 UK

                                                          (pound)1,338,000
                                                          Belgium

                                                          (pound)291,000 Other

          (H)  the Books and Records referred to in       (pound)1
               sub-clause 2.1(J)

          (I)  all other property, assets and rights      (pound)1
               to which any Vendor Company (other than
               Croda do Brasil) is entitled and which
               are used exclusively in the Business

3.3 The consideration for the sale of the Assets (other than the Brazilian Assets) shall be payable at First Completion in accordance with Clause 4 (First Completion), together with amounts in respect of VAT in accordance with Clause 11 (VAT).

3.4 As a result of the partial spin-off of Croda do Brasil and the contribution of the Brazilian Assets to the corporate capital of Croda Adesivos do Brazil,

       2,389,000 (two million, three hundred and eighty nine thousand) shares of Croda do Brasil representing the Brazilian Assets currently held by Croda Investments shall be cancelled and replaced by 2,389,000 (two million, three hundred and eighty nine thousand) new shares of Croda Adesivos do Brasil representing the Brazilian Assets which shall be subscribed by Croda Investments.

3.5 The consideration for the sale of the Shares shall be an amount equal to the aggregate of:

       (A)  the Deposit; plus

       (B)  the Earnout Amount; plus

       (C) the Interim Brazil Net Working Capital Amount converted to pounds sterling at the Exchange Rate applicable to 31 December, 2000; less

       (D) an amount equal to 7% of the net sales of Croda Adesivos do Brasil during the period from, but excluding, the First Completion Date to, and including, 31 December, 2000 calculated in accordance with paragraph 1 of Schedule 15 (Earnout and Working Capital Calculations) converted to pounds sterling at the Exchange Rate applicable to 31 December, 2000; plus or minus

       (E) the Post Second Completion Adjustment Amount converted to pounds sterling at the Exchange Rate applicable to the Second Completion Date.

3.6 The Deposit shall be payable by the Purchaser at First Completion in accordance with clause 4 (First Completion). An amount equal to the aggregate of the amounts set out in sub-clause 3.5(B) and (C) less the amount set out in sub-clause 3.5(D) shall be payable by the Purchaser at Second Completion in accordance with clause 5 (Second Completion). The Post Second Completion Adjustment Amount shall be payable by the Purchaser to Croda International or, as the case may be, by Croda International to the Purchaser, three (3) Business Days following the Determination Date in accordance with sub-paragraphs 2(D) and 2(E) of
       Schedule 15 (Earnout and Working Capital Calculations).

3.7 At First Completion the Purchaser shall deliver to Croda International a letter of credit in the Agreed Form in the sum of (pound)2,500,000 (the "LETTER OF CREDIT").

4.     FIRST COMPLETION

4.1 Completion of the sale and purchase of the Assets (other than the Brazilian Assets) and of the partial spin-off of Croda do Brasil followed by the contribution of the Brazilian Assets to the corporate capital of Croda Adesivos do Brasil shall take place on the First Completion Date at the offices of Slaughter and May at Avenue de Cortenburg 118, B-1000 Brussels, Belgium and at such other places as are specified in Schedule 1 (First Completion Arrangements).

4.2 At First Completion each of Croda International, Croda do Brasil, the Purchaser and Croda Adesivos do Brasil shall do, or procure the doing of, all those things respectively listed in relation to them in Schedule 1 (First Completion Arrangements).

4.3 None of Croda International, Croda do Brasil, the Purchaser or Croda Adesivos do Brasil shall be obliged to complete the sale and purchase of the Assets (other than the Brazilian Assets) or, as the case may be, the partial spin-off of Croda do Brasil followed by the contribution of the Brazilian Assets to the corporate capital of Croda Adesivos do Brasil unless all of the requirements set out in Schedule 1 (First Completion Arrangements) have been complied with.

4.4 If the respective obligations of Croda International, Croda do Brasil, the Purchaser and Croda Adesivos do Brasil under sub-clause 4.2 and
       Schedule 1 (First Completion Arrangements) are not complied with on the First Completion Date, Croda International or the Purchaser as the case may be, may elect to:-

       (A) defer First Completion (so that the provisions of this Clause 4 shall apply to First Completion as so deferred) to a day being no later than 20 Business Days after the First Completion Date or such other date as Croda International and the Purchaser may agree; or

       (B) proceed to First Completion as far as practicable (without limiting its rights under this Agreement); or

       (C)  treat this Agreement as terminated for breach of a condition.

4.5 Payment by telegraphic transfer (through the CHAPS system) for the amount stated in sub-clause 3.1 in accordance with Schedule 1 (First Completion Arrangements) shall constitute payment of the consideration for the Assets (other than the Brazilian Assets) and shall discharge the obligations of the Purchaser under Clause 2 (Sale and Purchase).

5.     SECOND COMPLETION

5.1 Completion of the sale and purchase of the Shares shall take place on the Second Completion Date at the offices of Pinheiro Neto at Av. Nilo Pecanha 11, Edificio Jockey Club, 20020-100 Rio de Janeiro, Brazil and at such other places as are specified in Schedule 14 (Second Completion Arrangements).

5.2 At Second Completion each of Croda International and the Purchaser shall do, or procure the doing of, all those things respectively listed in relation to them in Schedule 14 (Second Completion Arrangements).

5.3    Payment by telegraphic transfer (through the CHAPS system) for:-

       (A) the amount of the Deposit in accordance with Schedule 1 (First Completion Arrangements); and

       (B) the aggregate of the amounts stated in sub-clause 3.5(B) and (C) less the amount stated in sub-clause 3.5(D) in accordance with
            Schedule 14 (Second Completion Arrangements); and

       (C) if applicable, the Post Second Completion Adjustment Amount in accordance with Schedule 15 sub-paragraph 2(D) (Earnout Amount and Working Capital Calculations),

       shall constitute payment of the consideration for the Shares and shall discharge the obligations of the Purchaser under Clause 2 (Sale and Purchase).

5.4    If the obligations of Croda International under sub-clause 5.2 and
       Schedule 14 (Second Completion Arrangements) are not complied with on the Second Completion Date, and the Purchaser has complied with its obligations under sub-clause 5.2 and Schedule 14 (Second Completion Arrangements) Croda International shall pay or procure the payment of an amount equal to:-

       (A)  the Deposit; plus

       (B) an amount equal to 7% of the net sales of Croda Adesivos do Brasil during the period from, but excluding, the First Completion Date to, and including the date of payment under this sub-clause 5.4 converted to pounds sterling at the Exchange Rate applicable to the Business Day preceding that date of payment, by wire transfer of immediately available funds to an account designated in writing to Croda International by the Purchaser.

5.5 Croda Adesivos do Brasil undertakes that it will procure that at Second Completion any outstanding amounts in relation to the Brazilian Lease are paid to Croda do Brasil in full.

6.     ACTION AFTER FIRST COMPLETION

6.1 If the Purchaser so requests, Croda International shall procure that the Vendor Companies shall, for a period of two months following First Completion, join with the Purchaser in sending out notices and letters in such form as Croda International and the Purchaser shall (each acting reasonably) agree to all of the Vendor Companies' suppliers, customers and other business contacts (other than those of Croda do Brasil) relating to the Business informing them of the transfer of the Business. Croda International shall procure that Croda do Brasil shall, for a period of two months following First Completion, join with

       Croda Adesivos do Brasil in sending out notices and letters in such form as Croda International and the Purchaser shall (each acting reasonably) agree to all of Croda do Brasil's suppliers, customers and other business contacts relating to the Brazilian Business informing them of the transfer of the Brazilian Business.

6.2 Croda International shall procure that originals of all notices, correspondence, information, orders or enquiries relating solely to the Business and copies of all notices, correspondence, information, orders or enquiries relating partly to the Business and partly to one or more of the remaining businesses of the Croda Group which are received by any member of the Croda Group on or after First Completion shall be passed as soon as practicable to the Purchaser or Croda Adesivos do Brasil, as the case may be, provided that Croda International shall be free to blank out or remove from any such notice, correspondence, information, order or enquiry any matter which does not directly relate to the Business.

6.3 The Purchaser shall procure that originals of all notices, correspondence, information, orders or enquiries relating solely to one or more of the remaining businesses of the Croda Group and copies of all notices, correspondence, information, orders or enquiries relating partly to one or more of the remaining businesses of the Croda Group and partly to the Business which is received by the Purchaser's Group on or after First Completion shall be passed as soon as practicable to the relevant member of the Croda Group, provided that the Purchaser shall be free to blank out or remove from any such notice, correspondence, information, order or enquiry, any matter which does not directly relate to one or more of the remaining businesses of the Croda Group.

6.4 Croda International shall procure that each relevant member of the Croda Group shall, as soon as reasonably practicable after receipt thereof, pay to the Purchaser or, as the case may be, Croda Adesivos do Brasil an amount equal to any moneys which it actually receives after First Completion to the extent that such moneys are owned by the Purchaser or, as the case may be, Croda Adesivos do Brasil and were comprised within or were represented by any of the Assets sold at First Completion to the Purchaser or, as the case may be, Croda Adesivos do Brasil pursuant to this Agreement.

6.5 The Purchaser shall, as soon as reasonably practicable after receipt thereof, pay to the relevant member of the Croda Group an amount equal to any moneys which any member of the Purchaser's Group actually receives after First Completion to the extent that such moneys are owned by that member of the Croda Group and were not part of the Assets sold to the Purchaser or a Designated Purchaser at First Completion pursuant to this Agreement.

6.6 Croda International shall comply with the covenants and undertakings set out in Part A of Schedule 16 (Covenants related to Brazilian Business Pending Second

       Completion) at all times during the period beginning on First Completion and ending on Second Completion. The liability of Croda International under or in relation to such covenants and undertakings shall be limited as set out in Schedule 3 (Limitations on Croda International's Liability).

6.7 Croda International and the Purchaser shall co-operate with each other in connection with the making of, and where required, jointly make, such notifications and filings as are necessary to affect the transfer of operating permits and licences related to the conduct of the Business at the Properties.

7.     CONTRACTS

7.1 Where any consent or agreement of any third party is required to enable the Purchaser to perform or to procure the performance by the relevant Designated Purchaser of any Contract after First Completion or to enable Croda Adesivos do Brasil to perform any Brazilian Contract after First Completion or to enable any member of the Croda Group to assign or transfer the benefit or burden of any Contract to the Purchaser, the relevant Designated Purchaser or Croda Adesivos do Brasil , as the case may be, then the following provisions shall apply:

       (A) this Agreement shall not constitute an assignment or an attempted assignment of the relevant Contract if, or to the extent that, such an assignment or attempted assignment would constitute a breach of such Contract;

       (B) after First Completion, Croda International and the Purchaser or Croda Adesivos do Brasil, as the case may be, shall use their respective reasonable endeavours to obtain the consent or agreement of the other parties to the relevant Contract to whatever assignment, transfer or novation is necessary to enable the Purchaser so to perform or procure the performance by the relevant Designated Purchaser of or, as the case may be, to enable Croda Adesivos do Brasil so to perform such Contract after First Completion or, as the case may be, to transfer the benefit and burden of such Contract to the Purchaser, the relevant Designated Purchaser or Croda Adesivos do Brasil, as the case may be; and

       (C) until the consent or agreement referred to in paragraph (B) above is obtained, the Purchaser shall perform or procure the performance by the relevant Designated Purchaser of, or Croda Adesivos do Brasil, as the case may be, shall perform, in each case unless the relevant Contract prohibits it, all the obligations of the relevant member of the Croda Group under such Contract as agent for, or sub-contractor to, such member of the Croda Group and the Purchaser (on behalf of itself and each of the Designated Purchasers) agrees with Croda International (for itself and as trustee for each other member of the Croda Group) that the Purchaser shall indemnify each member of the Croda Group and Croda Adesivos do

       Brasil agrees with Croda International (for itself and as trustee for each other member of the Croda Group) that Croda Adesivos do Brasil shall indemnify each member of the Croda Group in respect of such performance or, if the relevant Contract or any provision of applicable law prohibits the Purchaser, the relevant Designated Purchaser or Croda Adesivos do Brasil, as the case may be, from so performing such obligations, or the Purchaser, the relevant Designated Purchaser or Croda Adesivos do Brasil, as the case may be, cannot be permitted so to perform because of confidentiality obligations, Croda International shall, to the extent that it is reasonably able, at the cost of the Purchaser (in respect of the Purchaser and the other Designated Purchasers) or, as the case may be, Croda Adesivos do Brasil do, or procure the doing by a member of the Croda Group of, all such acts and things as the Purchaser (in respect of the Purchaser and the other Designated Purchasers) or, as the case may be, Croda Adesivos do Brasil, may reasonably require to constitute due performance of the Contract and to provide for the Purchaser, the relevant Designated Purchaser or Croda Adesivos do Brasil, as the case may be, the benefits, subject to the burdens, of the Contract, and the Purchaser (for itself and each of the Designated Purchasers) agrees with Croda International (for itself and as trustee for each other member of the Croda Group) that the Purchaser shall indemnify each member of the Croda Group and Croda Adesivos do Brasil agrees with Croda International (for itself and as trustee for each other member of the Croda Group) that Croda Adesivos do Brasil shall indemnify each member of the Croda Group in respect of such performance of the relevant Contract. For this purpose, without prejudice to generality it shall not be reasonable to require any member of the Croda Group to make any payment unless such member of the Croda Group has first received from the Purchaser (in respect of the Purchaser and any other relevant Designated Purchasers) or, as the case may be, Croda Adesivos do Brasil sufficient cleared funds to make such payment. The Purchaser's and Croda Adesivos do Brasil's indemnities under this sub-clause 7.1 (C) shall not apply to any matter arising out of any wilful misconduct or gross negligence by the relevant member of the Croda Group in the performance of such Contract or breach of this Agreement or any Completion Document by any member of the Croda Group or to any assessment, claim, action, demand or proceeding in respect of which Croda International or any other member of the Croda Group is obliged to indemnify any member of the Purchaser's Group in accordance with sub-clause 8.7(C).

7.2 After First Completion, and until such time as the consent or agreement referred to in sub-clause 7.1 is obtained, the relevant member of the Croda Group shall be deemed to hold the benefit of the relevant Contract referred to in sub-clause 7.1 on trust for the Purchaser, the relevant Designated Purchaser or Croda Adesivos do Brasil, as the case may be.

8.     ASSUMED LIABILITIES AND EXCLUDED LIABILITIES

8.1 Except as otherwise provided in this Agreement, the Purchaser agrees with Croda International (for itself and as trustee for each other member of the Croda Group) that it will duly and properly perform, assume and pay and discharge when due, and indemnify each member of the Croda Group against, all Assumed Liabilities.

8.2    In this Agreement, "ASSUMED LIABILITIES" means the following:

       (A) the obligations and liabilities of Croda International, each Vendor Company or any other member of the Croda Group (other than Croda do Brasil and Croda Adesivos do Brasil) under the Contracts other than the obligations and liabilities which are the subject of the indemnity given by Croda International pursuant to sub-clause 8.7(C);

       (B)  all Trade Payables (other than Brazilian Trade Payables); and

       (C)  the Agreed Environmental Liabilities.

8.3 The Purchaser undertakes that, except as otherwise provided in sub-clause 7.1(C), from First Completion it will perform or procure the performance by a member of the Purchaser's Group of the outstanding obligations and liabilities under the Contracts (other than the Brazilian Contracts) to the extent that they arise in respect of the carrying on of the Business by the Purchaser or any member of the Purchaser's Group PROVIDED THAT, save in respect of the Trade Payables (other than Brazilian Trade Payables), nothing in this Agreement shall:

       (A) require the Purchaser to perform or procure the performance of any such obligation falling due for performance, or which should have been performed, before First Completion, save to the extent that the relevant obligation represents a Trade Payable (other than a Brazilian Trade Payable);

       (B) make the Purchaser or any other member of the Purchaser's Group liable for any act, neglect, default, breach of contract, breach of duty, breach of warranty, strict liability or omission in respect of any of the Contracts committed by any member of the Croda Group or occurring before First Completion; or

       (C) impose any obligation or liability on the Purchaser or any other member of the Purchaser's Group for or in respect of any product delivered by any member of the Croda Group or any service performed or received by any member of the Croda Group before First Completion.

8.4 Except as otherwise provided in this Agreement, Croda Adesivos do Brasil agrees with Croda International (for itself and as trustee for each other member of the Croda Group) that it will duly and properly perform, assume and pay and discharge when due, and indemnify each member of the Croda Group against, all Brazilian Assumed Liabilities.

8.5    In this Agreement, "BRAZILIAN ASSUMED LIABILITIES" means the following:

       (A) the obligations and liabilities of Croda Investments and Croda do Brasil under the Brazilian Contracts other than the obligations and liabilities which are the subject of the indemnity given by Croda International pursuant to sub-clause 8.7(C); and

       (B)  all Brazilian Trade Payables.

8.6 Croda Adesivos do Brasil undertakes that, except as otherwise provided in sub-clause 7.1(C), from First Completion it will perform the outstanding obligations and liabilities under the Brazilian Contracts to the extent that they arise in respect of the carrying on of the Brazilian Business by Croda Adesivos do Brasil PROVIDED THAT, save in respect of Brazilian Trade Payables, nothing in this Agreement shall:

       (A) require Croda Adesivos do Brasil to perform any such obligation falling due for performance, or which should have been performed, before First Completion, save to the extent that the relevant obligation represents a Brazilian Trade Payable;

       (B) make Croda Adesivos do Brasil liable for any act, neglect, default, breach of contract, breach of duty, breach of warranty, strict liability or omission in respect of any of the Brazilian Contracts committed by any other member of the Croda Group or occurring before First Completion; or

       (C) impose any obligation or liability on Croda Adesivos do Brasil for or in respect of any product delivered or any service performed by any other member of the Croda Group before First Completion.

8.7 Except in relation to Assumed Liabilities and except as expressly set forth in paragraph 2 of Part A of Schedule 7 (Environmental Matters) with respect to the sharing of 50% of certain Protected Losses and except as otherwise provided in this Agreement or any of the Completion Documents:

       (A) No member of the Purchaser's Group shall assume or become responsible for any liabilities or obligations of Croda International or any other member of the Croda Group in respect of the Business arising or accruing on or prior to, or by reference to facts or circumstances existing or events occurring, on or prior to, the First Completion Date ("EXCLUDED PRE-

            COMPLETION LIABILITIES"), or for any claims or demands in respect of any Excluded Pre-Completion Liability; and

       (B) all Excluded Pre-Completion Liabilities shall remain the sole obligation of and shall be satisfied by Croda International or another member of the Croda Group, as the case may be, provided that Croda International's liability in relation to Environmental Matters shall be governed by the provisions of Schedule 7 (Environmental Matters); and

       (C) (except in relation to Environmental Matters, which shall be governed by the provisions of Schedule 7 (Environmental Matters)) Croda International agrees with the Purchaser (for itself and as trustee for each other member of the Purchaser's Group) that Croda International shall, or shall procure that another member of the Croda Group shall, indemnify each member of the Purchaser's Group against any assessment, claim, action, demand or proceeding made or brought in respect of any Excluded Pre-Completion Liability by any person who is not a member of the Purchaser's Group.

8.8 No member of the Croda Group shall assume or become responsible for any liabilities of the Purchaser or any other member of the Purchaser's Group in respect of the Business accruing or arising after, or by reference to facts or circumstances existing or events occurring after, the First Completion Date ("EXCLUDED POST COMPLETION LIABILITIES"), or for any claims or demands in respect of any Excluded Post Completion Liability, and all Excluded Post Completion Liabilities shall remain the sole obligation of and shall be satisfied by the Purchaser or another member of the Purchaser's Group, as the case may be, and the Purchaser shall, or shall procure that another member of the Purchaser's Group shall, indemnify each member of the Croda Group against any assessment, claim, action, demand or proceeding made or brought in respect of any Excluded Post Completion Liability by any person who is not a member of the Croda Group.

8.9 Without prejudice to the provisions of sub-clauses 8.1 to 8.3 (inclusive), the Purchaser shall promptly discharge the Trade Payables (other than the Brazilian Trade Payables) on their respective due dates and agrees with Croda International (for itself and as trustee for each other member of the Croda Group) that it will indemnify each member of the Croda Group in respect of any liability, obligation, loss, cost, expense or other matter which they may incur or suffer as a result of the Purchaser's failure to do so. Without prejudice to the provisions of sub-clauses 8.4 to 8.7 (inclusive), Croda Adesivos do Brasil shall promptly discharge the Brazilian Trade Payables on their respective due dates and agrees with Croda International (for itself and as trustee for each other member of the Croda Group) that Croda Adesivos do Brasil will indemnify each member of the Croda Group in respect of any liability, obligation, loss, cost, expense or other matter which they may incur or suffer as a result of Croda Adesivos do Brasil's failure to do so after the Second Completion Date.

9.     RECEIVABLES (OTHER THAN BRAZILIAN RECEIVABLES)

9.1 Croda International (for itself and each of the Vendor Companies) covenants that:

       (A) Croda International and the Vendor Companies shall from the First Completion Date give to the Purchaser such assistance and information as the Purchaser may reasonably require to assist the Purchaser or the relevant Designated Purchaser in the collection of the Receivables (other than the Brazilian Receivables) including, without limitation, the sending of a letter jointly by Croda International and/or the relevant Vendor Company and the Purchaser and/or the relevant Designated Purchaser, if requested by the Purchaser and at the Purchaser's cost, to any debtors by whom the Receivables (other than the Brazilian Receivables) are owed concerning the transfer of the Business and the Receivables (other than the Brazilian Receivables) to the Purchaser or the relevant Designated Purchaser; and

       (B) in the event that, at any time after the First Completion Date, the Purchaser shall request Croda International or any Vendor Company to execute an assignment of any of the Receivables (other than the Brazilian Receivables) as specified by the Purchaser to the Purchaser or the relevant Designated Purchaser, Croda International or the relevant Vendor Company (as appropriate) shall forthwith execute an assignment of such Receivables (other than the Brazilian Receivables) in such form as shall be agreed between the parties to be appropriate in any relevant jurisdiction (such agreement not to be unreasonably withheld or delayed) to the Purchaser or the relevant Designated Purchaser.

9.2 During the period of 120 days from (but excluding) the First Completion Date, the Purchaser will use all commercially reasonable efforts to collect or procure the collection by the relevant Designated Purchaser of the Receivables (other than the Brazilian Receivables), and the Purchaser will collect or procure the collection by the relevant Designated Purchaser of the Receivables (other than the Brazilian Receivables) substantially in accordance with the procedures and practices heretofore used by Croda International or the relevant Vendor Company (excluding the bringing of legal proceedings to enforce payment thereof). Any payment received by a member of the Purchaser's Group from a debtor after the First Completion Date which is not allocated by the debtor to a particular Receivable shall be allocated first to the earliest outstanding Receivable of that debtor.

9.3    In the event that, at the end of such 120 day period:

            (i) any of the Receivables (other than the Brazilian Receivables) which have not been collected by the Purchaser and the Designated Purchasers exceed the aggregate of the amount of the provision set forth in Part II of Schedule 11 (Receivables) of this Agreement in respect of the Receivables (other than the Brazilian Receivables) being bad or doubtful (the "PROVISION"), the Purchaser shall advise Croda International of the amount by which those Receivables (other than the Brazilian Receivables) which have not been collected exceed the aggregate of the amount of the Provision (the "UNCOLLECTED EXCESS RECEIVABLES") and the amount of the Uncollected Excess Receivables which the Purchaser wishes Croda International to repurchase (the "DESIGNATED RECEIVABLES"), and Croda International (on behalf of itself and the relevant Vendor Companies) shall pay to the Purchaser (on behalf of itself and the other relevant Designated Purchasers) within fourteen days after the end of such 120 day period a sum equal to the full value of the Designated Receivables as reflected in Schedule 11 (Receivables) of this Agreement and such sum paid to the Purchaser shall constitute a reduction in the consideration received by Croda International by the amount so paid;

            (ii) all the Receivables (other than the Brazilian Receivables)
                 shall have been collected by the Purchaser and the Designated Purchasers and there shall be an amount of the Provision not utilized, or the unutilized portion of the Provision shall exceed the Receivables (other than the Brazilian Receivables) outstanding, the Purchaser shall pay to Croda International within sixty days after the end of such 120 day period a sum equal in the first case to the unutilized amount of the Provision, and in the second case, to the excess unutilized Provision and such sum paid to Croda International shall constitute additional consideration paid by the Purchaser by the amount so paid.

9.4 On the making of the payment described in sub-paragraph 9.3(i), the Purchaser shall and shall procure that the other Designated Purchasers shall assign to Croda International or any relevant Vendor Company all right, title and interest that the Purchaser and each of the other Designated Purchasers has in the Designated Receivables in respect of which such payment is made.

9.5 The Purchaser shall, within seven days of the end of such 120 day period, supply to Croda International a statement in writing of the amount of the Receivables as at the end of such 120 day period collected by the Purchaser and the other Designated Purchasers, the amount thereof remaining outstanding, and the amount, if any, of the Provision remaining unused. Croda International and Croda International's auditors shall be given reasonable access to the premises, records and personnel of the Business on reasonable notice and during

       Working Hours for the purposes of ensuring that the provisions of this Clause have been observed and of verifying the said statement.

9.6 Croda International shall promptly pay, or procure that each member of the Croda Group promptly pays, to the Purchaser all sums received by any member of the Croda Group after First Completion which are Receivables and not Designated Receivables or Brazilian Receivables and shall procure that pending such payment the relevant member of the Croda Group will hold such sums so received on trust for the Purchaser.

9.7 The Purchaser shall promptly pay to Croda International all sums received by any member of the Purchaser's Group after First Completion which are Designated Receivables and shall procure that pending such payment the relevant member of the Purchaser's Group will hold such sums so received on trust for Croda International.

10.    NEW BRAZILIAN RECEIVABLES

10.1   Croda International (for itself and Croda do Brasil) covenants that:

       (A) Croda International and Croda do Brasil shall from the Second Completion Date give to Croda Adesivos do Brasil such assistance and information as Croda Adesivos do Brasil may reasonably require to assist Croda Adesivos do Brasil in the collection of the New Brazilian Receivables including, without limitation, the sending of a letter jointly by Croda International and/or Croda do Brasil and Croda Adesivos do Brasil, if requested by Croda Adesivos do Brasil and at Croda Adesivos do Brasil's cost, to any debtors by whom the New Brazilian Receivables are owed concerning the transfer of the Brazilian Business and the Brazilian Receivables to Croda Adesivos do Brasil and the sale of the Shares; and

       (B) in the event that, at any time after the Second Completion date, Croda Adesivos do Brasil shall request Croda International or Croda do Brasil to execute an assignment to Croda Adesivos do Brasil of any of the New Brazilian Receivables, Croda International shall procure that Croda do Brasil shall forthwith execute an assignment of such New Brazilian Receivables in such form as shall be agreed between the parties to be appropriate in Brazil (such agreement not to be unreasonably withheld or delayed) to Croda Adesivos do Brasil.

10.2 During the period of 120 days from (but excluding) the Second Completion Date, Croda Adesivos do Brasil will use all commercially reasonable efforts to collect the New Brazilian Receivables, and the New Brazilian Receivables will be collected by Croda Adesivos do Brasil substantially in accordance with the procedures and practices used by Croda International, Croda do Brasil and Croda Adesivos do Brasil prior to the Second Completion Date (excluding the bringing of legal proceedings to enforce payment thereof). Any payment in respect of

       New Brazilian Receivables received by a member of the Purchaser's Group from a debtor after the Second Completion Date which is not allocated by the debtor to a particular New Brazilian Receivable shall be allocated first to the earliest outstanding New Brazilian Receivable of that debtor.

10.3   In the event that, at the end of such 120 day period:

            (i) any of the New Brazilian Receivables which have not been collected by Croda Adesivos do Brasil exceed the aggregate of the amount of the provision set forth in the New Brazilian Receivables Schedule in respect of the New Brazilian Receivables being bad or doubtful (the "BRAZILIAN PROVISION"), Croda Adesivos do Brasil shall advise Croda International of the amount by which those New Brazilian Receivables which have not been collected exceed the aggregate of the amount of the Brazilian Provision (the "UNCOLLECTED EXCESS NEW BRAZILIAN RECEIVABLES") and the amount of the Uncollected Excess New Brazilian Receivables which Croda Adesivos do Brasil wishes Croda International to purchase (the "DESIGNATED NEW BRAZILIAN RECEIVABLES"), and Croda International shall pay (on behalf of itself and Croda Investments) to Croda Adesivos do Brasil within fourteen days after the end of such 120 day period a sum equal to the full value of the Designated New Brazilian Receivables as reflected in the New Brazilian Receivables Schedule, and such sum paid to Croda Adesivos do Brasil shall constitute a reduction in the consideration received by Croda Investments for the Shares by the amount so paid;

            (ii) all the New Brazilian Receivables shall have been collected by
                 Croda Adesivos do Brasil and there shall be an amount of the Brazilian Provision not utilized, or the unutilized portion of the Brazilian Provision shall exceed the New Brazilian Receivables outstanding, the Purchaser shall procure the payment by the relevant member of the Purchaser's Group to Croda International within sixty days after the end of such 120 day period a sum equal in the first case to the unutilized amount of the Brazilian Provision, and in the second case, to the excess unutilized Brazilian Provision and such sum paid to Croda International shall constitute additional considerations paid by the Purchaser by the amount so paid.

10.4 On the making of the payment described in sub-clause 10.3(i), Croda Adesivos do Brasil shall assign to Croda International all right, title and interest that Croda Adesivos do Brasil has in the Designated New Brazilian Receivables in respect of which such payment is made.

10.5 Croda Adesivos do Brasil shall, within seven days of the end of such 120 day period, supply to Croda International a statement in writing of the amount of the New Brazilian Receivables as at the end of such 120 day period collected by Croda Adesivos do Brasil, the amount thereof remaining outstanding, and the amount, if any, of the Brazilian Provision remaining unused. Croda International and Croda International's auditors shall be given reasonable access to the premises, records and personnel of Croda Adesivos do Brasil on reasonable notice and during Working Hours for the purposes of ensuring that the provisions of this Clause have been observed and of verifying the said statement.

10.6 Croda International shall promptly pay, or procure that the relevant member of the Croda Group promptly pays, to Croda Adesivos do Brasil all sums received by any member of the Croda Group after Second Completion which are New Brazilian Receivables and not Designated New Brazilian Receivables and shall procure that pending such payment the relevant member of the Croda Group will hold such sums so received on trust for Croda Adesivos do Brasil.

10.7 The Purchaser shall promptly pay to Croda International all sums received by any member of the Purchaser's Group after Second Completion which are Designated New Brazilian Receivables and shall procure that pending such payment the relevant member of the Purchaser's Group will hold such sums so received on trust for Croda International.

11.    VAT

       The Purchaser shall pay to Croda International at First Completion (on behalf of the relevant member of the Croda Group) by way of additional consideration an amount equal to the amount of VAT chargeable in respect of the supply of Assets (other than Brazilian Assets and the Brazilian Business) under this Agreement (against delivery by Croda International on behalf of the relevant member of the Croda Group of an appropriate tax invoice for VAT purposes).

12.    EMPLOYEES

12.1 Croda International and the Purchaser anticipate that, in relation to the Listed Employees, the Transfer Regulations will apply to the sale and purchase of the Business under this Agreement.

12.2 In this Clause 12 indemnities given by Croda International and the Purchaser shall be interpreted as being given for themselves and as trustee for each member of the Croda Group or the Purchaser's Group as the case may be.

12.3 If the contract of employment of any person who is not a Listed Employee is found or alleged to have effect after First Completion as if originally made with the Purchaser as a consequence of the sale and purchase of the Business under this Agreement, Croda International agrees that:

       (A) in consultation with, and if so requested by, the Purchaser, it will, within seven Business Days after being so requested by the Purchaser (as long as the request is made no later than fourteen Business Days after the Purchaser becomes aware of such finding or allegation), make to that person an offer in writing to employ him under a new contract of employment to take effect upon the termination referred to below; and

       (B) the offer to be made will be such that none of the terms and conditions of the new contract will differ from the corresponding provision of that person's contract of employment immediately before First Completion.

       Upon that offer being made (or at any time after the expiry of the seven Business Days if the offer is not made as requested), the Purchaser shall terminate the employment of the person concerned and Croda International undertakes to indemnify the Purchaser against any and all liabilities, losses, charges, costs, claims or demands which the Purchaser may suffer or incur arising out of or in connection with the employment of such person after First Completion until any termination of this nature and against any and all liabilities, losses, charges, costs, claims or demands which the Purchaser may suffer or incur arising out of any termination of this nature.

12.4 If the contract of employment of any Listed Employee is found or alleged not to have effect after First Completion as if originally made with the Purchaser as a consequence of the sale and purchase of the Business under this agreement, other than by virtue of Regulation 5(4A) of TUPE (or its equivalent under any other European legislation), the Purchaser agrees that:

       (A) in consultation with Croda International, it will, within seven days of being so requested by Croda International (as long as the request is made no later than fourteen Business Days after Croda International becomes aware of such finding or allegation), make to that Listed Employee an offer in writing to employ him under a new contract of employment to take effect upon the termination referred to below; and

       (B) the offer to be made will be such that none of the terms and conditions of the new contract (other than the identity of the employer and any terms and conditions relating to an occupational pension scheme) will differ from the corresponding provisions of the Employee's contract of employment immediately before First Completion.

       Upon that offer being made (or after the expiry of the seven Business Days if the offer is not made as requested), Croda International shall forthwith terminate the employment of the Listed Employee concerned. Croda International undertakes that before any termination of employment of this nature it will not make any change to the terms and conditions of the Listed Employee's contract of employment as existing immediately before First Completion.

12.5 Croda International shall indemnify the Purchaser against any and all liabilities, things and matters arising out of or related to:

       (A) the employment or termination, in each case by a member of the Croda Group, of the employment of any person engaged at any time in the Business who is not a Listed Employee;

       (B) the employment of any Listed Employee during the period before First Completion or the termination of employment or the subsequent expiry of notice given to any Listed Employee by any member of the Croda Group during such period, including, without prejudice to the generality of the foregoing, in each case any actual or alleged breach of contract, unfair dismissal, statutory or contractual redundancy pay, unlawful discrimination or personal injury but shall not include any failure by the Purchaser to comply with its obligations under Regulation 10 of TUPE (or its equivalent under any other European legislation).

12.6 The Purchaser shall indemnify Croda International against any and all liabilities, things and matters arising out of or related to the employment or termination of employment of any Listed Employee during the period after First Completion.

12.7 Each of Croda International and the Purchaser confirms that it complied with its obligations under Regulation 10 of TUPE and otherwise (including under the laws of other relevant jurisdictions) to inform and consult representatives of the Listed Employees and other employees affected by the sale and purchase of the Business under this Agreement.

12.8 All wages, salaries and other periodic outgoings including the cost of any accrued entitlements (including holiday entitlement and bonus entitlement) and other remuneration entitlements and all Taxes and insurances of the Listed Employees for any period of time before the end of the First Completion Date shall be borne by Croda International or a member of the Croda Group and for any period of time after that day shall be borne by the Purchaser.

12.9 Croda International shall provide or procure that the relevant member of the Croda Group shall provide the Purchaser with such information and assistance as the Purchaser may reasonably request in the event of any claim or proceedings brought by any Listed Employee in respect of the period before First Completion.

12.10  Croda International and the Purchaser each agree to:

       (A)  comply with their respective obligations as set out in Part A of
            Schedule 4 (Employee Matters) with respect to the US Listed
            Employees;

       (B)  comply with their respective obligations as set out in Part B of
            Schedule 4 (Employee Matters)with respect to Belgian Listed
            Employees;

       (C)  comply with their respective obligations as set out in Part C of
            Schedule 4 (Employee Matters) with respect to the Italian Listed Employees;

       (D)  comply with their respective obligations as set out in Part D of
            Schedule 4 (Employee Matters) with respect to the Brazilian Listed Employees; and

       (E)  comply with their respective obligations as set out in Part E of
            Schedule 4 (Employee Matters) with respect to Other European Employees.

12.11 Sub-clauses 12.3 to 12.4 shall not apply to any of the Brazilian Listed Employees, the US Listed Employees or the Canadian Listed Employee.

13.    PENSIONS

       Croda International shall comply or procure compliance and the Purchaser shall comply with the requirements applicable to them set out in Schedule 5 (Pension Matters).

14.    RISK

       Risk in the Business and the Assets other than the Brazilian Business and the Brazilian Assets shall pass to the Purchaser on First Completion.

15.    VENDOR'S WARRANTIES AND PURCHASER'S REMEDIES

15.1 Subject as provided in this Agreement, Croda International warrants to the Purchaser at the date of this Agreement:

            (i) in the terms set out in Part A of Schedule 2 (Warranties) to the extent that such Warranties relate to the Vendor Companies other than Croda do Brasil, the Business other than the Brazilian Business and the Assets other than the Brazilian Assets; and

            (ii) in the terms set out in Part B of Schedule 2 (Warranties).

15.2 Subject as provided in this Agreement, Croda International warrants to Croda Adesivos do Brasil at the date of this Agreement in the terms set out in Part A of Schedule 2 (Warranties) to the extent that such Warranties relate to Croda do Brasil, the Brazilian Assets and the Brazilian Business.

15.3   The only Warranties given:

       (A)  in respect of the Properties are those contained in paragraph 17 of
            Schedule 2 (Warranties) and each of the other Warranties shall be deemed not to be given in relation to the Properties and the Purchaser shall not be entitled to claim against Croda International in relation to the Properties under any other Warranty;

       (B) in respect of Intellectual Property and Information Technology are those contained in paragraph 18 of Schedule 2 (Warranties) and each of the other Warranties shall be deemed not to be given in relation to Intellectual Property and Information Technology and the Purchaser shall not be entitled to claim against Croda International in relation to the Intellectual Property and Information Technology under any other Warranty;

       (C) in respect of competition, anti-restrictive trade practice or anti-trust laws are those contained in paragraph 19 of Schedule 2 (Warranties) and each of the other Warranties shall be deemed not to be given in relation to competition, anti-restrictive trade practice or anti-trust laws and the Purchaser shall not be entitled to claim against Croda International in relation to competition, anti-restrictive trade practice or anti-trust laws under any other Warranty;

       (D) in respect of all pensions matters are those contained in paragraph 21 of Schedule 2 (Warranties) and each of the other Warranties shall be deemed not to be given in relation to such pensions matters and the Purchaser shall not be entitled to claim against Croda International in relation to pension matters under any other Warranty;

       (E) in respect of Environmental Matters are those contained in paragraph 22 of Schedule 2 (Warranties) and each of the other Warranties shall be deemed not to be given in relation to Environmental Matters and the Purchaser shall not be entitled to claim against Croda International in relation to Environmental Matters under any other Warranty or any other provision of this Agreement, except the Environmental Covenant; and

       (F)  in respect of Tax matters are those contained in paragraph 28 of
            Schedule 2 (Warranties) and each of the other warranties shall be deemed not to be given in relation to such Tax matters and the Purchaser shall not be entitled to claim against Croda International in relation to Tax matters under any other Warranty.

15.4   The liability of Croda International:-

       (A) under or in relation to the Warranties (other than the Environmental Warranties) shall be limited as set out in Schedule 3 (Limitations on Croda International's Liability); and

       (B) under or in relation to the Environmental Warranties shall be limited as set at in Schedule 3 (Limitations on Croda
            International's Liability) to the extent applicable, and Schedule 7 (Environmental Matters).

15.5 The only remedy of the Purchaser and Croda Adesivos do Brasil for breach of the Warranties shall be damages (subject to Schedule 3 (Limitations on Croda International's Liability)) and each of the Purchaser and Croda Adesivos do Brasil hereby agrees to waive any other right, power or remedy it may have in relation to a breach of the Warranties. Notwithstanding that the Purchaser or Croda Adesivos do Brasil, as the case may be, becomes aware at any time (whether it does so by reason of any disclosure made in the Disclosure Letter or not) that there has been any breach of the Warranties or any other term of this Agreement or that there may be a claim under any Assurance given by Croda International under or pursuant to this Agreement, the Purchaser or Croda Adesivos do Brasil, as the case may be, shall not be entitled to rescind this Agreement or treat this Agreement as terminated but shall be entitled to claim damages or exercise any other right, power or remedy under this Agreement or (subject to the terms of this Agreement) as otherwise provided by law. Each of the Purchaser and Croda Adesivos do Brasil waives all and any rights of rescission in respect of this Agreement it may have (howsoever arising or deemed to arise). Any damages payable in respect of the Warranties and/or Schedule 7 (Environmental Matters) shall constitute a reduction by the amount received of the consideration paid by the Purchaser for the Assets (other than the Brazilian Assets) and the Shares specified in sub-clauses 3.1 and 3.5.

15.6 Croda International accepts that the Purchaser and Croda Adesivos do Brasil are entering into this Agreement and the Completion Documents in reliance upon the Warranties.

16.    PURCHASER'S AND GUARANTOR'S WARRANTIES

16.1 The Purchaser and the Guarantor each warrants to Croda International on behalf of itself that:

       (A) it and each relevant member of its Group has the requisite power and authority to enter into and perform this Agreement and the other documents which are to be executed by it at First Completion (the "PURCHASER'S COMPLETION DOCUMENTS");

       (B) this Agreement constitutes and the Purchaser's Completion Documents will, when executed by it or the relevant member of its Group, constitute its binding obligations or, as the case may be, the binding obligations of such member in accordance with their respective terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) subject to limitations imposed by general equitable principles;

       (C) the execution and delivery of, and the performance by it and each relevant member of its Group of its obligations under this Agreement and the Purchaser's Completion Documents will not:

            (i) result in a breach of any provision of its constitutional documents;

            (ii) conflict with, result in a breach of, or constitute a default under, any instrument to which it is a party or by which it is bound which will have a material adverse effect on its ability to execute and deliver, or perform its obligations under, this Agreement and the Purchaser's Completion Documents;

            (iii) result in a breach of any order, judgment or decree of any court or governmental agency to which it is a party or by which it is bound or subject and which will have a material adverse effect on its ability to execute and deliver, or perform its obligations under, this Agreement and the Purchaser's Completion Documents; or

            (iv) save as contemplated by this Agreement, require it to obtain any consent or approval of, or give any notice to or make any registration with, any governmental or other authority which has not been obtained or made at the date of this Agreement and is in full force and effect where failure to obtain such consent or approval, give such notice or make such registration which will have a material adverse effect on its ability to execute and deliver, or perform its obligations under, this Agreement and the Purchaser's Completion Documents;

       (D)  there are no:

            (i) outstanding judgments, orders, injunctions or decrees of any governmental or regulatory body or arbitration tribunal against or affecting any member of its Group;

            (ii) lawsuits, actions or proceedings pending or, to its knowledge, threatened against or affecting any member of its Group; or

            (iii) investigations by any governmental or regulatory body which are, to its knowledge, pending or threatened against any member of its Group,

            and which, in the case of each of sub-paragraphs (D)(i), (ii) and
            (iii), have or will have a material adverse effect on its ability to execute and deliver, or perform its obligations under, this Agreement and the Purchaser's Completion Documents; and

       (E) it has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, in each case for which Croda International could become liable or obligated.

16.2 The only remedy of Croda International for breach of the Purchaser's and Guarantor's Warranties shall be damages (subject as hereinafter provided) and Croda International hereby agrees to waive any other right, power or remedy it may have in relation to a breach of the Purchaser's and Guarantor's Warranties. Notwithstanding that Croda International becomes aware at any time that there has been any breach of the Purchaser's and Guarantor's Warranties or any other term of this Agreement or that there may be a claim under any Assurance given by the Purchaser or the Guarantor under or pursuant to this Agreement, Croda International shall not be entitled to rescind this Agreement or treat this Agreement as terminated but shall be entitled to claim damages or exercise any other right, power or remedy under this Agreement or (subject to the terms of this Agreement) as otherwise provided by law. Croda International waives all and any rights of rescission in respect of this Agreement it may have (howsoever arising or deemed to arise). The provisions of Schedule 3 (Limitations on Liability) shall apply mutatis mutandis to the Purchaser's and Guarantor's Warranties save that for this purpose:

            (i) any reference to the Purchaser shall be construed as a reference to Croda International and any reference to the Purchaser's Group shall be construed as a reference to the Croda Group;

            (ii) any reference to Croda International shall be construed as a reference to the Purchaser and/or the Guarantor and any reference to the Croda Group shall be construed as a reference to the Purchaser's Group;

            (iii) any reference to Warranties or a Warranty shall be construed as a reference to the Purchaser's and Guarantor's Warranties or a Purchaser's and Guarantor's Warranty, as the case may be;

            (iv) any reference to a provision of Schedule 3 shall be construed as a reference to this Clause 16;

            (v) any reference to Schedule 7 (Environmental Matters) shall be deemed to be deleted with such necessary consequential amendments as may be necessary to give sense to the relevant provision of this Clause 16 in the absence of such reference; and

            (vi)   paragraph 9 of Schedule 3 shall be deemed not to apply.

16.3 It accepts that Croda International is entering into this Agreement in reliance upon the Purchaser's and Guarantor's Warranties.

17.    CERTAIN UNDERTAKINGS

17.1 The Purchaser agrees and undertakes on behalf of itself and each other member of the Purchaser's Group and Croda Adesivos do Brasil agrees and undertakes on behalf of itself that (in the absence of fraud) it has no rights against and shall not make any claim against any employee, director, agent, officer or adviser of any member of the Croda Group on whom it or any of its professional advisors or agents may have relied before entering into this Agreement or any other agreement or document referred to herein.

17.2 Croda International agrees and undertakes on behalf of itself and each other member of the Croda Group that (in the absence of fraud) it has no rights against and shall not make any claim against any employee, director, agent, officer or adviser of any member of the Purchaser's Group or Croda Adesivos do Brasil on whom it or any of its professional advisors or agents may have relied before entering into this Agreement or any other agreement or document referred to herein. Croda International agrees and undertakes on behalf of itself and each other member of the Croda Group that it has no rights against and shall not make any claim against any Listed Employee on whom it or any of its professional advisers or agents may have relied before entering into this Agreement or any other agreement or document referred to herein.

17.3 The Purchaser acknowledges and agrees on behalf of itself and each member of the Purchaser's Group that nothing in this Agreement shall operate as an agreement to transfer (nor shall transfer) any right, title or interest in, and (subject to sub-clause 17.4), the Purchaser shall procure that no member of the Purchaser's Group shall from First Completion adopt, use or carry on business under (whether in hard copy, electronic or any other form), the name, word, mark or logo "Croda" or any name or mark which includes or consists of the word "Croda" in relation to the Business and/or any chemical business (the "CRODA MARKS"). It is expressly understood and agreed that the term "Croda Marks" shall not include any product or catalogue numbers that are used to identify products, and the Purchaser and any member of the Purchaser's Group with an interest in the Business shall be free to use such numbers following First Completion in the conduct of the Business without restriction. In addition, neither the Purchaser nor any member of the Purchaser's Group or Croda Adesivos do Brasil will use or register any domain name which incorporates the Croda Marks.

17.4 Croda International agrees that for the period of twelve months after First Completion (the "CRODA STOCK PERIOD") the Purchaser and the relevant Designated Purchaser shall be entitled to sell those of the Stocks (other than the Brazilian Stocks) which as at the First Completion Date are in progress or finished and which carry the Croda Marks (the "CRODA STOCKS") provided always that the Croda Stocks shall only be sold if at the time of such sale they are in an undamaged condition. The Purchaser shall procure that by no later than the end of the Croda Stock Period the Croda Marks shall be destroyed and/or deleted from all stocks of the Business (other than the Brazilian Business) (including, but not limited to, the Stocks other than the Brazilian Stocks) which carry the Croda Marks. Croda International agrees that for the period of twelve months after Second Completion (the "BRAZILIAN STOCK PERIOD") Croda Adesivos do Brasil shall be entitled to sell those of the Brazilian Stocks which as at the Second Completion Date are in progress or finished and which carry the Croda Marks (the "CRODA BRAZILIAN STOCKS") provided always that the Croda Brazilian Stocks shall only be sold if at the time of such sale they are in undamaged condition. The Purchaser shall procure that by no later than the end of the Brazilian Stock Period the Croda Marks shall be destroyed and/or deleted from all stocks of the Brazilian Business (including, but not limited to, the Brazilian Stocks) which carry the Croda Marks. Notwithstanding the foregoing, Croda International agrees that for a period of four months following the First Completion Date, the Purchaser and the members of the Purchaser's Group shall be entitled to produce and use new labels and use existing labels for products and packaging that bear the Croda Marks including without limitation the right to use the Croda Marks on existing data sheets and product literature and that for a period of four months following the Second Completion Date, Croda Adesivos do Brasil shall be entitled to produce and use new labels and use existing labels for products and packaging that bear the Croda Marks including without limitation the right to use the Croda Marks on existing data sheets and product literature.

17.5 For the period of three years from the First Completion Date, the Purchaser shall, where reasonably requested to do so by Croda International and subject to reimbursement by Croda International of all reasonable out-of-pocket expenses of the Purchaser, use its reasonable endeavours to procure that financial data existing in respect of the Business prior to First Completion and required by any member of the Croda Group for financial accounts, management accounts or statutory accounts and any data required for compliance with any reporting requirements of any stock exchange or securities or other regulatory authority under any applicable law, rule or regulation shall be retrieved, collated and delivered to Croda International as soon as reasonably practicable upon request by Croda International to the Guarantor.

17.6 The Purchaser undertakes with Croda International (for itself and as trustee for each other member of the Croda Group) and Croda International undertakes with the Purchaser (for itself and as trustee for each other member of the Purchaser's Group) to comply with all notifications and other requirements arising as a result of this Agreement and the transactions contemplated hereunder under any relevant competition, anti-restrictive trade practices or anti-trust laws (except to the extent that such requirements are the responsibility of the other of them under such laws). The Purchaser shall indemnify each member of the Croda Group against any and all costs, claims, expenses and liabilities whatsoever which Croda International or any such member of the Croda Group may suffer or incur as a result of the Purchaser's failure to comply with such laws and Croda International shall indemnify each member of the Purchaser's Group against any and all costs, claims, expenses and liabilities whatsoever which the Purchaser or any such member of the Purchaser's Group may suffer or incur as a result of the Croda Group's failure to comply with such laws.

17.7 The Purchaser undertakes on behalf of itself and each member of the Purchaser's Group that each member of the Purchaser's Group will treat as strictly confidential and not use or disclose to any person (other than on a strictly confidential basis to any other member of the Purchaser's Group or to its professional advisers, auditors and bankers provided that the Purchaser shall be liable for any failure by such professional advisers, auditors and bankers to keep such information strictly confidential) any Croda Group Confidential Information except if and to the extent required by the law of any relevant jurisdiction or required by any securities exchange or regulatory or governmental body to which it is subject or submits, wherever situated. Without prejudice to sub-clause 29 (Confidentiality), this sub-clause shall cease to apply to any Croda Group Confidential Information as and when the information in question ceases to be the subject of the obligation of confidentiality in respect of which it is identified in the Disclosure Letter as Croda Group Confidential Information or if and to the extent the information has come into the public domain through no fault of the Purchaser or any member of the Purchaser's Group.

17.8 With respect to the Belgian Property, Croda International shall, at its sole expense, take all actions necessary to comply in a timely fashion with any applicable Environmental Law concerning the transfer of property, including, without limitation, any investigation, remediation or removal activities required under the Flemish Statute on Soil Clean-up dated 22 February, 1995, its implementing decrees, and under the undertaking ("eenzijdige verbintemis tot bodemsanering") which constitutes Annex 2 to the Ministerial Decree of 25 July, 2000 granting to Croda Adhesives Europe N.V. a deviation to the Articles 37, 38 and 39 of the Flemish Statute on Soil Clean-up dated 22 February, 1995 (the "OVAM MATTER"). With respect to any action undertaken by Croda International pursuant to this sub-clause 17.8, sub-paragraphs 6.3, 6.5,
       6.6 and 6.7 of Schedule 7 shall apply.

17.9 Croda International shall, at its sole expense, take all actions necessary, including, without limitation, obtaining required consents, approvals and authorisations, to comply with the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et.seq. ("ISRA") with respect to the Ewing, New Jersey facility. With respect to any action undertaken by Croda International pursuant to this sub-clause 17.9, sub-paragraphs 6.3, 6.5,
       6.6 and 6.7 of Schedule 7 shall apply provided, however, that the acknowledgement in the Remediation Agreement Application (signed by the Purchaser in connection with the ISRA process) shall not affect the Purchaser's rights under this Agreement with regard to any Work related to ISRA.

17.10 Croda International shall pay to the Purchaser a sum equal to any redundancy payment made to Mr S.G. Wootton following First Completion up to the Maximum Amount (as defined below) provided that Mr S.G. Wootton is dismissed as redundant by the Purchaser within 6 months of the date of this Agreement. For the purposes of this clause the "Maximum Amount" shall be an amount not exceeding 1.75 times the statutory redundancy payment which Mr S.G. Wootton is entitled to at the time of his dismissal in accordance with section 162 of the Employment Rights Act 1996.

17.11 Croda do Brasil hereby agrees to indemnify Croda Adesivos do Brasil against any and all costs, charges, losses, liabilities and expenses which Croda Adesivos do Brasil may suffer or incur by virtue of:-

       (A) labour and social security actions filed against Croda Adesivos do Brasil by Croda do Brasil's employees or any subcontractors employed in the performance of Croda do Brasil's own activities; and

       (B) any notice or assessment which Croda Adesivos do Brasil receives from any municipal, state or federal tax authority relating to the assessment of the Tax on Distribution of Goods and Services (ICMS) on the assets of Croda do Brasil which results from the non-segregation of the areas on which Croda do Brasil and Croda Adesivos do Brasil perform their own activities.

17.12 Croda Adesivos do Brasil hereby agrees to indemnify Croda do Brasil against any and all costs, charges, losses, liabilities and expenses which Croda do Brasil may suffer or incur by virtue of:-

       (A) labour and social security actions filed against Croda do Brasil by Croda Adesivos do Brasil's employees or any subcontractors employed in the performance of Croda Adesivos's own activities; and

       (B) any notice or assessment which Croda do Brasil receives from any municipal, state or federal tax authority relating to the assessment of the Tax on Distribution of Goods and Services (ICMS) on the assets of Croda Adesivos do Brasil which results from the non-segregation of the areas on which Croda do Brasil and Croda Adesivos do Brasil perform their own activities.

18.    RESTRICTIONS ON CRODA INTERNATIONAL

18.1 Croda International undertakes that it shall not, and shall procure that each other member of the Croda Group (for as long as it remains such a member) shall not:

       (A) for a period of three years after the First Completion Date directly or indirectly carry on or be engaged, concerned or interested in any business which competes with the Business as conducted immediately prior to First Completion; or

       (B) for a period of one year after the First Completion Date solicit or entice away from the employment of any member of the Purchaser's Group any Listed Employee other than a Listed Employee whose employment has then ceased or who has given (or received) notice terminating such employment or who responds (without any prior solicitation from any member of the Croda Group or any agent therefor) to any public advertisement placed by or on behalf of any member of the Croda Group.

18.2   Nothing in sub-clause 18.1 shall prevent any member of the Croda Group:

       (A) carrying on and being engaged, concerned and interested in the Brazilian Business in accordance with the terms of this Agreement between the execution of this Agreement and Second Completion;

       (B) carrying on or being engaged in or economically interested in any business which, at the date of this Agreement, it currently carries on or is engaged in or economically interested in (except such business as is being transferred pursuant to this Agreement) or any reasonable extension or development thereof;

       (C) carrying on or being engaged in or economically interested in any business referred to in sub-clause 18.1 after such time as the Purchaser or any member of the Purchaser's Group ceases to carry on or be engaged in or economically interested in such business to any significant extent;

       (D) being the holder of shares (conferring not more than five per cent. of the votes which would normally be cast at a general meeting of that company or representing not more than a five per cent. beneficial interest) or debentures or other securities listed, quoted or dealt in on any investment exchange of a company which is engaged in any business referred to in sub-clause (A);

       (E) acquiring the whole or any part of a business that includes activities the carrying on of which would otherwise amount to a breach of the undertaking contained in paragraph (A) of sub-clause
            18.1 if at the date of such acquisition the annual turnover attributable to those activities represents five per cent. or less of the annual turnover of the acquired business; or

       (F) carrying on or being engaged in or economically interested in any business which only supplies goods or services to members of the Croda Group.

       Croda International for itself and each member of the Croda Group considers that the restrictions contained in this Clause are no greater than is reasonable and necessary for the protection of the interest of the Purchaser and the members of the Purchaser's Group and if any such restriction shall be held to be void or voidable but would be valid and enforceable if deleted in part or reduced in application, such restriction shall apply with such deletion or modification as may be necessary to make it valid and enforceable.

19.    BOOKS AND RECORDS

19.1 Croda International shall procure that the relevant members of the Croda Group shall deliver to the Purchaser originals of all the Books and Records as are used exclusively or predominantly by the Business or the Assets excluding any Books and Records relating exclusively or predominantly to Taxation and excluding the Brazilian Books and Records.

19.2 For a period of six years from First Completion the Purchaser shall maintain and make available the Books and Records which are delivered to the Purchaser under this Agreement for inspection and copying by representatives of any member of the Croda Group and its professional advisers during Working Hours on reasonable advance notice and such undertaking as to confidentiality as the Purchaser may reasonably require being given.

19.3 For a period of six years from First Completion, Croda International shall maintain and make available to the Purchaser any Books and Records not delivered to the Purchaser pursuant to sub-clause 19.1 which contain material Business Information which is required by the Purchaser in connection with the Business or any Asset (including, without limitation, any Tax or other return or filing in connection therewith) for inspection and copying by representatives of the Purchaser and/or the Guarantor during Working Hours on reasonable advance notice being given (and, if it is not practicable only to make available the relevant parts thereof, upon such undertaking as to confidentiality as Croda International may reasonably require) including, without prejudice to the generality of the foregoing, access on reasonable notice to the books and records of any member of the Croda Group required by the Purchaser or the Guarantor for the purposes of compiling financial accounts and/or any data required for compliance with the reporting requirements of any applicable U.S. securities laws and, in addition, if so requested by the Guarantor, Croda International shall use reasonable endeavours, at the Guarantor's cost, to provide such assistance to the Purchaser and/or the Guarantor as the Guarantor may reasonably require for such purpose.

20.    PAYMENTS

20.1 Except to the extent otherwise set out in this Agreement, any payment to be made by any party under this Agreement shall be made in full without any set-off, restriction or condition (whether for or on account of any counterclaim or otherwise) and without, and free and clear of, any deduction or withholding whatsoever (save only as required by law). If any deduction or withholding is required by law to be made from any sums payable under this Agreement (except for payments of interest), the party who is obliged to make the payment shall also be obliged to pay to the party to whom payment is to be made such sum as will, after such deduction or withholding has been made, leave the party to whom payment is to be made with the same amount as it would have been entitled to receive in the absence of any such requirement to make such deduction or withholding.

20.2 If following the payment of an additional amount under sub-clause 20.1, the payee subsequently obtains the benefit of a saving, reduction, credit or payment in respect of Tax in consequence of which the net after Tax amount received by the payee is greater than the amount which would have been payable but for sub-clause 20.1, the payee shall pay to the payer such sums as shall leave the payee (after such payments) in no worse position than it would have been in had no additional payment been required under sub-clause 20.1 within 7 days of receipt of the benefit of the saving, reduction, credit or repayment of Tax as the case may be.

20.3 Clauses 20.1 and 20.2 will not apply if the Purchaser is required by Brazilian law to make a payment under sub-clause 3.5 of this Agreement in consideration for the sale of the Shares net of a withholding or deduction. The Purchaser agrees to notify Croda International if it becomes aware that this sub-clause 20.3 applies. The Purchaser will pay to the appropriate authority all amounts withheld or deducted by it and agrees to deliver to Croda International a receipt or other evidence of payment as soon as practicable.

21.    GUARANTEE

21.1 In consideration of Croda International agreeing to procure the sale of the Assets and to sell the Shares on the terms set out in this Agreement, the Guarantor unconditionally and irrevocably guarantees to Croda International the due and punctual performance by each member of the Purchaser's Group of all of their respective obligations, commitments and undertakings under or pursuant to this Agreement and any Completion Document and agrees with Croda International (for itself and as trustee for each other member of the Croda Group) that the Guarantor shall indemnify each member of the Croda Group in respect of any breach by any member of the Purchaser's Group of any of their obligations, commitments and undertakings under or pursuant to this Agreement or any Completion Document. The liability of the Guarantor under this Agreement and any Completion Document shall not be released or diminished by any variation of the terms of this Agreement or any Completion Document (whether or not agreed by the Guarantor), any forbearance, neglect or delay in seeking performance of the obligations imposed by this Agreement or any granting of time for such performance.

21.2 If and whenever any member of the Purchaser's Group defaults for any reason whatsoever in the performance of any obligation, commitment or undertaking undertaken or expressed to be undertaken under or pursuant to this Agreement or any Completion Document, the Guarantor shall forthwith upon demand unconditionally perform (or procure performance of) and satisfy (or procure the satisfaction of) the obligation, commitment or undertaking in regard to which such default has been made in the manner prescribed by this Agreement and any Completion Document and so that the same benefits shall be conferred on Croda International as would have been received if said obligation, commitment or undertaking had been duly performed and satisfied by the relevant member of the Purchaser's Group.

21.3 This guarantee is to be a continuing guarantee and accordingly is to remain in force until all the obligations of the members of the Purchaser's Group shall have been performed or satisfied in full regardless of the legality, validity or enforceability of any provisions of this Agreement and any Completion Document and notwithstanding the winding-up, liquidation, dissolution or other incapacity of any member of the Purchaser's Group or any change in the status, control or ownership of any member of the Purchaser's Group. This guarantee is in addition to, without limiting and not in substitution for, any rights or security which Croda International may now or after the date of this Agreement have or hold for the performance and observance of the obligations, commitments and undertakings of the members of the Purchaser's Group under or in connection with this Agreement or any Completion Document.

21.4 As a separate and independent stipulation, the Guarantor agrees that any obligation, commitment or undertaking expressed to be undertaken by any member of the Purchaser's Group in this Agreement or any Completion Document (including, without limitation, any moneys expressed to be payable under this Agreement or any Completion Document) which may not be enforceable against or recoverable from the relevant member of the Purchaser's Group by reason of any legal limitation, disability or incapacity on or of any member of the Purchaser's Group or any fact or circumstance (other than any limitation imposed by this Agreement or any Completion Document) shall nevertheless be enforceable against and recoverable from the Guarantor as though the same had been incurred by the Guarantor and the Guarantor were the sole or principal obligor in respect thereof and shall be performed or paid by the Guarantor on demand.

22.    EFFECT OF COMPLETION

       Save as otherwise provided herein, any provision of this Agreement or of any other document referred to herein which is capable of being performed after but which has not been performed at or before First Completion and all Warranties contained in or entered into pursuant to this Agreement shall (subject to Schedule 3 (Limitations on Croda International's Liability)) remain in full force and effect notwithstanding First Completion.

23.    REMEDIES, WAIVERS AND INDEMNIFICATION

23.1 No delay or omission on the part of any party to this Agreement in exercising any right, power or remedy provided for under this Agreement or any other documents referred to in it shall impair such right, power or remedy or operate as a waiver thereof.

23.2 The single or partial exercise of any right, power or remedy provided under this Agreement or any document referred to in this Agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy except where expressly stated in this Agreement.

23.3 The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law unless otherwise stated in this Agreement.

23.4 If any person (the "INDEMNIFIED PERSON") becomes aware of any assessment, claim, action or demand of a third party (an "INDEMNIFIED CLAIM") against it which gives rise to any claim for indemnification under this Agreement (other than the Warranties or the Environmental Covenant), the Indemnified Person shall (except to the extent otherwise required by the law of any relevant jurisdiction or by any securities exchange or regulatory or governmental body to which it is subject or submits):

       (A) as soon as reasonably practicable give Notice thereof to the person from whom indemnification is sought (the "INDEMNIFYING PARTY");

       (B) subject to the Indemnifying Party indemnifying the Indemnified Person against any liability, cost, damage or expense which may be incurred thereby, take such action and give such information and access to personnel, premises, chattels, documents and records to the Indemnifying Party and its professional advisers as the Indemnifying Party may reasonably request and the Indemnifying Party shall be entitled to require any relevant company (being a member of the Purchaser's Group where the Indemnified Person is a member of the Purchaser's Group or a member of the Croda Group where the Indemnified Person is a member of the Croda Group) to take such action and give such information and assistance in order to avoid, dispute, resist, mitigate, settle, compromise, defend or appeal any claim in respect thereof or adjudication with respect thereto;

       (C) subject to the Indemnifying Party indemnifying the Indemnified Person against any liability, cost, damage or expense which may be incurred thereby, at the request of the Indemnifying Party, allow the Indemnifying Party to take the sole conduct of the Indemnified Claim in the name of the Indemnified Person or any such relevant company referred to above and in that connection the Indemnified Person shall give or cause to be given to the Indemnifying Party all such assistance as it may reasonably require in avoiding, disputing, resisting, settling, compromising, defending or appealing the Indemnified Claim and shall instruct such legal or other professional advisors as the Indemnifying Party may nominate to act on behalf of the Indemnified Person or any relevant company, as appropriate, but to act in accordance with the Indemnifying Party's instructions provided that the Indemnified Person shall not be required to commence any legal proceedings where either:

            (i) the Indemnified Person has validly assigned all of its rights in relation to the relevant claim to the Indemnifying Party in a manner which entitles the Indemnifying Party to the same benefits in respect of such rights as the Indemnified Person had; or

            (ii) where sub-paragraph (i) does not apply, the Indemnifying Party has not notified the person against whom the proceedings are brought that they are being brought at the instruction of the Indemnifying Party;

       (D) be entitled to participate (acting reasonably) in the defence of any Indemnified Claim and to employ separate counsel to represent it at its own expense, provided that the Indemnifying Party shall control the defence of the Indemnified Claim; and

       (E) not make any admission of liability, agreement, settlement or compromise with any third party in relation to the Indemnified Claim without the prior written consent of the Indemnifying Party.

23.5 An Indemnified Person shall take all reasonable action to mitigate its loss in respect of an actual or potential Indemnified Claim.

23.6 The Indemnifying Party shall be entitled at any stage and in its absolute discretion, after prior Notice to the Indemnified Person, to settle any Indemnified Claim.

23.7 Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defence of any Indemnified Claim (and shall be liable for the reasonable expenses (including legal expenses) incurred by the Indemnified Person in defending such Indemnified Claim) if the Indemnified Claim is for relief other than damages (including any order, injunction or other equitable relief) against the Indemnified Person which the Indemnified Person reasonably determines cannot be separated from any related claim for damages. If such claim for other relief can be separated from the claim for damages, the Indemnifying Party shall be entitled to assume the defence of the claim for damages.

23.8 The parties to the Agreement do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

24.    NO ASSIGNMENT

       (A) The benefit of this Agreement shall not be assignable except that the Purchaser may, (i) effective on and after the First Completion Date, grant a security interest in all payments due to the Purchaser in accordance with the terms of this Agreement, to the Chase Manhattan Bank, in its capacity as administrative agent for the senior lenders to the Purchaser (together with any successor in such capacity, the "SENIOR AGENT"), and (ii) upon giving Notice to Croda International, assign the benefit of all or any of its rights under this Agreement to a member of the Purchaser's Group (a "PERMITTED ASSIGNEE") provided that and subject to the condition that:

            (i) this shall not increase any liability of Croda International under this Agreement; and

            (ii) if such Permitted Assignee shall subsequently cease to be a member of the Purchaser's Group, the Purchaser shall procure that prior to its ceasing to be a member of the Purchaser's Group the Permitted Assignee shall assign the benefit of any of the rights under this Agreement which it holds to the Purchaser or (upon giving further Notice to Croda International) to another member of the Purchaser's Group.

            Croda International hereby irrevocably agrees with the Purchaser that, without the Senior Agent's prior written consent, Croda International shall not waive or otherwise modify the terms of this Clause 24 to permit the Purchaser or any Permitted Assignee to assign, including, without limitation, to grant a security interest in or lien on, any of the Purchaser's rights or any of such Permitted Assignee's rights under this Agreement to any person other than the Senior Agent. Any assignment in contravention of this clause shall be void.

       (B) Croda International acknowledges that the Purchaser proposes to give warranties to a member or members of the Purchaser's Group in the same terms as the Warranties which Croda International gives to the Purchaser in this Agreement and subject to all the same limitations on and exemptions from liability of Croda International under or in relation to the Warranties including, without limitation, by virtue of the Disclosure Letter and the provisions of Schedule 3 (Limitations on Croda International's Liability) provided that it is agreed that:

            (i) this acknowledgement shall not have the effect of increasing any liability of Croda International under this Agreement; and

            (ii) the Purchaser agrees that it shall not assert, and that it shall indemnify Croda International if any such member of the Purchaser's Group or any other person asserts, that this acknowledgement has such effect.

25.    FURTHER ASSURANCE

25.1 At any time after the date of this Agreement, Croda International shall and shall procure that any relevant member of the Croda Group shall execute such documents and do such acts and things as the Purchaser or the Guarantor may reasonably require for the purpose of giving full effect to this Agreement and the Completion Documents and securing to the Purchaser and the Guarantor the full benefit of the rights, powers and remedies conferred upon them under this Agreement and the Completion Documents or to enable the Purchaser to become registered as the proprietor of the registered Business Intellectual Property. Croda International shall and shall procure that any relevant member of the Croda Group shall use all reasonable endeavours to procure that any necessary third party shall and any third party reasonably identified by the Purchaser to Croda International for the purposes of this sub-clause
       25.1 shall execute such documents and do such acts and things as the Purchaser or the Guarantor may reasonably require for the purpose of giving full effect to this Agreement and the Completion Documents and securing to the Purchaser and the Guarantor the full benefit of the rights, powers and remedies conferred upon them under this Agreement and the Completion Documents.

25.2 At any time after the date of this Agreement, the Purchaser shall and shall procure that any relevant member of the Purchaser's Group shall execute such documents in particular (without limitation) any instruments of assumption and acknowledgements and do such acts and things as Croda International may reasonably consider necessary to effect the release and discharge in full of any Assumed Liability or any Brazilian Assumed Liability of any member of the Croda Group and the Purchaser's assumption of the Assumed Liabilities and Croda Adesivos do Brasil's assumption of the Brazilian Assumed Liabilities or to enable Croda International to pursue recovery of any Designated Receivable in respect of which payment is made by Croda International under the provisions of sub-clause 9.3(i) and sub-clause 10.3(i). The Purchaser shall and shall procure that any relevant member of the Purchaser's Group shall use all reasonable endeavours to procure that any necessary third party shall and any third party reasonably identified by Croda International to the Purchaser for the purposes of this sub-clause 25.2 shall execute such documents in particular (without limitation) any instruments of assumption and acknowledgements and do such acts and things as Croda International may reasonably require for the purpose of giving full effect to this Agreement and the Completion Documents and securing to Croda International the full benefit of all of the rights, powers and remedies conferred upon it under this Agreement and the Completion Documents.

26.    ENTIRE AGREEMENT

26.1 This Agreement, the Disclosure Letter and the Completion Documents and the confidentiality agreement referred to in Clause 29 (Confidentiality) constitute the whole and only agreement between the parties relating to the sale and purchase of the Assets and the Shares and, except to the extent expressly repeated in this Agreement, the Disclosure Letter or the Completion Documents, any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating thereto are superseded and extinguished.

26.2 The Purchaser acknowledges and agrees (for itself and on behalf of each other member of the Purchaser's Group) with Croda International (on behalf of itself and each other member of the Croda Group and on behalf of their respective agents, directors, officers, employees and advisers) and Croda International acknowledges and agrees (for itself and on behalf of each other member of the Croda Group) with the Purchaser (on behalf of itself and each other member of the Purchaser's Group and on behalf of their respective agents, directors, officers, employees and advisers) that:

       (A) it does not rely on and has not been induced to enter into this Agreement or any other agreement or document referred to herein on the basis of any Assurance (express or implied) made or given by or on behalf of any member of the Croda Group or the Purchaser's Group (as the case may be) or any of their respective agents, directors, officers, employees or advisers other than those expressly set out in this Agreement or, to the extent that it has been, it has (in the absence of fraud) no rights or remedies in relation thereto and shall make no claim in relation thereto or against any such party;

       (B) without limiting the generality of paragraph (A), and except for the Warranties expressly set forth in this Agreement, no member of the Croda Group makes any express or implied representation or warranty as to the physical condition or suitability for any particular purpose of any of the Assets, individually or collectively;

       (C) any warranty or other rights which may be implied by law in any jurisdiction in relation to the sale of the Assets in such jurisdiction shall be excluded or, if incapable of exclusion, irrevocably waived.

26.3 The Purchaser agrees that, except as expressly set out in this Agreement and/or the Completion Documents, no member of the Croda Group or any of its respective agents, directors, officers, employees and advisers has made or makes any representation or warranty as to the accuracy, completeness, reliability or reasonableness of any information, forecasts, budgets, estimates, projections, statements of intent or statements of opinion relating to the Business, the Assets and the Shares which have been provided, made or made available by Croda International or any other member of the Croda Group or their respective agents, directors, officers, employees and advisers (including, without prejudice to the generality of the foregoing, the contents of the Information Memorandum, the Disclosure Letter and the Data Room) or accepts any duty of care in relation to the Purchaser or any other member of the Purchaser's Group or any provider of finance to any such person in respect of any such information, forecasts, budgets, estimates, projections, statements of intent or statements of opinion and that no member of the Croda Group or any of their respective agents, directors, officers, employees and advisers shall be under any liability if, for whatever reason, any such information, forecast, budget, estimate, projection, statement of intent or statement of opinion is or becomes inaccurate, incomplete, unreliable, unreasonable or misleading in any particular and that, in the absence of fraud or wilful misconduct, the Purchaser (for itself and each other member of the Purchaser's Group) agrees and undertakes that it shall have no rights or remedies in relation to any of the foregoing save as otherwise expressly set out in this Agreement and/or the Completion Documents.

26.4 Each of the Purchaser and other members of the Purchaser's Group and each of Croda International and other members of the Croda Group have had independent legal, financial and technical advice relating to the sale and purchase of the Assets and the Shares and to the terms of this Agreement and the documents to be executed pursuant to it.

26.5 This Agreement may only be varied by a document signed by each of the parties and expressed to be a variation to this Agreement.

27.    NOTICES

27.1 Any notice or other communication given or made under or in connection with the matters contemplated by this Agreement shall be in writing.

27.2 Any such notice or other communication shall be addressed as provided in sub-clause 27.3 and, if so addressed, shall be deemed to have been duly given or made as follows:

       (A) if sent by personal delivery, upon delivery at the address of the relevant party;

       (B)  if sent by facsimile, when received,

       provided that if, in accordance with the above provisions, any such notice or other communication would otherwise be deemed to be given or made outside

       Working Hours, such notice or other communication shall be deemed to be given or made at the start of Working Hours on the next Business Day.

27.3 The relevant addressee, address and facsimile number of each party for the purposes of this Agreement, subject to sub-clause 27.4, are:

       Name of party                  Address                 Facsimile No.

       Croda International            Cowick Hall,            01405 861767
       Public Limited                 Snaith,
       Company                        Goole,
                                      East Yorkshire,
                                      England.

       For the attention of:          The Company Secretary

       Croda do Brasil Ltda           Cowick Hall,            01405 861767
                                      Snaith,
                                      Goole,
                                      East Yorkshire,
                                      England

       For the attention of:          The Company
                                      Secretary, Croda
                                      International Public
                                      Limited Company

       Sovereign Holdings, LLC        225 West Washington     001 312 419 7151
                                      Street,
                                      Suite 2200,
                                      Chicago,
                                      Illinois,
                                      IL 60606,
                                      USA

       For the attention of:          The Treasurer

       Croda Adesivos do              Rua Croda 580,          00 55 19 3765 3500
       Brasil Ltda                    Building A, Campinas,
                                      SP, Brazil

       For the attention of:          Miguel de Bellis

       Name of party                  Address                 Facsimile No.

       Sovereign Specialty            225 West Washington     001 312 419 7151
       Chemicals Inc.                 Street,
                                      Suite 2200,
                                      Chicago,
                                      Illinois,
                                      IL 60606,
                                      USA

       For the attention of:          The Chief Financial
                                      Officer

27.4 A party may notify the other party to this Agreement of a change to its name, relevant addressee, address or facsimile number for the purposes of sub-clause 27.3 provided that such notification shall only be effective on:

       (A) the date specified in the notification as the date on which the change is to take place; or

       (B) if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date falling five Business Days after notice of any such change has been given.

27.5 For the avoidance of doubt, the parties agree that the provisions of this Clause shall not apply in relation to the service of any writ, summons, order, judgment or other document relating to or in connection with any Proceedings.

28.    ANNOUNCEMENTS

28.1 Subject to sub-clause 28.2, no announcement concerning the sale or purchase of the Assets and the Shares, or either of them, or any ancillary matter, shall be made by any party without the prior written approval of the others, such approval not to be unreasonably withheld or delayed.

28.2 Any party may make an announcement or filing concerning the sale or purchase of the Assets and the Shares, or either of them or any ancillary matter if required by:

       (A)  the law of any relevant jurisdiction;

       (B) any securities exchange or regulatory or governmental body to which any party is subject or submits, wherever situated (including, without limitation, the London Stock Exchange Limited) whether or not the requirement has the force of law, in which case the party concerned shall take all such steps as may be reasonable and practicable in the circumstances to agree the contents of such announcement or filing with the other party before making such announcement and provided that any such announcement shall be made only after notice to the other party.

28.3 The restrictions contained in this Clause shall continue to apply after the termination of this Agreement without limit in time.

29.    CONFIDENTIALITY

29.1 Subject to sub-clause 29.2 and Clause 28 (Announcements), each party shall treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement which relates to:

       (A) the other party and, in the case of Croda International, the Purchaser's Group and, in the case of the Purchaser, the Croda Group;

       (B)  the provisions or the subject matter of this Agreement; or

       (C) the negotiations relating to this Agreement or any document referred to herein.

29.2 Any party may disclose information which would otherwise be confidential if and to the extent:

       (A) required by the law of any relevant jurisdiction or for the purpose of any judicial proceedings;

       (B) required by any securities exchange or regulatory or governmental body to which any party is subject or submits, wherever situated (including, without limitation, the London Stock Exchange plc or any Tax Authority), whether or not the requirement for information has the force of law;

       (C) that the information is disclosed on a strictly confidential basis to the professional advisers, auditors and bankers of such party provided that such party shall be liable for any failure by its professional advisers, auditors and bankers to keep such information strictly confidential;

       (D) that the other party has given prior written consent to the disclosure;

       (E) it does so to a member of the Croda Group (in the case of Croda International) or a member of the Purchaser's Group (in the case of the Purchaser) which accepts restrictions in the terms of this Clause;

       (F) required to enable that party to enforce its rights under this Agreement;

       (G) if and to the extent the information has come into the public domain through no fault of that party; or

       (H) the information is made available to the disclosing party by a third party who is not bound by any obligation of confidentiality in respect of such information,

       provided that any such information disclosed pursuant to paragraph (A) or
       (B) shall be disclosed only after Notice to the other party.

29.3 The restrictions contained in this Clause shall continue to apply after the termination of this Agreement without limit in time.

30.    COSTS AND EXPENSES

30.1 Save as otherwise stated in any other provision of this Agreement, each party shall pay its own costs and expenses in relation to the negotiations leading up to the sale of the Assets and the Shares and to the preparation, execution and carrying into effect of this Agreement and all other documents referred to in it.

30.2 Without prejudice to sub-clause 30.1 and except in relation to VAT to which Clause 11 (VAT) shall apply, all stamp, transfer, registration, sales and other similar Taxes, duties and charges and all notarial fees payable in connection with the sale or purchase of the Assets under this Agreement shall be paid by the Purchaser.

31.    COUNTERPARTS

31.1 This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

31.2 Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

32.    INVALIDITY

       If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

       (A) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

       (B) the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

33.    GOVERNING LAW

       This Agreement shall be governed by, and construed in accordance with, English law.

34.    ARBITRATION

34.1 Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the Rules of the London Court of International Arbitration ("LCIA"), which Rules are deemed to be incorporated by reference into this Clause.

34.2   The number of arbitrators shall be 3.

34.3   The place of arbitration shall be Stockholm, Sweden.

34.4 The arbitration proceedings shall be conducted in the English language and any award shall be in English.

34.5 The proceedings of the arbitration shall be governed by the laws of England.

34.6 Section 69 of the Arbitration Act 1996 is expressly excluded for the purposes of this Clause 34.

35.    LANGUAGE

35.1 Each notice, demand, request, statement, instrument, certificate, or other communication given, delivered or made by any party to any other party under or in connection with this Agreement shall be:

       (A)  in English; or

       (B) if not in English, accompanied by an English translation made by a translator, and certified by such translator to be accurate.

35.2 The receiving party shall be entitled to assume the accuracy of and rely upon any English translation of any document provided pursuant to sub-clause 35.1(B).

36.    AGENT FOR SERVICE

36.1 Each of the Purchaser and the Guarantor irrevocably agrees that any Service Document may be sufficiently and effectively served on it in connection with Proceedings in England and Wales by service on its agent, Jordan Company Secretaries Limited, if no replacement agent has been appointed and Notice given to Croda International pursuant to sub-clause 36.3 or on the replacement agent if one has been appointed and Notice given to Croda International.

36.2 Any Service Document served pursuant to this Clause shall be marked for the attention of:

       (A) Sovereign Speciality Chemicals Inc. c/o Jordan Company Secretaries Limited at 20-22 Bedford Row, London WC1R 4JS or such other address within England or Wales as may be set out in a Notice given to the other parties by the Purchaser; or

       (B) such other person as is appointed as agent for service pursuant to sub-clause 36.3 at the address set out in the Notice given pursuant to sub-clause 36.3.

36.3 If the agent referred to in sub-clause 36.1 (or any replacement agent appointed pursuant to this Clause 36) at any time ceases for any reason to act as such, the Purchaser shall appoint a replacement agent to accept service having an address for service in England or Wales and shall give Notice to the other parties of the name and address of the replacement agent; failing such appointment and notification, the other parties shall be entitled by Notice to appoint such a replacement agent to act on the Purchaser's behalf.

36.4 A copy of any Notice served on an agent pursuant to this Clause shall be given to the Purchaser and the Guarantor, or either of them as applicable at its address as set out in Clause 27 (Notices), but no failure or delay in so doing shall prejudice the effectiveness of service of the Notice in accordance with the provisions of sub-clause 36.1.

37.    BULK TRANSFER LAW COMPLIANCE

       The parties hereby waive compliance with the provisions of any so-called bulk transfer law in any jurisdiction in connection with the transactions contemplated hereby. Croda International shall, and shall procure that each relevant member of the Croda Group shall, indemnify the Purchaser and each member of the Purchaser's Group from and against all costs, claims, liabilities, expenses, obligations and undertakings, including any of the foregoing that are attributable to Taxes, which may be incurred by reason of such waiver.

IN WITNESS whereof the parties have entered into this Agreement the day and year first before written.

                                   SCHEDULE 1
                         (FIRST COMPLETION ARRANGEMENTS)

1.       GENERAL

(A)      Matters to be dealt with by Croda International
         -----------------------------------------------

         At First Completion, Croda International shall deliver to the Purchaser or procure that there is delivered to the Purchaser or as it may direct:

               (i) all the Assets (other than the Brazilian Assets) which are capable of transfer by delivery;

               (ii) the Transitional Services Agreement duly executed by Croda International;

               (iii) the assignments of all Business Intellectual Property (other than Brazilian Intellectual Property) that is the subject of a registration or application for registration in the Agreed Form;

               (iv) a copy of the minutes of a meeting of the directors of Croda International authorising the execution by Croda International of this Agreement and all other relevant documents referred to in this Agreement endorsed with a certificate by the secretary of Croda International that those copy minutes are a true and accurate record of the meeting and that the authority conferred remains valid and outstanding;

               (v) these Books and Records transferred under Clause 2 (Sale and Purchase) and required to be delivered under sub-clause 18.1 (Books and Records);

(B)      Matters to be dealt with by the Purchaser
         -----------------------------------------

         At First Completion the Purchaser shall:-

               (i) deliver or procure that there is delivered to Croda International or as it may direct:-

               (a) the Transitional Services Agreement duly executed by the Purchaser;

               (b) a copy of the minutes of meetings of the directors of the Purchaser and each other member of the Purchaser's Group which is a party to any Purchaser's Completion Document authorising the execution by the Purchaser or such member of the Purchaser's Group as the case may be of this Agreement and all other documents referred to in this Agreement endorsed with a certificate by the secretary of the Purchaser that those copy minutes are a true and accurate record of the meeting and that the authority conferred remains valid and outstanding;

               (c) a copy of the minutes of a meeting of the directors of of the Guarantor authorising the execution by the Guarantor of this Agreement endorsed with a certificate by the secretary of the Guarantor that those copy minutes are a true and accurate record of the meeting and that the authority conferred remains valid and outstanding;

               (d)    Letter of Credit;

               (ii) pay the consideration payable in respect of the Assets (other than the Brazilian Assets) pursuant to this Agreement by way of telegraphic transfer (through the CHAPS system);

               (iii) pay the Deposit pursuant to this Agreement by telegraphic transfer (through the CHAPS system);

(C)      Matters to be dealt with by Sovereign Adhesives, Inc.
         -----------------------------------------------------

         At First Completion Sovereign Adhesives, Inc. shall deliver to Croda Adhesives, Inc. or procure that there is delivered to Croda Adhesives, Inc. or as it may direct:

               (i) the US Assignment and Assumption Agreement duly executed by Sovereign Adhesives, Inc.;

               (ii) the US Bill of Sale duly executed by Sovereign Adhesives, Inc.;

               (iii) each of the US Employment Contract Assignments duly executed by Sovereign Adhesives, Inc.;

               (iv) the US Substitution Agreement duly executed by Sovereign Adhesives, Inc.

(D)      Matters to be dealt with by Croda Adhesives, Inc.
         -------------------------------------------------

         At First Completion Croda Adhesives, Inc. shall deliver to Sovereign Adhesives, Inc. or procure that there is delivered to Croda Adhesives, Inc. or as it may direct:

               (i) the US Assignment and Assumption Agreement duly executed by Croda Adhesives, Inc.;

               (ii) the US bill of Sale duly executed by Croda Adhesives, Inc.;

               (iii) each of the US Employment Contract Assignments duly executed by Croda Adhesives, Inc.;

               (iv) the US Substitution Agreement duly executed by each of the Teamsters Local Union No. 929 affiliated with the International Brotherhood of Teamsters and Croda Adhesives, Inc.

(E)      Matters to be dealt with by Croda do Brasil
         -------------------------------------------

         At First Completion Croda do Brasil shall deliver to Croda Adesivos do Brasil or procure that there is delivered to Croda Adesivos do Brasil or as it may direct:

         (i) all the Brazilian Assets which are capable of transfer by delivery;

         (ii) an original copy of the minutes of a shareholders' meeting of Croda do Brasil in the Agreed Form, duly signed by the shareholders of Croda do Brasil or by an attorney-in-fact thereof, deciding upon:

                  (a) the authorisation for the execution by Croda do Brasil of this Agreement and all other relevant documents referred to in the Agreement;

                  (b) the approval of the Protocol of Justification of the Partial Spin-off of Croda do Brasil executed by and between the managements of Croda do Brasil and Croda Adesivos do Brasil and of the respective Evaluation Report;

                  (c) the approval of the partial spin-off of Croda do Brasil and the contribution of the spun-off assets to the corporate capital of Croda Adesivos do Brasil; and

                  (d) the approval of the Amendment to the Articles of Association of Croda do Brasil, deciding upon the reduction of the corporate capital of the company as a result of the spin-off.

         (iii) a certified copy of the power of attorney in the Agreed Form evidencing the powers of the attorney-in-fact who has signed the minutes mentioned in item (ii) above on behalf of Croda do Brasil's shareholders; and

         (iv) a certified copy of the corporate documents of Croda do Brasil in the Agreed Form evidencing the appointment of the legal representative who shall sign the Brazilian Lease and the Brazilian Services Agreement on its behalf.

(F)      Matters to be dealt with by Croda Adesivos do Brasil
         ----------------------------------------------------

         At First Completion Croda Adesivos do Brasil shall deliver to Croda do Brasil or procure that there is delivered to Croda do Brasil or as it may direct:

         (i) an original copy of the minutes of a shareholders' meeting of Croda Adesivos do Brasil in the Agreed Form, duly signed by the shareholders of Croda Adesivos do Brasil or by an attorney-in-fact thereof, deciding upon:

                  (a) the authorisation for the execution by Croda Adesivos do Brasil of this Agreement and all other relevant documents referred to in the Agreement;

                  (b) the approval of the Protocol of Justification of the Partial Spin-off of Croda do Brasil executed by and between the managements of Croda do Brasil and Croda Adesivos do Brasil and of the respective Evaluation Report;

                  (c) the approval of the partial spin-off of Croda do Brasil and the contribution of the spun-off assets to the corporate capital of Croda Adesivos do Brasil; and

                  (d) the approval of the Amendment to the Articles of Association of Croda Adesivos do Brasil, deciding upon the increase of the corporate capital of the company as a result of the contribution of the spun-off assets.

         (ii) a certified copy of the power of attorney in the Agreed Form evidencing the powers of the attorney-in-fact who has signed the minutes mentioned in item (i) above on behalf of Croda Adesivos do Brasil's shareholders; and

         (iii) a certified copy of the corporate documents of Croda Adesivos do Brasil in the Agreed Form evidencing the appointment of the legal representative who shall sign the Brazilian Lease and the Brazilian Services Agreement on its behalf.

2.       U.S. PROPERTIES

         Croda Adhesives Inc. and Sovereign Adhesives Inc. shall both execute and deliver, at or prior to the First Completion the Ewing Lease.

         At or prior to the First Completion, Croda International shall deliver an assignment assumption and consent with respect to each of the leases referred to in paragraph II of Part A of Schedule 6 (Property Matters).

3.       PROPERTIES

(A)      Matters to be dealt with by Croda International

         Croda International shall deliver or procure that there is delivered to, or to the order of, the Purchaser:-

               (i)  all title deeds relating to the UK Property as listed in
                    Schedule 6; and

               (ii) duly executed Property Transfer in respect of the UK
                    Property.

(B)      Matters to be dealt with by the Purchaser

         The Purchaser shall deliver or procure that there is delivered to, or to the order of Croda International duly executed Property Transfer in respect of the UK Property.

4.       BRAZIL

(A) Croda do Brasil and Croda Adesivos do Brasil shall both execute and deliver, at the offices of Pinheiro Neto in Rio de Janeiro (Croda International's Brazilian counsel):-

               (i)  the Brazilian Lease; and

               (ii) the Brazilian Services Agreement.

5.       ITALY

         Croda Italiana and the Purchaser will execute and deliver the Italian Transfer Deed before an Italian notary at the offices of Becchis, Nunziante & Partners in Rome (Croda International's Italian counsel).

6.       BELGIUM

(A)      Croda Adhesives Europe and Sovereign Specialty Chemicals
         S.P.R.L./B.V.B.A. shall appear before Notary Wuyts in Belgium in order to execute and deliver the notarial deed relating to the transfer of the Belgian Property.

(B)      Croda Adhesives Europe shall provide:-

               (i) a bank guarantee issued by the National Westminster Bank of BEF 45,000,000 for the benefit of the Ministry of Environmental affairs and OVAM with regard to the soil sanitation works on the Belgian Property;

               (ii)  Articles of Association of n.v. Croda Adhesives Belgium;

               (iii) Publication of nomination of the directors in the Belgian
                     Official Journal; and

               (iv) the original certificate referred to in Article 422 bis of the Belgian Income Tax Code ("ITC") to Sovereign Specialty Chemicals S.P.R.L./B.V.B.A

(C) Sovereign Specialty Chemicals S.P.R.L./B.V.B.A. shall file this Agreement jointly with the certificate with the tax controller in accordance with Article 442 bis ITC.

(D) Croda Adhesives Europe and Sovereign Specialty Chemicals BVBA shall each execute and deliver the Belgian Business Sale Agreement.

                                   SCHEDULE 2
                                  (WARRANTIES)
                                     PART A

1.       CAPACITY

(A) Croda International is a company duly incorporated and validly existing under the laws of England and Wales.

(B) Each of Croda International, Croda do Brasil and Brazilian Purchaser has the requisite power and authority to enter into and perform this Agreement and any Vendor's Completion Documents to be executed by it at or after First Completion.

(C) Each member of the Croda Group which is party to this Agreement and/or any of the Vendor's Completion Documents is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite power and authority to enter into and perform its obligations under this Agreement and/or that Vendor's Completion Document.

(D) This Agreement constitutes and the Vendor's Completion Documents executed by Croda International and/or any member of the Croda Group will, when executed, constitute binding obligations of Croda International and/or any member of the Croda Group in accordance with their respective terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) subject to limitations imposed by general equitable principles.

(E) The execution and delivery of this Agreement and that of the Vendor's Completion Documents by which Croda International and/or any member of the Croda Group and the performance by each of Croda International and/or the relevant member of the Croda Group of its respective obligations thereunder will not:

          (i) result in a breach of any provision of its memorandum or articles of association (or equivalent constitutional documents);

          (ii) conflict with, result in a breach of, or constitute a default under, any instrument to which it is a party or by which it is bound and which will have a material adverse effect on its ability to perform its obligations hereunder or under any of the Vendor's Completion Documents to which it is a party;

          (iii) result in a breach of any order, judgment or decree of any court or governmental agency to which it is a party or by which it is bound or subject and which will have a material adverse effect on its ability to perform its obligations hereunder or under any of the Vendor's Completion Documents to which it is a party; or

          (iv) save as contemplated by this Agreement, require it to obtain any consent or approval of, or give any notice to or make any registration with, any governmental or other authority which has not been obtained or made at the date of this Agreement and is in full force and effect where failure to obtain such consent or approval, give such notice or make such registration will have a material adverse effect on its ability to perform its obligations hereunder or under any of the Vendor's Completion Documents to which it is a party.

2.       SOLVENCY

(A) No order has been made and no resolution has been passed for the winding-up of Croda International or Croda Polymers or for a provisional liquidator to be appointed and no petition has been presented and no meeting has been convened for the purposes of winding up Croda International or Croda Polymers.

(B) No administration order has been made and no petition for any such order has been presented in respect of Croda International or Croda Polymers.

(C) No receiver (which expression shall include an administrative receiver) has been appointed in respect of Croda International or Croda Polymers.

(D) No voluntary arrangement has been applied for under section 1 of the Insolvency Act 1986 in relation to Croda International or Croda Polymers.

(E) No event analogous to any of the foregoing has occurred in respect of any Vendor Company or any member of the Croda Group which owns an Asset or is or will be a licensor of the Shared Intellectual Property or the Shared Information Technology.

(F) No distress, distraint, charging order, garnishee order or execution has been levied in respect of any of the Assets.

(G) There are no proceedings under any applicable insolvency, reorganisation or similar law in any jurisdiction in respect of any of the Vendor Companies.

3.       SUBSIDIARIES

         Each Vendor Company is a member of the Croda Group.

4.       OWNERSHIP OF ASSETS

(A) Each of the Assets (other than the Leased Plant and Machinery) is owned by a Vendor Company and each of the Assets capable of possession is in the possession of a Vendor Company or a member of the Croda Group and located on one of the Properties (save for any Plant and Machinery, Motor Vehicles or Stocks which are on the premises, or otherwise under the control, of any customer or supplier, details of which are set out in the Books and Records delivered to the Purchaser at First Completion).

(B) The Assets comprise all of the property, rights and assets which are necessary for the continuation of the Business as it is carried on by Croda International, the Vendor Companies or any other member of the Croda Group at the First Completion Date.

(C) No member of the Croda Group has agreed to acquire any of the Assets (but excluding for this purpose the Stocks) on terms that title does not pass to such member of the Croda Group until full payment is made.

5.       ENCUMBRANCES

         Save for Permitted Encumbrances, no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance or equity on, over or affecting the whole or any part of the Assets is outstanding and there is no agreement or commitment entered into by any member of the Croda Group to give or create any, or any claim made against any member of the Croda Group by any person to be entitled to any.

6.       ACCOUNTS

         The Accounts:

              (i) were prepared in accordance with accounting principles, standards and practices applied in the preparation of the annual audited financial statements for Croda International and its subsidiary undertakings for the accounting period ending in the Accounts Date (save as disclosed otherwise therein);

              (ii) are complete and accurate in all material respects in so far as they relate to the Business;

              (iii) show a true and fair view of (x) the assets, liabilities, financial position and the state of affairs of the Business as of the end of the accounting period ended on the Accounts Date; and (y) the profits and losses of the Business for the period ended on the Accounts Date; and

               (iv) except as the Accounts expressly disclose, are not affected by any exceptional or extraordinary items (as such terms are defined in accordance with generally accepted accounting principles as applied in the United Kingdom).

7.       MANAGEMENT ACCOUNTS

         (A)      The Management Accounts:

               (i) reflect with reasonable accuracy the accounting records of the Business;

               (ii) give a reasonably accurate view of the state of affairs, income arising and expenses incurred of the Business for the period in respect of which they have been prepared; and

               (iii) have been prepared with all reasonable care and attention in accordance with the same accounting principles, standards and practices applied in the preparation of the Accounts.

8.       EVENTS SINCE THE MANAGEMENT ACCOUNTS DATE

         Since the Management Accounts Date:

               (i) there has been no material adverse change in the financial or trading position of the Business taken as a whole;

               (ii) the Business has in all material respects been carried on in the ordinary course; and

               (iii) there has been no unusual increase or decrease in the level of Stock, work in progress or current assets or liabilities of the Business.

9.       PLANT AND MACHINERY

(A) All the Plant and Machinery is serviceable and capable of being used in connection with the Business.

(B) Details of all of the material Plant and Machinery which is owned by any Vendor Company or any member of the Croda Group and used or to be used in the Business are attached to the Disclosure Letter and for the purposes of this sub-paragraph, sub-clause 1.2(J) shall not apply and the reference to material shall be construed as a reference to material in the context of the portion of the Business that is conducted at the Property where the item of Plant and Machinery detailed is located.

(C) Details of all of the Leased Plant and Machinery are attached to the Disclosure Letter.

(D) No capital expenditure for the purposes of the Business in excess of (pound)100,000 per capital project or (pound)500,000 in the aggregate which as at the First Completion Date had not yet been incurred has been budgeted by any member of the Croda Group on or before the First Completion Date.

10.      MOTOR VEHICLES

(A)      The Motor Vehicles are roadworthy and duly licensed.

(B) All forms of taxation payable in respect of the Motor Vehicles (including VAT and road fund tax or, in relation to any jurisdiction other than the United Kingdom, the equivalent Tax in that jurisdiction) have been fully paid within the applicable time limit.

11.      STOCKS

(A)      The Stocks are all in good condition.

(B) The details of the Stocks set out in Schedule 9 (Stocks) are accurate and correct in all material respects.

(C) In respect of the US Properties, no Stocks have been removed from the Properties or sold since the close of business on 30 October, 2000 and no Stocks have been removed from the other Properties or sold since the close of business on 27 October, 2000.

(D) Due provision has been made in the Management Accounts for the obsolescence of any Stocks.

(E) The amounts of Stock (whether raw materials, work-in-progress or finished goods) are not excessive, but are reasonable for the present level of trading of the Business.

12.      CONTRACTS

(A) No member of the Croda Group is in material breach of any of the Contracts nor, so far as Croda International is aware, is any other party to any of the Contracts.

(B)      No Contract:

               (i) cannot be determined or terminated within a period of one year or less;

               (ii) materially restricts the carrying on of the Business in any part of the world; or

               (iii) cannot readily be fulfilled or performed by the relevant Vendor Company on time without undue or unusual expenditure of money, effort or personnel.

(C) The Disclosure Letter and the documents delivered with the Disclosure Letter contain all material details of all Contracts which:

         (i) are material agency, distributorship, franchise, marketing, purchasing, manufacturing or licensing agreements affecting the Business;

         (ii) contain material rebate obligations in respect of goods already sold; or

         (iii)    involve expenditure in excess of(pound)300,000.

         None of these Contracts are invalid and no written notice of termination or intention to terminate has been received in respect thereof.

(D) No member of the Croda Group is party to any joint venture or consortium or any partnership arrangement or agreement or any arrangement or agreement for sharing commissions or other income affecting the Business.

(E) There is not outstanding in respect of the Business any letter of credit, guarantee or agreements for or deed of indemnity or for suretyship given by or for the accommodation of or in connection with the Business or any of the Assets.

13.      CUSTOMERS AND SUPPLIERS

         So far as Croda International is aware, no substantial customer or supplier of the Business has during the 12 months preceding the date of this Agreement ceased, or given written notice which is currently outstanding that it will cease, trading with, the Business.

14.      SUBSTANTIAL DEPENDENCE

         Neither in the accounting reference period ending at the Accounts Date nor in the period since has any single person purchased from or sold to the Business more than five per cent. of the aggregate amount of all sales or purchases made by the Business during such period.

15.      LITIGATION

(A) No member of the Croda Group is engaged in any material litigation or arbitration, or any material administrative or criminal proceedings, whether as plaintiff, defendant or otherwise in each case in respect of the Business (other than as plaintiff in proceedings for the collection of debts arising in the ordinary course of the Business).

(B) So far as Croda International is aware, no such litigation or arbitration or administrative or criminal proceedings as are referred to in sub-paragraph (A) are pending or have been threatened in writing.

16.      INVESTIGATIONS

         No member of the Croda Group has received notification that any investigation or inquiry is being or has been conducted by any supranational, national or local authority or governmental agency in respect of the business or affairs of the Business.

17.      PROPERTIES

(A) The Properties are the only Immovable Property owned, used or occupied in connection with the Business.

(B) Croda International has in its possession or under its control free of any lien except for Permitted Encumbrances all of the title deeds and documents necessary to prove the title of the Vendor Company which owns the Property in question to the Property. All the documents of title to the Properties consist of original stamped documents or a properly examined abstract and all of such documents are listed in an attachment to the Disclosure Letter.

(C) The Property is not subject to the payment of any outgoings other than general and water rates (and in the case of leasehold the sums reserved by the lease) and all outgoings have been paid to date.

(D) All replies to enquiries given by or on behalf of Croda International are so far as Croda International is aware true and accurate in all material respects.

18.      INTELLECTUAL PROPERTY AND INFORMATION TECHNOLOGY

(A) Up-to-date details of the registered Business Intellectual Property (including any application to register such Intellectual Property) are set out in the Disclosure Letter.

(B) All registered Business Intellectual Property is owned by the Vendor Company identified against the relevant right in Warranty 18(A) above and is free from charges and security interests.

(C) There are no claims outstanding at the date of First Completion for compensation of any employee of the Business in relation to the invention by such employee in the course of his employment of any patent disclosed pursuant to Warranty 18(A) above.

(D) There are no domain names registered to any member of the Croda Group which are used exclusively in the Business and which do not contain the name or mark "Croda".

(E) All renewal fees and administrative steps required for the maintenance of the registered Business Intellectual Property (including any application to register any Business Intellectual Property) due to be paid or taken on or prior to First Completion have been paid or taken. So far as Croda International is aware, none of the registered Business Intellectual Property (including any application to register any Business Intellectual Property) is the subject of any impending or threatened proceedings for opposition, cancellation, revocation or rectification.

(F) Details of all material Intellectual Property licences granted to or by any member of the Croda Group in relation to the Business are set out in the Disclosure Letter.

(G) So far as Croda International is aware, no member of the Croda Group is in breach of any licence referred to in sub-paragraph (F) and no such breach has been alleged.

(H) So far as Croda International is aware, the conduct of the Business, the processes and methods employed, the services provided and the products manufactured, used or dealt with in the conduct of the Businesses do not infringe the Intellectual Property rights of any other person.

(I) So far as Croda International is aware, no third party is infringing the Business Intellectual Property.

(J) No member of the Croda Group has received any enforcement notice, de-registration notice or transfer prohibition notice relating to the Business under any Data Protection legislation and, so far as Croda International is aware, no member of the Croda Group has received any notification from any Data Protection Registrar in respect of any non-compliance with any Data Protection legislation by the activities of the Business.

(K) Details of the Business Information Technology are set out in the Disclosure Letter and the Business Information Technology disclosed is free from charges and security interests.

(L) Details of all material Information Technology licences and material agreements relating to the maintenance and support and disaster recovery used in relation to the Business Information Technology and Licensed Information Technology are set out in the Disclosure Letter.

(M) So far as Croda International is aware, no member of the Croda Group and no third party is in material breach of any licence or agreement disclosed pursuant to Warranty 18(L) above.

(N) There have been no material failures or breakdowns in the Business Information Technology or the Licensed Information Technology, which have caused substantial disruption or interruption in or to the Business in the 12 months immediately prior to First Completion.

(O) So far as Croda International is aware, the Business Information Technology material to the running of the Business is in all material respects in good working order as at First Completion.

(P) The Business has not experienced any material disruption to its operations which has had a material adverse effect on the Business as a result of Year 2000 Matters. In this Warranty 18(P), "YEAR 2000 MATTERS" means whether the performance or functionality of

                                       88
         Information Technology has been affected by dates prior to and during the year 2000 and in particular:

         (a) no value for current date has caused any interruption in operation;

         (b) date-based functionality has behaved consistently for dates prior to and during the year 2000;

         (c) in all interfaces and data storage, the century in any date is specified either explicitly or by unambiguous algorithms or inferencing rules; and

         (d)   the year 2000 is recognized as a leap year.

19.      COMPETITION AND TRADE REGULATION LAW

         No member of the Croda Group is a party to any agreement relating to the Business and the Assets which is material and which is the subject of any notice received from any relevant regulatory authority that it:

         (i)      is unenforceable or void; or

         (ii) renders such member of the Croda Group liable to civil, criminal or administrative proceedings,

         in either case by virtue of any anti-trust or similar legislation in any jurisdiction in which the Business is carried on.

20.      EMPLOYMENT

(A) The Listed Employees comprise all of the employees who are employed exclusively in the Business as operated by the Vendor Companies at the date of First Completion.

(B) The payroll details of the Listed Employees attached to the Disclosure Letter are accurate in all material respects as at the dates at which such details are stated in the Disclosure Letter to have been prepared.

(C) No Listed Employee will become entitled to any enhancement in or improvement to his or her remuneration, benefits or terms and conditions of employment or to any bonus payment solely by reason of the First Completion and so far as Croda International is aware no Senior Manager has threatened to terminate his or her employment because of First Completion. For the purposes of this sub-paragraph

         "Senior Manager" means each Listed Employee who is entitled to a salary at a rate in excess of (pound)40,000 per annum.

(D) The standard terms and conditions of employment (including notice periods and material benefits) of the Listed Employees have been disclosed in the Disclosure Letter and, save for those cases where a specific employment contract for a specific Listed Employee has been disclosed in the Disclosure Letter, all Listed Employees are employed on one or other of the standard terms and conditions of employment so disclosed. The date of commencement of service of each Listed Employee is listed in the documents attached to the Disclosure Letter.

(E) There is no material dispute relating to any of the Listed Employees between the relevant member of the Croda Group and any trade union or other organisation formed for a similar purpose existing, pending or threatened in writing to such member of the Croda Group and, except as disclosed in the Disclosure Letter, there is no material collective bargaining agreement (whether binding or not) currently in force or being negotiated applicable to any of the Listed Employees to which the relevant member of the Croda Group is a party and for the purposes of this sub-paragraph sub-clause 1.2(J) shall not apply and the reference to material shall be construed as a reference to material in the context of that part of the Business that is conducted at the Property which constitutes the normal place of work of the relevant Listed Employees.

(F) Copies of all (if any) collective agreements, collective bargaining agreements and any union recognition agreements for the time being affecting the Listed Employees or any of them and their conditions of employment are attached to the Disclosure Letter.

(G) No negotiations for any increase in the remuneration or emoluments of any Listed Employees are current or, based on past practice, anticipated to take place within six months after the First Completion Date other than annual reviews in the ordinary course of the Business and no material increase in such remuneration or emoluments have been agreed which have taken effect or will take effect after the date at which such Listed Employees' payroll details are stated in the Disclosure Letter to have been prepared.

(H) No member of the Croda Group has outstanding any material undischarged liability to pay to any governmental or regulatory authority in any jurisdiction any contribution, Taxation or other impost arising in connection with the employment or engagement in that jurisdiction of personnel by that member of the Croda Group in the Business.

21.      PENSIONS

(A) There is no arrangement to or in which any member of the Croda Group contributes or participates in relation to the Listed Employees under which benefits on retirement are provided except:

         (i)      the Croda Schemes;

         (ii)     permanent health insurance schemes;

         (iii) the national insurance or social security or sick pay schemes of such of the countries in which the Business operates; and

         (iv) such benefits arising under the terms of any applicable collective labour agreement.

(B) True, complete and accurate copies of the trust deeds and rules governing the Croda UK Schemes, together with all material announcements (to members of the Croda UK Schemes who are UK Listed Employees) which have not been incorporated into the trust deed and rules of the Croda UK Schemes are attached to or referred to in the Disclosure Letter.

(C)      (i)      True and complete copies of each United States Plan and
                  related documents have been made available to the Purchaser.
                  The list of each "employee benefit plan" (as such term is defined in Section 3(3) of the United States Employee
                  Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by Croda Adhesives Inc. with respect to employees of Croda Adhesives Inc. (the "UNITED STATES PLANS") attached to the Disclosure Letter is accurate and complete in all material respects. No member of the Croda Group has incurred liability under Title IV of ERISA in connection with any of the United States Plans which could become a liability of the Purchaser.

         (ii) Each United States Plan (excluding any multiemployer plan as defined in Section 3 (37) of ERISA) has been administered in accordance with the terms thereof and all applicable law. There is no pending or, so far as Croda International is aware, threatened, litigation or governmental audit, examination or investigation relating to any United States Plan. Each United States Plan which is intended to be qualified under Section 401(a) of the United States Internal Revenue Code of 1986, as amended (the "CODE") has received a favourable determination letter from the Internal Revenue Service, and no member of the Croda Group is aware of any circumstances reasonably likely to result in the revocation or denial of any such favourable determination letter.

(D) The Croda UK Schemes are exempt approved schemes within the meaning of Chapter 1 of Part XIV of the Income and Corporation Taxes Act 1988 ("ICTA") and, so far as Croda International is aware, there is no ground on which such approval may be withdrawn or cease to apply.

(E) The Croda UK Schemes are contracted-out schemes (each on a reference scheme basis).

(F) Neither Croda International nor any member of the Croda Group has received any notification of any regulatory enquiries or material actions threatened or pending (other than for routine claims for benefits) in connection with the Croda UK Schemes and, so far as Croda International is aware, there is no fact or circumstance likely to give rise to litigation or regulatory enquiry.

(G) All due contributions in relation to the UK Listed Employees in respect of the Croda U.K. Schemes (whether payable by Croda International, any member of the Croda Group or the U.K. Listed Employees) have been paid.

(H) Neither Croda International nor any member of the Croda Group has made or proposed any voluntary or ex gratia payments to any UK Listed Employee in respect of any "RELEVANT BENEFITS" within the meaning of
         Section 612 of ICTA or any other death, retirement, sickness or disability benefits.

(I) Neither Croda International nor any of the Croda Group has given any undertaking or assurance to any UK Listed Employee as to the introduction of any relevant benefits (as defined in paragraph (H) above).

(J)      Defined terms used in this paragraph 21:

         "CRODA SCHEMES" means the Croda UK Schemes and the Croda US Scheme;

         "CRODA UK SCHEMES" means the Croda Group Pension Scheme and/or the Croda International Supplemental Scheme;

         "CRODA US SCHEME" means the Croda Inc. Retirement Plan; and

         "UNITED STATES PLANS" has the meaning given to it in paragraph 21(C).

22.      ENVIRONMENT

(A) So far as Croda International is aware, all material Environmental Permits have been obtained, are being complied with in all material respects in relation to the Business as at the date of this Agreement and have been complied with in all material respects in relation to the Business during the Relevant Period, provided that this Warranty shall not apply to any past non-compliance which has been remedied or corrected or otherwise will not give rise to any future liability.

(B) So far as Croda International is aware, the relevant members of the Croda Group as at the date of this Agreement are operating and during the Relevant Period have operated the Business and the Plant and Machinery in compliance in all material respects with Environmental Laws, provided that this Warranty shall not apply to any past non-compliance which has been remedied or corrected or otherwise will not give rise to any future liability.

(C) No member of the Croda Group has received written notice of any material current or so far as Croda International is aware threatened claims, investigations or other proceedings which are outstanding as at the date of this Agreement against or involving the Business under any Environmental Laws in respect of Environmental Matters.

(D) Croda International has made available to Purchaser's Group copies of any material reports, studies and audits commissioned during the Relevant Period in the possession of any member of the Croda Group relating to any Environmental Matters with respect to the Business or the Properties, which copies are attached to the Disclosure Letter.

(E) The provisions of Schedule 7 (Environmental Matters) shall apply to claims under the warranties in this paragraph 22 to the extent expressly specified in Schedule 7.

23.      BROKERS' FEES

         Croda International has no liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Purchaser could become liable.

24.      REGULATORY LICENCES

(A) All governmental, quasi-governmental and regulatory licences, consents, permissions and approvals necessary for carrying on the Business as it is now carried on have been obtained and are in full force and effect and are not limited in duration or subject to onerous conditions, are listed in the Disclosure Letter and have been complied with in all material respects.

(B) Croda International is not aware of any facts or circumstances which might be expected to cause any such licence consent, permission or authority to be revoked.

25.      PRODUCT LIABILITY

(A) So far as Croda International is aware, none of the Vendor Companies is under any material obligation or liability in respect of products or goods supplied or services provided to any person prior to the date hereof which (a) is, was or will become, in any material respect, faulty or defective or (b) does not comply in any material respect with any material warranty, express or implied, made by or on behalf of the relevant Vendor Companies in respect of it or with all laws, regulations, standards and requirements applicable to it.

(B) So far as Croda International is aware, none of the Vendor Companies (or anyone on their behalf) has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, made any unlawful expenditure relating to any political activity, made any direct or indirect unlawful payments to government officials or others, or paid any bribe (monetary or otherwise), nor, so far as Croda International is aware, has any of the Vendor Companies committed any breach of the US Corrupt Foreign Practices Act.

26.      COMPLIANCE WITH LAWS

(A) So far as Croda International is aware, the Business has been conducted in accordance with all applicable laws and regulations of the United Kingdom and any other relevant jurisdiction and no notice has been received by Croda International or any other member of the Croda Group that there is any investigation or inquiry (proposed or actual) by, and there is no order, decree or judgment of, any court or any governmental or other competent authority or agency of the United Kingdom or any other relevant jurisdiction, outstanding against the Business or any member of the Croda Group in respect of the Business.

27.      GRANTS AND ALLOWANCES

         In relation to the Business and/or any of the Assets, no grant, allowance, aid or subsidy has been applied for or received from any supranational, national, state, local or other authority or government agency during the last six years.

28.      TAXATION

(A) No election to waive exemption has been made pursuant to paragraph 2 of Schedule 10 VATA (or under any overseas legislation having a substantially similar effect thereto) in respect of the Properties by Croda International and/or any other member of the Croda Group (or a relevant associate for the purposes of paragraph 2(1) of Schedule 10 to VATA).

(B) None of the Assets constitutes a capital item to which Part XV of the Value Added Tax Regulations 1995 (Capital Goods Scheme)(or any overseas legislation having a substantially similar effect thereto) applies.

(C) Neither Croda International nor any other member of the Croda Group are involved in any dispute with the Inland Revenue or the Commissioners of Customs and Excise or any other Tax Authority concerning any matter materially affecting either the Business or any of the Assets.

(D) There is no Tax Authority charge over any of the Assets pursuant to any Taxation legislation and no circumstances exist whereby any power under any Taxation legislation could be exercised by any Tax Authority to charge any of the Assets.

(E) All documents relating to the Assets have been duly stamped and there is no liability to any penalty in respect of such duty which are subject to stamp duty.

(F) No Tax Authority has agreed to operate any special arrangement (being an arrangement which is not based on a strict application of the relevant legislation) in relation to the Business whether in respect of benefits provided to its employees, the valuation of stocks or depreciation of assets or in respect of any administrative or other matter whatsoever.

(G) Croda International has not participated in or operated any payroll deduction scheme as defined in Section 202 Income and Corporation Taxes Act 1988 which extends to any employees of the Business.

29.      BRAZILIAN PURCHASER

         Prior to First Completion, Croda Adesivos do Brasil did not own any assets and had not traded and, save for the negotiations to enter into this Agreement, was not party to any contract, arrangement or agreement (whether legally binding or not) nor had it incurred any indebtedness or liability whatsoever. At First Completion (i) the only assets owned by Croda Adesivos do Brasil are the Brazilian
         Assets, (ii) the only liabilities of Croda Adesivos do Brasil are the Brazilian Assumed Liabilities and (iii) Croda Adesivos do Brasil has not suffered or incurred, nor will it be required to accrue any expense or liability whatsoever arising out of or attributable to the partial spin-off of Croda do Brasil and the related transactions described in sub-clause 3.4 of this Agreement.

                                     PART B

1.       OWNERSHIP OF SHARES

         Croda Investments B.V. is the sole legal and beneficial owner of the Shares.

2.       ENCUMBRANCES

         Save for Permitted Encumbrances there is no option, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance or equity on, over or affecting the Shares or any of them and there is no agreement or commitment entered into by any member of the Croda Group to give or create any, or any claim made against any member of the Croda Group by any person to be entitled to any.

                                   SCHEDULE 3
                (LIMITATIONS ON CRODA INTERNATIONAL'S LIABILITY)

1.       WARRANTIES AND UNDERTAKINGS

         The provisions of this Schedule shall operate to limit the liability of Croda International both in respect of any claim by the Purchaser or Croda Adesivos do Brasil for any breach or inaccuracy of the Warranties or in respect of the Undertakings and contain specific limits on the liability of Croda International in respect of claims by the Purchaser in respect of the Environmental Covenant. For the purposes of this Schedule "UNDERTAKINGS" shall mean any covenant and undertaking given by Croda International in or pursuant to sub-clause 6.6 and Part A of
         Schedule 16 of this Agreement.

2.       LIMITATION ON QUANTUM AND GENERAL

(A) Neither the Purchaser nor Croda Adesivos do Brasil shall be entitled in any event to damages or other payment in respect of any claim or claims under any of the Warranties (except for the Environmental Warranties):

         (i) in respect of any individual claim (or series of related claims with respect to the same facts or circumstances) for less than an amount which is equal to (pound)200,000; or

         (ii) unless and until the aggregate amount of all such claims (taking no account of those referred to in (i) above) exceeds an amount which is equal to 3 1/2 percent. of the aggregate of the total consideration set out in sub-clause 3.1 of this Agreement and the total consideration set out in sub-clause
                  3.5 of this Agreement, in which event Croda International's liability shall be limited to the amount by which the Deductible is exceeded. For the purposes of this sub-paragraph, the "Deductible" means an amount equal to 1 1/2 percent. of the aggregate of the total consideration specified in sub-clause 3.1 of this Agreement and the total consideration set out in sub-clause 3.7 of this Agreement as reduced by any payment made by Croda International to the Purchaser under sub-clause 9.3(i) or under sub-clause 10.3(i) or, as the case may be, as increased by any payment made by the Purchaser to Croda International under sub-clause 9.3(ii) or sub-clause 10.3(ii) of this Agreement.

(B) The Purchaser shall not be entitled in any event to damages or other payment in respect of any claim or claims under any of the
         Undertakings:

         (i) in respect of any individual claim (or series of related claims with respect to the same facts or circumstances) for less than an amount which is equal to (pound)50,000; or

         (ii) unless and until the aggregate of all such claims (taking no account of those referred to in (i) above) exceeds an amount which is equal to (pound)250,000, in which event Croda International's liability shall be limited to the amount in excess of (pound)100,000.

(C) The total aggregate liability of Croda International under the Warranties and in respect of the Undertakings and the Environmental Covenant shall not in any event exceed the aggregate of the total consideration set out in sub-clause 3.1 of this Agreement and the total consideration set out in sub-clause 3.5 of this Agreement as reduced by any payment made by Croda International to the Purchaser under sub-clause 9.3(i) and under sub-clause 10.3(i) of this Agreement or, as the case may be, as increased by any payments made by the Purchaser to Croda International under sub-clause 9.3(ii) or sub-clause 10.3(ii) of this Agreement.

(D) Neither the Purchasers nor Croda Adesivos do Brasil shall be entitled to claim for any indirect or consequential loss (including loss of profit) or punitive damages.

(E) Each provision of this Schedule shall be read and construed without prejudice to each of the other provisions of this Schedule.

(F) The provisions of this Schedule shall to the extent expressly specified in this Schedule 3 operate to limit the liability of Croda International under the Environmental Covenant.

3.       TIME LIMITS FOR BRINGING CLAIMS

         No claim shall be brought against Croda International in respect of any of the Warranties or under any of the Undertakings unless the Purchaser or Croda Adesivos do Brasil, as the case may be, shall have given to Croda International Notice of such claim specifying (in reasonable detail) the matter which gives rise to the claim, the nature of the claim and the amount claimed in respect thereof (detailing to the extent reasonably practicable the Purchaser's or Croda Adesivos do Brasil's (as the case may be) calculation of the loss thereby alleged to have been suffered by it or the relevant member of the Purchaser's Group on or before the date which is 18 months after the date of this Agreement, provided that the liability of Croda International in respect of such claim shall absolutely terminate (if such claim has not been previously satisfied, settled or withdrawn) if a written request for arbitration in respect of such claim has not been made within six months of the service of such notice in accordance with clause 34 of this Agreement.

4.       CONDUCT OF LITIGATION

(A) Upon the Purchaser or any member of the Purchaser's Group or Croda Adesivos do Brasil becoming aware of any assessment, claim, action or demand against it or any other matter likely to give rise to any claim in respect of any of the Warranties (other than the Environmental Warranties which shall be subject to the relevant provisions of the Environmental Covenant) and Undertakings, the Purchaser or Croda Adesivos do Brasil, as the case may be, shall:

         (i) as soon as reasonably practicable give Croda International Notice as soon as it appears to the Purchaser or Croda Adesivos do Brasil, as the case may be, that any assessment, claim, action or demand of a third party received by or coming to the notice of the Purchaser or any member of the Purchaser's Group or Croda Adesivos do Brasil, as the case may be, may result in a claim under the Warranties or Undertakings;

         (ii) subject to Croda International indemnifying the Purchaser or Croda Adesivos do Brasil, as the case may be, against any liability, cost, damage or expense which may be incurred thereby, take such action and give such information and access to personnel, premises, chattels, documents and records to Croda International and its professional advisers as Croda International may reasonably request and Croda International shall be entitled to require Croda Adesivos do Brasil or any member of the Purchaser's Group to take such reasonable action and give such information and assistance in order to avoid, dispute, resist, mitigate, settle, compromise, defend or appeal any claim in respect thereof or adjudication with respect thereto;

         (iii) subject to Croda International indemnifying the Purchaser or Croda Adesivos do Brasil, as the case may be, against any liability, cost, damage or expense which may be incurred thereby, at the request of Croda International, allow Croda International to take the sole conduct of such actions as Croda International may reasonably deem appropriate in connection with any such assessment or claim in the name of the Purchaser or Croda Adesivos do Brasil or any relevant member of the Purchaser's Group and in that connection the Purchaser shall give or cause to be given to Croda International all such assistance as it may reasonably require in avoiding, disputing, resisting, settling, compromising, defending or appealing any such claim and shall instruct such legal or other professional advisors as Croda International may nominate to act on behalf of the Purchaser or Croda Adesivos do Brasil or any relevant member of the Purchaser's Group, as appropriate, but to act in accordance with Croda International's instructions provided that neither the Purchaser nor Croda Adesivos do Brasil shall be required to commence any legal proceedings where either:

                  (a) the Purchaser, Croda Adesivos do Brasil or the relevant member of the Purchaser's Group, as the case may be, has validly assigned all of its rights in relation to the relevant claim to Croda International in a manner which entitles Croda International to the same benefits in respect of such rights as the Purchaser or Croda Adesivos do Brasil, as the case may be, had; or

                  (b) where sub-paragraph (A)(iii)(a) does not apply, Croda International has not notified the relevant party against whom such proceedings are brought that such proceedings are being brought at the instruction of Croda International;

         (iv) make no admission of liability, agreement, settlement or compromise with any third party in relation to any such claim or adjudication without the prior written consent of Croda International (such consent not to be unreasonably withheld or delayed); and

         (v) take all reasonable action to mitigate any loss suffered by it or any member of the Purchaser's Group in respect of which a claim could be made under the Warranties or the Undertakings.

(B) Notwithstanding the foregoing, Croda International shall not be entitled to assume the defence of any claim, action or demand of a third party (and shall be liable for the reasonable expenses (including legal expenses) incurred by the Purchaser, Croda Adesivos do Brasil or the relevant member of the Purchaser's Group as the case may be in defending such claim, action or demand) if such claim, action or demand seeks any relief other than damages (including any order, injunction or other equitable relief) against the Purchaser, Croda Adesivos do Brasil or the relevant member of the Purchaser's Group as the case may be which the Purchaser or Croda Adesivos do Brasil, as the case may be, reasonably determines cannot be separated from any related claim for damages. If such claim for other relief can be separated from the claim for damages, Croda International shall be entitled to assume the defence of the claim for damages.

(C) Croda International shall be entitled at any stage and at its absolute discretion, after prior Notice to the Purchaser or Croda Adesivos do Brasil, as the case may be, to settle any such third party assessment or claim.

5.       NO LIABILITY IF LOSS IS OTHERWISE COMPENSATED FOR

(A) No liability shall attach to Croda International by reason of any breach of any of the Warranties or under the Undertakings to the extent that the same loss has been recovered by the Purchaser or Croda Adesivos do Brasil pursuant to the Environmental Covenant, any other Warranty or term of this Agreement or any other document referred to in this Agreement and accordingly the Purchaser and Croda Adesivos do Brasil may only recover once in respect of the same loss.

(B) Croda International shall not be liable for breach of any of the Warranties nor under any of the Undertakings nor under the Environmental Covenant to the extent that the subject of the claim has been or is made good or is otherwise compensated for without cost to the Purchaser, Croda Adesivos do Brasil or any other member of the Purchaser's Group.

(C) In calculating the liability of Croda International for any breach of the Warranties or any of the Undertakings or pursuant to the Environmental Covenant there shall be taken into account the amount by which any Taxation for which the Purchaser, Croda Adesivos do Brasil or any other member of the Purchaser's Group which the Purchaser procures to purchase the Assets is now or in the future accountable or liable to be assessed is reduced or extinguished as a result of the matter giving rise to such liability.

6.       RECOVERY FROM THIRD PARTIES

(A) Where the Purchaser, Croda Adesivos do Brasil or any member of the Purchaser's Group is at any time entitled to recover from some other person any amount in respect of any matter giving rise to a claim under the Warranties and/or the Undertakings or under the Environmental Covenant, the Purchaser or Croda Adesivos do Brasil, or both of them, shall, and shall procure that the member of the Purchaser's Group concerned shall, take all reasonable steps to enforce such recovery prior to taking action against Croda International (other than to notify Croda International of the claim against Croda International and to make a written request for arbitration in respect of such claim prior to the expiry of any applicable time limit in respect thereof) and, in the event that the Purchaser, Croda Adesivos do Brasil or any member of the Purchaser's Group shall recover any amount from such other person, the amount of the claim against Croda International shall be reduced by the amount recovered provided that neither the Purchaser nor Croda Adesivos do Brasil shall be required to commence any legal proceedings where either:

         (i) the Purchaser or Croda Adesivos do Brasil, as the case may be, has validly assigned all of its rights in relation to the relevant claim to Croda International in a manner which entitles Croda International to the same benefits in respect of such rights as the Purchaser or Croda Adesivos do Brasil, as the case may be, had; or

         (ii) where sub-paragraph (A)(i) does not apply, Croda International has not notified the relevant party against whom such proceedings are brought that such proceedings are being brought at the instruction of Croda International.

(B) If Croda International pays at any time to the Purchaser or Croda Adesivos do Brasil or any member of the Purchaser's Group an amount pursuant to a claim in respect of the Warranties and/or the Undertakings or under the Environmental Covenant or under any other provision of this Agreement and the Purchaser or Croda Adesivos do Brasil or other relevant member of the Purchaser's Group subsequently recovers from some other person any amount in respect of any matter giving rise to such claim, the Purchaser or Croda Adesivos do Brasil, or both of them, shall, and shall procure that the relevant member of the Purchaser's Group shall, repay to Croda International the lesser of (i) the amount paid by Croda International to the Purchaser or Croda Adesivos do Brasil or the other member of the Purchaser's Group and (ii) the amount (including interest (if any)) recovered from such other person.

(C) For the avoidance of doubt, references in this paragraph 6 to amounts recovered are to the amounts so recovered net of the costs and expenses of the relevant members of the Purchaser's Group properly incurred in effecting such recovery and less any liability to Taxation that is incurred by the relevant member of the Purchaser's Group in respect of such amount which would not have been incurred if Croda International paid that amount to the relevant member of the Purchaser's Group.

7.       ACTS OF PURCHASER

         No claim shall lie against Croda International under or in relation to the Warranties (other than the Environmental Warranties which shall be subject to the relevant provisions of the Environmental

         Covenant) or under the Undertakings to the extent that such claim is attributable to:

         (i) any voluntary act, omission, transaction, or arrangement carried out at the request of or with the express consent of the Purchaser or any member of the Purchaser's Group before First Completion or under the terms of this Agreement or any other agreement contemplated by it;

         (ii) any voluntary act, omission, transaction, or arrangement carried out at the request of or with the express consent of the Purchaser or any member of the Purchaser's Group on or after First Completion;

         (iii) any voluntary act, omission, transaction, or arrangement carried out by the Purchaser or by any member of the Purchaser's Group on or after First Completion otherwise than
                  (i) in the ordinary course of the Business or (ii) carried out or effected pursuant to a legally binding commitment in this Agreement; or

         (iv) any admission of liability made in breach of the provisions of this Schedule after the date of this Agreement by the Purchaser or on its behalf or by persons deriving title from the Purchaser or by a member of the Purchaser's Group.

8.       RETROSPECTIVE LEGISLATION

         No liability shall arise in respect of any breach of any of the Warranties (other than the Environmental Warranties which shall be subject to the relevant provisions of the Environmental Covenant) or under the Undertakings to the extent that liability for such breach occurs or is increased directly or indirectly as a result of any legislation not in force on or prior to the date of this Agreement or as a result of the withdrawal of any extra-statutory concession or other agreement or arrangement currently granted by or made with any governmental authority or Tax Authority or as a result of any change after the date of this Agreement of any generally accepted interpretation or application of any legislation or in the enforcement policy or practice of the relevant authorities or as a result of the withdrawal of any extra-statutory concession or any other formal agreement or arrangements with any Tax Authority (whether or not having the force of law) currently granted by or made with any Tax Authority.

                                      103
9.       DISCLOSURE

         Neither the Purchaser nor Croda Adesivos do Brasil shall be entitled to claim that any fact, matter or circumstance causes any of the Warranties or Undertakings to be breached if fairly disclosed in the Disclosure Letter or in any document delivered with the Disclosure Letter.

                                   SCHEDULE 4
                               (EMPLOYEE MATTERS)

                                     PART A

                   PROVISIONS RELATING TO US LISTED EMPLOYEES

         Effective on the First Completion Date, the Purchaser shall offer employment to all of the US Listed Employees upon terms and conditions (including wages, salaries, and bonus compensation) and with employee benefit plans, programmes and arrangements substantially equivalent in the aggregate to those in effect with respect to such employees prior to the First Completion Date and the Purchaser shall credit the US Listed Employees with all of their years of service credited by Croda Adhesives Inc. under the United States Plans as at the First Completion Date for all purposes (other than for benefit accrual) under any employee benefit plan, programme or arrangement of the Purchaser in which such employees participate to the extent that those years of service would have been credited under the relevant Purchaser employee benefit plan, programme or arrangement if such US Listed Employee had been a similarly situated employee of the Purchaser during the relevant period of time. Nothing in this paragraph shall be interpreted to prohibit the Purchaser or any of its subsidiaries from amending or terminating any employee benefit plan or programme or arrangement in which a US Listed Employee may participate following the First Completion Date in accordance with the terms thereof, provided that such amendment or termination shall be applied uniformly, to the extent applicable, to all of Purchaser's employees including the US Listed Employees. Further, notwithstanding the foregoing, subject to the terms of permitted employment agreements, the Purchaser shall not be obligated to continue to employ any US Listed Employee for any particular length of time. Effective on the First Completion Date, the Purchaser shall assume the employment contracts pertaining to John T. Koufis and Jerald P. Stempel and shall be solely responsible for all liabilities and obligations thereunder.

                                     PART B

                 PROVISIONS RELATING TO BELGIAN LISTED EMPLOYEES

1. Croda International and the Purchaser acknowledge and accept that, with effect from the First Completion Date, the Belgian Listed Employees will be transferred to the Purchaser in accordance with the Belgian Collective Bargaining Agreement CAO ("Collective Arbeidsovereenkomst") 32bis and applicable Belgian labour law. Croda International and the Purchaser agree that the effect of this will be that, with effect from the First Completion Date, all obligations of Croda Adhesives Europe in connection with the employment agreements and arrangements of the Belgian Listed Employees will be transferred to the Purchaser and the Belgian Listed Employees will be entitled to enforce their rights against the Purchaser and not against Croda Adhesives Europe.

2. The Purchaser agrees to use its reasonable endeavours to procure that as soon as reasonably practicable after the First Completion Date, and in any event no later than three months after the First Completion Date, each of the Belgian Listed Employees executes an agreement in the Agreed Form in which such employee confirms his or her employment with the Purchaser and that he or she has no further rights and no claims of any sort against Croda Adhesives Europe.

                                     PART C

                 PROVISIONS RELATING TO ITALIAN LISTED EMPLOYEES

         The Italian Listed Employees shall be transferred to the Purchaser in compliance with applicable provisions of Italian law as a trasferimento di ramo d'azienda (sale of part of a business) and any applicable collective bargaining arrangements so that each Italian Listed Employee will, with effect from the First Completion Date, be employed by the Purchaser on substantially the same terms as he or she was employed by Croda Italiana immediately prior to the First Completion Date.

                                     PART D

                PROVISIONS RELATING TO BRAZILIAN LISTED EMPLOYEES

         Croda International and the Purchaser acknowledge and agree that with effect from the First Completion Date the Brazilian Listed Employees will be transferred to Croda Adesivos do Brasil in accordance with applicable Brazilian law.

                                     PART E

                 PROVISIONS RELATING TO OTHER EUROPEAN EMPLOYEES

         Croda International and the Purchaser acknowledge and accept that, with effect from the First Completion Date the employment of Other European Employees will be transferred to the Purchaser in accordance with applicable national laws relating to those individuals.

                                     PART F

               PROVISIONS RELATING TO THE CANADIAN LISTED EMPLOYEE

         Effective on the First Completion Date, the Purchaser shall offer employment to the Canadian Listed Employee upon terms and conditions (including wages, salaries, and bonus compensation) and with employee benefit plans, programmes and arrangements substantially equivalent to those in effect with respect to such employee prior to the First Completion Date and the Purchaser shall credit the Canadian Listed Employee with all of their years of service with Croda Canada for all purposes (other than for benefit accrual) under any employee benefit plan, programme or arrangement of the Purchaser in which such employees participate.

                                   SCHEDULE 5
                                (PENSION MATTERS)

US

Pension Plan: Prior to First Completion, Croda International and the Vendor Companies shall take such action as may be necessary to cause each US Listed Employee to become fully vested under the Croda Inc. Retirement Plan (the "Retirement Plan") with respect to benefits accrued as of First Completion. As of First Completion, all US Listed Employees shall cease to accrue benefits (if any) under the Retirement Plan and Croda Adhesives Inc. shall cease to be a participating employer under the Retirement Plan. Croda International and the Vendor Companies shall take, or cause to be taken, all such action as may be necessary to effect such cessation of participation. No assets or liabilities with respect to the US Listed Employees shall be transferred as a result of this Agreement from the Retirement Plan to any plan or arrangement established by the Purchaser or any other employer for the benefit of the US Listed Employees.

401(K) Plan: Prior to First Completion, Croda International and the Vendor Companies shall take such action as may be necessary to cause each US Listed Employee to become fully vested under the Croda Inc. Retirement Savings Plan (the "Croda 401(k) Plan") with respect to benefits accrued as of First Completion. As soon as practicable following First Completion, Purchaser shall, or shall cause a member of the Purchaser's Group to, establish or designate a defined contribution plan ("Purchaser's 401(k) Plan") to provide benefits to the US Listed Employees who, as of First Completion, participate in the Croda 401(k) Plan. Purchaser's 401(k) Plan will be qualified under Section 401(a) of the Code. The Croda Group will or will cause the applicable Croda Group member to make all contributions, premiums and payments required to be made under the terms of the Croda 401(k) Plan with respect to the US Listed Employees for the period ending as of First Completion. As of First Completion, all US Listed Employees shall cease to be eligible to participate in the Croda 401(k) Plan. Croda International and the Vendor Companies shall take, or cause to be taken all such action as may be necessary to effect such cessation of participation. As soon as practicable after First Completion, (and upon their receipt of evidence acceptable to them that the Purchaser's 401(k) Plan is qualified under
Section 401(k) of the Code and that the transfer hereunder contemplated will not adversely affect the Croda 401(k) Plan's qualification under Section 401(a) of the Code, Croda International and the Vendor Companies shall cause the trustee of the Croda 401(k) Plan to transfer to the trust forming a part of Purchaser's 401(k) Plan cash (except that promissory notes reflecting participant loans shall be transferred in kind) in an amount equal to the account balances of the US Listed Employees as of a valuation date not more than 60 days prior to the transfer, increased by any contribution due for periods prior to First Completion and not made as of such valuation date and reduced by any benefits paid from such valuation date until the transfer.

As of the First Completion Date, Purchaser shall assume the Croda Adhesives Inc. Medical Plan covering US Listed Employees.

Multiemployer Pension Plan: Croda Adhesives Inc. has an obligation to contribute to the Teamsters Pension Trust Fund of Philadelphia and Vicinity which is a "multiemployer plan" (as such term is defined in Section 3(37) of ERISA (the "Multiemployer Pension Plan"). The Purchaser agrees that, from and after the First Completion Date, the Purchaser shall have an obligation to contribute to the Multiemployer Pension Plan for substantially the same number of contribution base units for which Croda Adhesives Inc. had an obligation to contribute prior to the First Completion Date. The Purchaser may apply to the Pension Benefit Guaranty Corporation or to the sponsor of the Multiemployer Pension Plan and shall use its reasonable best efforts to obtain for the benefit of the Purchaser and Croda Adhesives Inc. an individual exemption or variance from the requirements of Section 4204(a)(1)(B) and (C) of ERISA. Croda Adhesives Inc. shall cooperate in the prosecution of any such application and implementation of any such exemption or variance. To the extent that before the First Completion Date such an exemption or variance is not granted with respect to the Multiemployer Pension Plan, then the following provisions shall apply (unless such a variance or exemption is granted prior to the first day of the first plan year of the Multiemployer Pension Plan beginning after the First Completion
Date):

     (A) The Purchaser shall provide to the Multiemployer Pension Plan annually for a period of five (5) years of the Multiemployer Pension Plan (commencing with the first plan year of the Multiemployer Pension Plan beginning after the First Completion Date) a bond issued by a corporate surety company that is an acceptable surety for purposes of
          Section 412 of ERISA, or an amount held in escrow by a bank or a similar financial institution satisfactory to the Multiemployer Pension Plan, or such other equivalent form of security permitted for this purpose in an amount equal to 100% (or 200% in the event that the Multiemployer Pension Plan is in reorganisation in the plan year during which the First Completion Date occurs) of the greater of (1) the average annual contribution required to have been made by Croda Adhesives Inc. with respect to the operations under the Multiemployer Pension Plan for the three (3) plan years of the Multiemployer Pension Plan preceding the plan year in which the First Completion Date occurs, or (2) the annual contribution that Croda Adhesives Inc. was required to have made with respect to the operations under the Multiemployer Pension Plan for the last plan year of the Multiemployer Pension Plan preceding the plan year in which the First Completion Date occurs; which bond, escrow or security shall be paid to the Multiemployer Pension Plan if the Purchaser withdraws from the Multiemployer Pension Plan, or fails to make a contribution to the Multiemployer Pension Plan when due, at any time during the first five (5) plan years of the Multiemployer Pension Plan beginning after the First Completion Date.

     (B) Croda Adhesives Inc. hereby agrees that, if the Purchaser withdraws from the Multiemployer Pension Plan in a complete withdrawal or a partial withdrawal with respect to operations during the first five
          (5) plan years of the Multiemployer Pension Plan beginning after the First Completion Date, Croda Adhesives Inc. will be secondarily liable to the Multiemployer Pension Plan for any withdrawal liability Croda Adhesives Inc. would have incurred to the Multiemployer Pension Plan (but for Section 4204 of ERISA in the event the liability of the Purchaser with respect to the Multiemployer Pension Plan is not paid.

     (C)  The Purchaser hereby agrees that, in the event Croda Adhesives Inc.
          is required to provide a bond or amount in escrow pursuant to Section 4204(a)(1)(C) or 4204(a)(3) of ERISA, the Purchaser shall pay to Croda International the cost of such bond (including any required collateral) or the amount of such escrow within ten (10) days prior to the establishment of such escrow.

BRAZIL

The Purchaser shall observe the applicable legislation as regards pension schemes to Brazilian Listed Employees, and, without prejudice to the foregoing generality, shall maintain in relation to the Brazilian Listed Employees, on and after Second Completion, a retirement benefits scheme with the same general characteristics as the retirement benefits scheme applicable to the Brazilian Listed Employees immediately prior to Second Completion. The Purchaser shall indemnify each member of the Croda Group against any liability, cost, claim or expense which results from a failure so to maintain.

                                   SCHEDULE 6
                               (PROPERTY MATTERS)

                                     PART A

                                   PROPERTIES

A1.  UK PROPERTIES

FREEHOLD PROPERTIES WITH REGISTERED TITLES

     REGISTERED PROPRIETOR    TITLE NUMBER    NATURE OF TITLE       SHORT DESCRIPTION
     (OWNER)
     Croda Polymers           NT276712        Freehold Absolute     Land North of Quibell's    Aggregate
                                                                    Lane,Newark,               value of
                                                                    Nottinghamshire            UK
                                                                                               Properties:
                                                                                               (pound)1,632,000

FREEHOLD PROPERTIES WITH UNREGISTERED TITLES

     ESTATE OWNER          DATE OF                PARTIES          SHORT DESCRIPTION
                           CONVEYANCE TO
                           ESTATE OWNER

     Croda Polymers         21/12/1981         Croda Polymers      Quibell's Lane Works,
                                               Properties          Newark, Nottinghamshire
                                               Ltd (1) Croda
                                               Polymers (2)

A2.      BELGIAN PROPERTIES

         OWNER                           NATURE OF TITLE            SHORT DESCRIPTION                    VALUE ((POUND))

         Croda Adhesives Europe          Full property title        Immovable property located in        (pound)417,000
                                                                    Kapellen, Afdeling 3, section M,
                                                                    403-M, 403-N, 406-V-3, 406-A-4,
                                                                    located Hoogboomsesteenweg 166


A3.      U.S. PROPERTIES

         LESSOR                            LESSEE                        ADDRESS                          RENT (US$)
         Croda Adhesives Inc.              Sovereign Adhesives Inc.      200 Upper Ferry Road, Ewing,     US$200,000
                                                                         New Jersey                       per annum

         LESSOR                            LESSEE                        ADDRESS                          RENT (US$)
         Centerpoint Properties Trust      Croda Adhesives Inc.          2301 North Route 30,             US$494,682.00
                                                                         Plainfield, Illinois             per annum

         Master Dundee 53 LLC              Croda Adhesives Inc.          1400 West Dundee Road,           US$85,500.00
                                                                         Arlington Heights, Illinois      per annum

                                     PART B
                  (PROVISIONS APPLICABLE TO SALE OF PROPERTIES)

B1.      UK PROPERTIES

1.       CONSIDERATION

         The aggregate value attributed to the UK Properties by sub-clause 3.2 (Consideration) shall be allocated in accordance with any amounts shown in Part A of this Schedule.

2.       MATTERS TO WHICH THE SALE IS SUBJECT

         The UK Properties are sold subject to and (where appropriate) with the benefit of the following matters:

         (A) all local land charges and all matters capable of registration as local land charges;

         (B) all entries made in any public register (including those maintained by H.M. Land Registry or its Land Charges Department or by Companies House) and all matters referred to therein;

         (C) all notices served and orders, demands, proposals or requirements made by any local or other competent authority;

         (D) all covenants, restrictions, stipulations, burdens, agreements, conditions, rights of pre-emption, or other incumbrances or provisions affecting the UK Properties including those that Croda Polymers does not know about;

         (E) the matters contained or referred to in the documents listed in paragraph 9 of this Part B of this Schedule;

         (F) all exceptions and reservations of whatever nature, all rights of way, water, light, air or other rights, easements, quasi-easements, servitudes and wayleaves (whether constituted in the title deeds or otherwise) and all public or private rights;

         (G) all matters which are (or would be if the title to the UK Property were registered at HM Land Registry) overriding interests under Section 70(1) of the Land Registration Act 1925; and

         (H) all matters which would be disclosed by searches of the local and other competent authorities which a prudent purchaser would make whether such searches and enquiries have been made or not.

3.       VACANT POSSESSION

         Each UK Property is sold subject to the provisions of this Agreement and the Letting as defined in paragraph 9 but otherwise with vacant possession of the whole on the First Completion Date.

4.       TITLE

4.1 In the case of any of the UK Properties title to which is registered at H.M. Land Registry section 110 Land Registration Act 1925 shall apply and the Purchaser shall be deemed to be purchasing with full knowledge of the contents of the entries on the relevant registers of title, any documents or any part of any document noted on the registers and of the filed plans copies of which have been supplied to the Purchaser before the date of this agreement.

4.2 In the case of any of the UK Properties title to which is not registered at H.M. Land Registry the Purchaser shall be deemed to be purchasing with full knowledge of the contents of all deeds and other documents of title copies of which have been supplied to the Purchaser before the date of this agreement.

4.3 Before the date of this Agreement, Croda Polymers' title to the UK Properties has been produced to the Purchaser and the Purchaser accepts the title without any further enquiry or requisition save in respect of any matters arising as a result of any pre-Completion searches at HM Land Registry, the Land Charges Department or Companies House.

5.       PUBLIC REQUIREMENTS

         The Purchaser buys with full notice of the use or development of the UK Properties for which permission has been granted and accepts the position without any further enquiry or requisition and the UK Properties are sold subject to all matters arising under UK town and country planning legislation.

6.       APPORTIONMENTS

6.1 All rents, rates and other outgoings in respect of the UK Properties for the period before and including the First Completion Date shall be borne by Croda Polymers and for any period after the First Completion Date shall be borne by the Purchaser.

6.2 Save to the extent that the same constitute Receivables or Trade Payables, all rents and other periodical payments receivable in respect of the UK Properties for any period of time before and including the First Completion Date shall belong to and be payable to Croda Polymers and for any period of time after that day shall belong to and be payable to the Purchaser.

7.       THE PROPERTY TRANSFER

7.1 The Purchaser will at its own expense execute an H.M. Land Registry form TR1 relating to the UK Properties with registered and unregistered title (which in this Part B of this Schedule shall together be referred to as the "Property Transfer") in duplicate and deliver the duplicate (duly stamped and denoted) to, or to the order of, Croda International as soon as practicable after First Completion.

7.2 On the First Completion Date Croda Polymers will deliver duly executed Property Transfer relating to all of the UK Properties to, or to the order of, the Purchaser.

7.3 Croda Polymers shall not be required to execute a Property Transfer except to the Designated Purchaser.

7.4 Croda Polymers sells with full title guarantee. For the purposes of this paragraph:

         (A) Croda Polymers' compliance with the covenant for further assurance implied by section 2(1)(b) of the Law of Property (Miscellaneous Provisions) Act 1994 shall be at the cost of the Purchaser; and

         (B) in addition to not being liable for the matters and things referred to in section 6(1) or (2) of that Act, Croda Polymers shall not be liable under the covenants implied by virtue of section 2(1)(a) or section 3 of that Act in respect of matters which are referred to in the Disclosure Letter or are matters of public record or in respect of instruments or matters of which the Purchaser is deemed to have actual notice by section 198 of the Law of Property Act 1925, the sale being expressly made subject to them.

8.       STANDARD CONDITIONS

         Insofar as the same are applicable and are not inconsistent with the express terms of this agreement the Standard Commercial Property Conditions (1st Edition) are incorporated in this agreement except that:

         (A)      (i)     the "contract rate" means the Agreed Rate;

                  (ii)    "transfer" means the Property Transfer;

                  (iii)   "working day" means Business Day;

         (B)      Conditions 1.1.1(a), 1.2, 1.3, 1.4, 2, 3.3.3(a), and (b),
                  4.1.1, 4.2.1, 4.3.2, 5.1.3, 5.2, 6.1, 6.3.1, 6.3.2, 6.3.6,
                  6.4, 6.7, 6.8, 7.1, 7.2, 7.3, 7.5, 7.6 and 9 shall not apply.

9.       PROPERTY ENCUMBRANCES

         For the purposes of paragraphs 2, 3 and 7 of this Part of this Schedule the matters subject to which the UK Properties are sold are as follows:

         ------------- ------------------------------ --------------------------
         DATE          DOCUMENT                       PARTIES
         ------------- ------------------------------ --------------------------
         ------------- ------------------------------ --------------------------
         12.03.1960    Residential Tenancy            (1) British Glues
                       Agreement herein referred      and Chemicals
                       to as "the Letting"            Limited
                                                      (2) Harold Smith
         ------------- ------------------------------ --------------------------
         ------------- ------------------------------ --------------------------
         23.08.1988    Deed of Easement               (1) Croda Polymers
                                                      (2) British Gas plc
         ------------- ------------------------------ --------------------------
         ------------- ------------------------------ --------------------------
                       The registers of title
                       number NT276712.
         ------------- ------------------------------ --------------------------
         ------------- ------------------------------ --------------------------
         21.12.1981    Conveyance                     (1) Croda Polymers
                                                      Properties Limited
                                                      (2) Croda Polymers
                       (all matters referred to
                       in this document and the
                       other documents referred
                       to therein as listed in
                       the Property Transfers)
         ------------- ------------------------------ --------------------------

B2.      BELGIAN PROPERTY

         The Belgian Property referred to in Part A2 of Schedule 6 (Property Matters) shall be transferred via a notarial transfer deed in the Agreed Form to be entered into at First Completion between Croda Adhesives Europe and the relevant member of the Purchaser's Group

B3.      US PROPERTIES

1. The US Property referred to in paragraph I of Part A3 of Schedule 6 (Property Matters) shall be leased to Sovereign Adhesives Inc. from Croda Adhesives Inc., pursuant to the Ewing Lease, to be fully executed at or prior to the First Completion.

2. The US Property referred to in paragraph II of Part A3 of Schedule 6 (Property Matters) shall be transferred, at or prior to the First Completion, via an assignment of lease containing no representations and warranties beyond those contained in this Agreement.

                                   SCHEDULE 7
                             (ENVIRONMENTAL MATTERS)

                                     PART A

1.       INTERPRETATION

In this Schedule:-

"CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, as amended;

"CLAIM" means any claim, written demand, express, written requirement, order or suit by the Environmental Authority or any third party under Environmental Laws which could reasonably be expected to result in Protected Losses being incurred by a member of the Purchaser's Group;

"EMERGENCY"                      has the meaning given in sub-paragraph 4.2;

"ENVIRONMENTAL AUTHORITY"        means the relevant governmental agency or
                                 other regulatory body acting in accordance with its powers and duties under Environmental
                                 Laws;

"ENVIRONMENTAL INDEMNITY         means Known Environmental Indemnity Matters
MATTERS"                         and Unknown Environmental Indemnity Matters;

"ENVIRONMENTAL WARRANTY          means matters which give rise to a claim under
MATTERS"                         any of the Environmental Warranties;

"ISRA" has the meaning given in paragraph 17.9 of the Business Sale Agreement;

"KNOWN ENVIRONMENTAL             means the Environmental Indemnity Matters
INDEMNITY MATTERS"               referred to in Part C of this Schedule;

"OVAM MATTER"                    has the meaning given in paragraph 17.8 of the
                                 Business Sale Agreement;

"PROTECTED LOSSES"               means:-

                                 (i)    fines, penalties, damages or other
                                        liabilities in relation to the relevant
                                        Claim;

                                 (ii)   the cost of Work which is carried out
                                        after the First Completion Date; and

                                 (iii)  the reasonable cost of professional
                                        advice which is provided to a member of
                                        the Purchaser's Group after the First
                                        Completion Date in relation to a Claim
                                        as referred to in (i) or Work as
                                        referred to in (ii),

                                 subject to paragraphs 3 to 8 and, in relation to a Claim or Works where the Purchaser has Control under paragraph 6, to the extent actually paid by the relevant member of the Purchaser's Group after the First Completion Date;

"RELEVANT PROPERTY"              means all or any part of the Properties;

"REQUIRED"                       means required pursuant to:-

                                 (i)    an express and binding instruction,
                                        requirement, decision or demand of the
                                        Environmental Authority;

                                 (ii) an express and positive requirement of Environmental Law that a particular step or action is taken;

"UNKNOWN ENVIRONMENTAL           means the matters referred to in Part B of this
INDEMNITY MATTERS"               Schedule and excludes Known Environmental
                                 Indemnity Matters;

"WORK" means any work in order to inspect, investigate, assess, audit, sample, monitor, remove, treat, abate, control, remediate or contain a Environmental Indemnity Matter.

2.       COVENANT

Subject to paragraphs 3 to 8 below, Croda International covenants with the Purchaser to pay to the Purchaser and to indemnify and hold harmless the Purchaser from and against:-

2.1 all Protected Losses of any member of the Purchaser's Group in relation to any Known Environmental Indemnity Matters; and

2.2 50% of all Protected Losses of any member of the Purchaser's Group in relation to any Unknown Environmental Indemnity Matters.

3.       FINANCIAL LIMITS

Croda International shall not be liable under this Schedule in respect of an Unknown Environmental Matter or the Environmental Warranties in respect of an Environmental Warranty Matter:-

3.1 unless the liability of Croda International under this Schedule in respect of the individual Unknown Environmental Indemnity Matter or the Environmental Warranties in respect of an Environmental Warranty Matter in respect of which the claim is made (before paragraph 2.2 is applied) exceeds (pound)50,000;

3.2      unless the aggregate liability of Croda International under this
         Schedule in respect of all Unknown Environmental Indemnity Matters (before paragraph 2.2 is applied) and the Environmental Warranties in respect of Environmental Warranty Matters exceeds (pound)500,000, in which case such liability shall be limited to the excess of such aggregate over (pound)100,000.

4.       TRIGGER CONDITION AND TIME LIMIT

The Purchaser shall not be entitled to claim under this Schedule in respect of an Unknown Environmental Indemnity Matter unless:-

4.1 a Claim against a member of the Purchaser's Group in relation to such Unknown Environmental Indemnity Matter has been made or expressly threatened in writing on or before the fifth anniversary of the First Completion Date (the "Trigger Date") (i) by an Environmental Authority or (ii) by any other person (other than a member of the Purchaser's Group) under Environmental Laws in respect of the same Environmental Indemnity Matter; or

4.2 on or before the Trigger Date such Unknown Environmental Indemnity Matter gives rise to an immediate and serious risk to human health which amounts to an emergency ("EMERGENCY") in the reasonable belief of the Purchaser and it is substantially more likely than not that an Environmental Authority or other third party would make a Claim against a member of the Purchaser's Group, if the Environmental Authority were aware as at that date of the nature and extent of such Unknown Environmental Indemnity Matter; or

4.3 on or before the Trigger Date, such Unknown Environmental Indemnity Matter is, or would be, if known to any Environmental Authority or other third party, substantially more likely than not to result in a Claim under any Environmental Law;

and the Purchaser has given Notice to Croda International of its claim under this Schedule on or before the Trigger Date specifying (in reasonable detail) the matter which gives rise to a claim, the condition under sub-paragraph 4.1,
4.2 or 4.3 which is satisfied in relation to such matter and the amount of the Protected Losses (to the extent known or reasonably capable of estimation).

5.       OTHER LIMITS AND EXCLUSIONS

The Purchaser shall not be entitled to recover under this Schedule to the extent that a claim would not have arisen but for, results from or is increased by:-

5.1 any act or omission by any member of the Purchaser's Group after the First Completion Date which is negligent;

5.2
         (a) except in relation to the Belgian Property, demolition, closure or temporary or permanent cessation of operations at any Relevant Property after the First Completion Date;

         (b) change in the nature of the operation to a non-industrial use, or an industrial use in relation to which more demanding environmental or health and safety standards apply, compared to the current manufacture of adhesives;
5.3
         (a) laws which come into force or become binding after the First Completion Date; or

         (b) variations, changes, modifications, additions or amendments after the First Completion Date (whether under laws which are in force before, on or after the First Completion Date) to applicable standards, codes, criteria, guidance, policy or interpretations;

5.4 loss of profits, loss of sales, loss of production, business interruption, reduction in value of any asset or shares or any other indirect or consequential loss or damage or internal cost; or

5.5 any indemnity, covenant, undertaking, warranty, assurance or other contractual protection entered into or given by any member of the Purchaser's Group on or after the First Completion Date;

5.6 any failure by any member of the Purchaser's Group to comply with this Schedule.

This paragraph 5 shall also apply to any claim under the Environmental
Warranties.

6.       CONDUCT

6.1 The Purchaser shall not be entitled to claim under this Schedule to the extent that such claim would not have arisen but for, results from or is increased by any of the following steps or actions being carried out or taken after the First Completion Date and before paragraph 4 is satisfied in relation to an Unknown Environmental Indemnity Matter:-

         (A)      intrusive investigation, sampling or testing;

         (B) notification, report or disclosure to a third party (other than to third party professional advisers of a member of the Purchaser's Group); or

         (C) other step or action by any member of the Purchaser's Group after the First Completion Date which will or could encourage, provoke, accelerate or otherwise result in a Claim being made or paragraph 4 otherwise becoming satisfied, provided that this sub-paragraph 6.1 does not apply where (a) such step or action (a) is Required; (b) such step or action is not Required but there is an express provision of Environmental Laws which relates specifically to such step or action and would be breached if such step or action were not carried out; or (c) such step or action is an appropriate immediate response to an Emergency.

6.2 Croda International shall be notified promptly in writing if any member of the Purchaser's Group becomes aware of any matter which is or might be an Unknown Environmental Indemnity Matter or Environmental Warranty Matter.

6.3 The Purchaser shall have control and conduct of any Work and/or any Claim (if applicable) with effect from the First Completion Date in relation to any Environmental Indemnity Matter or Environmental Warranty Matter, except that Croda International shall have control and conduct of any Work and/or Claim (if applicable) in relation to the OVAM Matter and ISRA. The controlling party shall ensure with effect from the First Completion Date that:

         (A) control and conduct shall be exercised in a cost effective and commercially reasonable manner (without regard to the availability of indemnification hereunder) and the non-controlling party shall be fully consulted in relation to such control and conduct, including with respect to the selection of consultants (without prejudice to sub-paragraph
                  (C) in relation to matters which are subject to prior written consent);

         (B) to the extent feasible, the non-controlling party (and/or its advisers) shall be given a reasonable opportunity (a) to attend any material site visits or meetings; (b) to comment in advance on any instructions, scope of work, specifications, proposals, statements, reports or other material documents or correspondence; and (c) to attend and inspect the carrying out of any Work at any time whilst it is being carried out in relation to such matter;

         (C) any relevant Claim shall so far as is consistent with (A) be defended and contested;

         (D) the prior written consent of the non-controlling party shall be obtained before the controlling party:-

                  (i) agrees upon any Work plan or schedule of Work to be performed;

                  (ii) agrees, makes or offers any concession, admission or settlement (including any failure to appeal or decision not to do so);

                  where the non-controlling party is the indemnifying party, such consent not to be withheld to the extent that the relevant matter for which consent is sought (a) is Required or would very likely be Required after the passage of time if not addressed; or (b) where paragraph 4 has been satisfied prior to the relevant request for consent or in the case of Known Environmental Indemnity Matters where paragraph 4 is inapplicable, the costs associated with such step or action are substantially similar to, or less than, the costs associated with the steps or actions which would likely be Required if the relevant matter were contested; or (c) is an appropriate response to an Emergency.

         Notwithstanding the foregoing, Croda International shall not unreasonably withhold consent under this paragraph based solely on the possibility that an Environmental Authority may agree to resolve a particular Known Environmental Indemnity Matter or an Unknown Environmental Indemnity Matter in a different manner than the one proposed by the Purchaser, if such different manner will either result in (1) the material diminution in value of the relevant Property because of restrictions on the use to which it can be put (as compared to the Purchaser's proposal) and any additional cost of the Purchaser's proposal is proportionate to the diminution in value which is avoided or (2) the material disruption or interference with the operation of Business at the relevant Property (as compared to the Purchaser's proposal) and any additional cost of the Purchaser's proposal is proportionate to the disruption or interference with the operation of the Business which is avoided.

6.4 Work shall be conducted in a cost effective and commercially reasonable manner (without regard to the availability of indemnification hereunder).

6.5 The Purchaser shall procure that each member of the Purchaser's Group shall so far as reasonable avoid, reduce and mitigate any claim under this Schedule and any liability of Croda in relation to the OVAM Matter and ISRA, provided that this sub-paragraph 6.5 is subject to all of the other provisions of this paragraph 6 above and shall not require any member of the Purchaser's Group to incur (or entitle the Purchaser to claim in respect of) any cost or expense which is not recoverable when all of the other provisions of this paragraph 6 have been applied.

6.6 Each party shall comply with reasonable requests of any other party for arrangements to maintain confidentiality or privilege of information or documents passing between the parties under this paragraph 6.

6.7 Where it is the controlling party, Croda International shall make all reasonable efforts to minimise interference with the Purchaser's ability to conduct its business.

7.       EXPERT PROCEDURE

7.1 The Purchaser shall provide Croda International with a copy of a report by an independent expert (the "PURCHASER'S REPORT" and the "PURCHASER'S EXPERT") addressing any technical or factual issues in relation to any Environmental Indemnity Matter or Environmental Warranty Matter which are the subject of any dispute between Croda International and the Purchaser which is unresolved within 30 days of Croda International or the Purchaser giving Notice of the dispute referring to this paragraph 7 and identifying the relevant issue (the "INITIAL DISPUTE NOTICE"), provided that this paragraph 7 shall not apply to any issue which is to be determined by the Environmental Authority or Court in any Claim (if applicable). The Purchaser's Report shall be so provided within 10 days of the date of the Initial Dispute Notice.

7.2 Croda International shall, within 30 days of having received the Purchaser's Report, give the Purchaser a Notice stating whether or not Croda International disputes any of the findings in the Purchaser's Report and, if so, giving reasons (the "UNRESOLVED DISPUTE NOTICE"). Croda International shall be entitled to provide the Purchaser with a report by an independent expert (the "SELLERS' REPORT" and the "SELLER'S EXPERT") giving such reasons. The Purchaser shall procure that Croda International and its advisers are provided with all facilities, information and access as they may reasonably require in order to decide whether Croda International disputes any of the findings in the Purchaser's Report and to provide a Seller's Report.

7.3 If the parties cannot resolve a dispute within 90 days of the Unresolved Dispute Notice (or such longer period as the Purchaser and Croda International may agree), then the dispute shall be referred to an independent expert (the "INDEPENDENT EXPERT"), the identity of such expert to be agreed by Croda International and the Purchaser or (failing agreement between them within 20 days) to be appointed by the Chairman for the time being of the Institute of Environmental Assessment (or its nearest equivalent in the relevant jurisdiction). The Independent Expert shall be required to have at least ten years' experience of advising in relation to matters of the same general description as the relevant Environmental Indemnity Matter in the relevant jurisdiction (or, if none, in other jurisdictions where relevant law and practice are similar).

7.4 The Independent Expert shall act as an expert and not as an arbitrator and the parties shall be bound by expert findings of the Independent Expert. The Independent Expert shall determine the procedure for making findings, provided that the Independent Expert shall (i) invite each of the parties to make oral or written representations in relation to the particular matter on or before 30 days after appointment of the Independent Expert; (ii) make findings on the basis of the information provided by the parties through the representations referred to above and shall not be entitled to require that further Work be carried out before making findings (unless the parties agree that it is appropriate for further Work to be carried out before the relevant findings are made); (iii) confine findings to the issues in the Unresolved Dispute Notice; and (iv) provide findings on or before 60 days after appointment.

7.5 The costs and expenses of the Independent Expert (if appointed) shall be borne as the Independent Expert shall decide.

8.       EXCLUSIVE REMEDY

8.1 The rights of the Purchaser under this Schedule constitute the only rights of any Protected Person to claim against Croda International or any other member of the Croda Group in respect of Environmental Indemnity Matters. Except for claims by the Purchaser under this Schedule, no Protected Person shall be entitled to claim against Croda International or any other member of the Croda Group in respect of Environmental Indemnity Matters under this Schedule, any of the Environmental Warranties or any other provisions of this Agreement.

8.2 The Purchaser (on behalf of itself and each Protected Person) irrevocably releases and discharges Croda International and each member of Croda International's Group from any claims, causes of action, losses, costs, expenses or liabilities known or unknown, whether based on statute or other law including, without limitation, CERCLA in relation to Environmental Indemnity Matters, except for claims under this Schedule or for fraud or any other claim where exclusion is not permitted by applicable law.

PART B

                     UNKNOWN ENVIRONMENTAL INDEMNITY MATTERS

1. Pollution or contamination of soil and groundwater in existence at, on, under, within, or migrating to or from any Properties including, without limitation, any properties formerly owned, operated or controlled by the Business.

2. The transportation, disposal, or arranging for transportation or disposal at any offsite location of any Controlled Material used, generated or stored by Croda International or any predecessor in connection with the Business;

in each case arising from and facts, circumstances or conditions existing or occurring prior to the First Completion Date.

                                     PART C

                      KNOWN ENVIRONMENTAL INDEMNITY MATTERS

1. Newark, UK - onsite and offsite soil and groundwater contamination as follows:-

         Known Environmental Indemnity Matters comprise and are limited to investigative and (if required) remedial works in relation to potential impacts on the River Trent or other controlled waters described below (the "MAY 2000 FINDINGS"), in each case as identified and described in Dames & Moore's Report (the "MAY 2000 REPORT") on the Croda Adhesives, Newark site dated 8th May, 2000 and in each case only to the extent such potential impact is confirmed and delineated through the proposed investigative works described in the May 2000 Report and summarised below (the "MAY 2000 PROPOSALS") and, if found to be necessary, the investigative works described in the Addendum dated 20th July, 2000 (the "JULY 2000 ADDENDUM") and also summarised below (the "JULY 2000 ADDENDUM PROPOSALS").

         For the avoidance of doubt:-

         (a) Known Environmental Indemnity Matters do not include any contamination caused after the First Completion Date;

         (b) whether or not any remedial works are required in relation to any Known Environmental Indemnity Matters and, if so, the extent of any such remedial works shall be determined in accordance with paragraph 6 of this Schedule.

         ------------------------- ---------------------------------------------
         LOCATION                  MAY 2000 FINDINGS AND MAY 2000 PROPOSALS
         --------                  ----------------------------------------

         (references
         are to the
         areas
         identified in
         Figure 5 of
         the May 2000
         Report)
         ------------------------- ---------------------------------------------

         ------------------------- ---------------------------------------------
         AREA 1:                   MAY 2000 FINDINGS:
         ------
         Former Solvent            Presence of chlorinated solvents and Toluene
         USTs                      in soil and groundwater, principally
                                   Trichloroethane, and (to the extent confirmed by the investigative works described below) the potential for limited migration to or impact on River Trent or other controlled waters.

                                   MAY 2000 PROPOSALS:
                                   To place a groundwater well down gradient of the tank surround to evaluate VOCs.

                                   To perform further shallow soil sampling and
                                   analysis for VOCs to assess the lateral
                                   extent of contamination.
         ------------------------- ---------------------------------------------
         ------------------------- ---------------------------------------------
         AREA 2:                   MAY 2000 FINDINGS:
         ------
         Former Waste              Presence of chlorinated solvents in
         Store                     groundwater, and (to the extent confirmed by
                                   the investigative works described below) the potential for migration to or impact on River
                                   Trent or other controlled waters.

                                   MAY 2000 PROPOSALS:
                                   To place a groundwater well down gradient to evaluate VOCs.

                                   To perform further shallow soil sampling and
                                   analysis for VOCs to confirm that there is
                                   only a limited source in the soil which does
                                   not pose a risk to controlled waters.
         ------------------------- ---------------------------------------------

         ------------------------- ---------------------------------------------
         AREA 3:                   MAY 2000 FINDINGS:
         ------
         Central Yard              Presence of Benzene in shallow soil.
         Area
                                   Presence of PAHs in soil.

                                   Presence of petroleum hydrocarbons in shallow soil.

                                   In relation to each of the above, (to the extent confirmed by the investigative works described below) the potential for migration to or impact on River Trent or other controlled waters.

                                   MAY 2000 PROPOSALS:
                                   To place a groundwater well down gradient to evaluate the extent of BTEX, TPH, PAHs and phenol . Also to include further monitoring of the existing boreholes identified as 104 and 105 for VOCs, TPH, phenol and PAHs.

                                   To perform further shallow soil sampling and
                                   analysis for BTEX, TPH, PAHs and phenol.
         ------------------------- ---------------------------------------------
         ------------------------- ---------------------------------------------
         AREA 4:                   MAY 2000 FINDINGS:
         ------
         Location of               Presence of dichloroethene, dichloroethane
         Former Solvent            and trichloroethane in shallow soil, and (to
         Store(Canteen             the extent confirmed by the investigative
         Area)                     works described below) the potential for
                                   migration to or impact on River Trent or other controlled waters.

                                   MAY 2000 PROPOSALS:
                                   To place a groundwater well down gradient to
                                   evaluate VOCs.
         ------------------------- ---------------------------------------------

         ------------------------- ---------------------------------------------
         AREA 6:                   MAY 2000 FINDINGS:
         ------
         Drainage ditch            Petroleum hydrocarbons in sediment, and (to
                                   the extent confirmed by the investigative works described below)the potential for migration to or impact on River Trent or other controlled waters.

                                   MAY 2000 PROPOSALS:
                                   Continued monitoring of borehole 105 for
                                   VOCs, TPH, phenol and PAHs to focus on the
                                   potential for degradation.
         ------------------------- ---------------------------------------------
         ------------------------- ---------------------------------------------
         LOCATION                  JULY 2000 ADDENDUM PROPOSALS
         ------------------------- ---------------------------------------------
         ------------------------- ---------------------------------------------
         OTHER                     Should the investigations proposed in the
         LOCATIONS                 May 2000 Proposals indicate increased risks
         IDENTIFIED IN             to the shallow groundwater then it is
         THE JULY 2000             proposed in the July 2000 Addendum Proposals
         ADDENDUM                  that the following monitoring locations
                                   should be established:

                                   o    at locations 405, 406 and 407 to
                                        monitor soil and groundwater for VOCS,
                                        SVOCs, TPHs and heavy metals,

                                   o    at locations 402 and 311 to monitor
                                        soil for VOCs, SVOCs, TPHs and heavy
                                        metals,

                                   o    at the three fields identified at
                                        paragraph Q of the July 2000 Addendum to
                                        monitor soil for VOCs, SVOCs, TPHs and
                                        heavy metals.
         ------------------------- ---------------------------------------------


2.       Newark, UK - replacement of vinyl acetate tank.

3. Kapellen, Belgium - removal of underground storage tanks as detailed below.

       ------------ --------------- ------------------ ------------------------
           TANK        BUILT IN           CONTENT         EMPTIED IN/PUT OUT
                                                              OF USE IN
       ------------ --------------- ------------------ -------------------------
       ------------ --------------- ------------------ -------------------------
       1            1985            Gasoil             1999
       ------------ --------------- ------------------ -------------------------
       ------------ --------------- ------------------ -------------------------
       2            1980            Gasoil             1999
       ------------ --------------- ------------------ -------------------------
       ------------ --------------- ------------------ -------------------------
       5            1980            Gasoil             1999
       ------------ --------------- ------------------ -------------------------
       ------------ --------------- ------------------ -------------------------
       8            1989            Gasoil             1999
       ------------ --------------- ------------------ -------------------------
4. Any Claim made against any member of the Purchaser's Group by OVAM, in relation to a failure by Croda International to comply with its obligations in relation to the OVAM Matter under paragraph 17.8 of the Business Sale Agreement.

5. Any Claim made against any member of the Purchaser's Group by the New Jersey Department of Environmental Protection, in relation to a failure by Croda International to comply with its obligations in relation to ISRA under paragraph 17.9 of the Business Sale Agreement.

6. Newark, UK - Any Works which are Required in order to address a risk to human health resulting from asbestos which is in an exposed and dangerous condition, if any such risk is identified in the Fibrecount UK Ltd report in relation to the PVA Building which is due to be provided to Croda International.

                                   SCHEDULE 8
                               (LISTED EMPLOYEES)*









































         *Schedule 8 has been intentionally omitted. Please see "Information Required in accordance with Item 601(b)(2) of Regulation S-K" following the execution page hereof.

                                   SCHEDULE 9
                                    (STOCKS)*

































         *Schedule 9 has been intentionally omitted. Please see "Information Required in accordance with Item 601(b)(2) of Regulation S-K" following the execution page hereof.

                                   SCHEDULE 10
                                (MOTOR VEHICLES)*



































         *Schedule 10 has been intentionally omitted. Please see "Information Required in accordance with Item 601(b)(2) of Regulation S-K" following the execution page hereof.

                                   SCHEDULE 11
                                 (RECEIVABLES)*





































         *Schedule 11 has been intentionally omitted. Please see "Information Required in accordance with Item 601(b)(2) of Regulation S-K" following the execution page hereof.

                                   SCHEDULE 12
                                (TRADE PAYABLES)*



































         *Schedule 12 has been intentionally omitted. Please see "Information Required in accordance with Item 601(b)(2) of Regulation S-K" following the execution page hereof.

                                   SCHEDULE 13
                             (DESIGNATED PURCHASER)

The Purchaser shall procure that the Assets (other than the Brazilian Business and the Brazilian Assets) which it purchases or for which it procures a purchaser pursuant to this Agreement are acquired by the members of the Purchaser's Group set out in the first column below at First Completion.

SOVEREIGN PURCHASING ENTITY     ASSETS PURCHASED

Sovereign Holdings, LLC         All of the Assets other than the Brazilian
                                Assets, the Brazilian Business and the Assets specified below.

Sovereign Adhesives, Inc.       Assets that are tangible assets owned by Croda
                                Adhesives, Inc. and Croda Canada, Contracts related to the ownership, lease or maintenance of such tangible assets and all Goodwill of Croda Adhesives, Inc. and Croda Canada.

Sovereign Speciality Chemicals  The UK property and Assets that are tangible
Limited Assets (but not including any Receivables or Stocks) owned by, and related Goodwill of, Croda International, Croda Polymers and Croda Adhesives.

Sovereign Speciality Chemicals  Assets that are tangible assets owned by Croda
Italiana S.r.l.                 Italiana, Contracts related to the ownership,
                                lease or maintenance of such tangible assets and all Goodwill of Croda Italiana.

Sovereign Speciality Chemicals  Assets that are tangible assets owned by Croda
S.P.R.L./B.V.B.A.               Adhesives Europe, Contracts related to the
                                ownership, lease or maintenance of such
                                tangible assets and all Goodwill of Croda
                                Adhesives Europe.

                                   SCHEDULE 14
                        (SECOND COMPLETION ARRANGEMENTS)

(A) Matters to be dealt with by Croda International prior to Second Completion:

         Prior to, and in preparation for, Second Completion, Croda International shall

         (i) comply with, and shall procure that Croda Adesivos do Brasil complies with, the procedures set out in Schedule 15 (Earnout and Working Capital Calculations); and

         (ii) prepare and deliver to the Purchaser a calculation of the amount referred to in sub-clause 3.5(E) (the Post Second Completion Adjustment Amount converted to pounds sterling at the Exchange Rate applicable to the Second Completion Date).

(B) Matters to be dealt with by Croda International at Second Completion:

         At Second Completion, Croda International shall:

         (i) effect such amendments to the Articles of Association of Croda Adesivos do Brasil as are necessary, in accordance with applicable Brazilian law, to complete the transfer of the Shares to the Purchaser;

         (ii)     deliver to the Purchaser the New Brazilian Receivables
                  Schedule; and

         (iii) an estoppel letter in a form to be agreed (such agreement not to be unreasonably withheld or delayed) between Croda International and the Purchaser certifying that all rent and other sums due under the Brazilian Lease on or before the Second Completion Date have been paid in full and that Croda Adesivos do Brasil is not in default or in breach of the Brazilian Lease as at the Second Completion Date.

(C) Matters to be dealt with by the Purchaser prior to Second Completion:

         Prior to, and in preparation for, Second Completion, Purchaser shall comply with the procedures set out in Schedule 15 (Earnout and Working Capital Calculations).

(D) Matters to be dealt with by the Purchaser at Second Completion:

         At Second Completion, the Purchaser shall:

         (i) change or procure the change of the name of Croda Adesivos do Brasil to a name which does not include or consist of the name "Croda" or any similar name;

         (ii) pay or procure the payment of the consideration payable in respect of the Shares pursuant to this Agreement by telegraphic transfer (through the CHAPS system) to the account of Croda International notified by Croda International to the Purchaser; and

         (iii) co-operate with Croda International in connection with effecting such amendments to the Articles of Association of Croda Adesivos do Brasil as are necessary, in accordance with applicable Brazilian law, to complete the transfer of the Shares to the Purchaser.

(E)      Matters to be dealt with by the parties following Second Completion:

         The parties shall comply with the calculation and payment procedures related to the Second Completion Brazil Net Working Capital Amount and the Working Capital Adjustment Amount as described in paragraph 2 of
         Schedule 15 (Earnout and Working Capital Calculations).

(F) The parties shall co-operate with each other in connection with the making of any required filings with any Brazilian antitrust authority as a result of the transactions contemplated by this Agreement (or any of them) in accordance with any applicable Brazilian law.

                                   SCHEDULE 15
                   (EARNOUT AND WORKING CAPITAL CALCULATIONS)

1.       EARNOUT CALCULATION AND REVIEW

(A) Croda International shall, as promptly as practicable following 31 December, 2000 determine

         (i) the net sales of the Brazilian Business conducted by Croda do Brasil and Croda Adesivos do Brasil for the year ended 31 December, 2000;

         (ii)     the Gross Margin with respect to such net sales;

         (iii)    the Interim Brazil Net Working Capital Amount; and

         (iv) the net sales of Croda Adesivos do Brasil during the period from, but excluding, the First Completion Date to, and including, 31 December, 2000.

(B)      These amounts will be extracted from:

         (i)      the Management Accounts; and

         (ii) the monthly management accounts for the Brazilian Business for October, November and December 2000 prepared on the same bases on which the Management Accounts were prepared.

         On or before the date falling ten Business Days after 31 December, 2000, Croda International shall deliver to the Purchaser copies of the items set out in sub-paragraphs (B)(i) and (ii) (together the "RELEVANT BRAZILIAN Accounts") and a statement setting forth the calculations of such annual net sales, the Gross Margin, the Interim Brazil Net Working Capital Amount and net sales from, but excluding, the First Completion Date to, and including, 31 December, 2000 (the "RESULTS STATEMENT"), all certified by a duly authorized officer of Croda International. The Purchaser shall thereupon have the right to review such calculations (together with any independent public accounting firm engaged by the Purchaser ("PURCHASER'S ACCOUNTANT")). In this connection, the Purchaser and Purchaser's Accountant shall be permitted, upon reasonable notice during normal business hours and without undue interference to the ordinary course of business, to examine the Books and Records related to the Brazilian Business and the work papers used or generated by Croda International in connection with the preparation of such Relevant Brazilian Accounts and the Results Statement.

(C) Within 10 days of receipt of the Results Statement, the Purchaser shall deliver to Croda International a written statement describing in reasonable detail its objections (if any) to any of the items set forth on the Results Statement. If the Purchaser does not so raise objections within such period, the Results Statement shall become final and binding upon the parties at the end of such period. If the Purchaser does so raise objections, the parties shall negotiate in good faith to resolve any such objections, and the Results Statement shall be revised to reflect any such resolution, and such Results Statement as revised shall be final and binding on the parties. If the parties are unable to resolve any dispute within 7 days after the delivery by the Purchaser of its objection statement, such dispute shall, at the election of either party, be submitted to an internationally recognized independent accounting firm (other than Purchaser's Accountant and any independent public accounting firm engaged by Croda International) mutually agreeable to the parties (the "ARBITER"), with a description of the item(s) in dispute and the respective values claimed by the parties with respect to the calculation of such item(s). The Arbiter shall be instructed to resolve such dispute within 10 days. In resolving any such dispute, the Arbiter shall examine only the item or items in dispute. The resolution of such dispute by the Arbiter shall be set forth in writing and shall be conclusive, binding (and non-appealable) upon the parties, and the Results Statement shall be revised, if necessary, to reflect such resolution. The Results Statement, as revised if necessary, shall be final and binding on the parties. The costs and expenses of the Arbiter shall be paid by the party whose claimed aggregate value(s) bears the greatest difference to the aggregate value(s) calculated by the Arbiter.

(D) The Earnout Amount and the Interim Brazil Working Capital Amount, less an amount equal to 7% of the net sales of Croda Adesivos do Brasil during the period from, but excluding, the First Completion Date, to and including 31 December, 2000, will be paid by the Purchaser to Croda International in accordance with clause 5 of this Agreement.

2.       WORKING CAPITAL ADJUSTMENT

(A) On or before the date falling fifteen Business Days after the Second Completion Date, Croda International shall prepare and deliver to the Purchaser a statement setting forth Croda International's calculation of

         (i)      the Second Completion Brazil Net Working Capital Amount; and

         (ii) the net sales of Croda Adesivos do Brasil during the period from, but excluding, 31 December, 2000 to, and including, the Second Completion Date (the "SECOND COMPLETION DATE").

         These amounts will be extracted from Croda Adesivos do Brasil's Books and Records as of the Second Completion Date in a manner consistent with the calculation of the Results Statement, as finally agreed or determined by the Arbiter in accordance with paragraph 1 above.

(B) The Purchaser and its representatives shall be permitted, upon reasonable notice during normal business hours, to examine the work papers used or generated by Croda International in connection with the preparation of the Second Results Statement.

(C) Within 10 days of receipt of the Second Results Statement, the Purchaser shall deliver to Croda International a written statement describing in reasonable detail its objections (if any) to any of the items forth on the Second Results Statement. If the Purchaser does not so raise objections within such period, the Second Results Statement shall become final and binding upon the parties at the end of such period. If the Purchaser does so raise objections, the parties shall negotiate in good faith to resolve any such objections, and the Second Results Statement shall be revised to reflect any such resolution, and such Second Results Statement, as revised shall be final and binding on the parties. If the parties are unable to resolve any dispute within 7 days after the delivery by the Purchaser of its objection statement, such dispute shall, at the election of either party, be submitted to an Arbiter, with a description of the item(s) in dispute and the respective values claimed by the parties with respect to the calculation of such item(s). The Arbiter shall be instructed to resolve such dispute within 10 days. In resolving any such dispute, the Arbiter shall examine only the item in dispute. The resolution of such dispute by the Arbiter shall be set forth in writing and shall be conclusive, binding (and non-appealable) upon the parties, and the Second Results Statement shall be revised, if necessary, to reflect such resolution. The Second Results Statement, as revised if necessary, shall be final and binding on the parties. The costs and expenses of the Arbiter shall be paid by the party whose claimed value(s) bears the greatest difference to the value(s) selected by the Arbiter.

(D) If the Second Completion Brazil Net Working Capital Amount, as finally agreed or as determined in accordance with the foregoing procedures, exceeds the Interim Brazil Net Working Capital Amount, such excess shall be the Working Capital Adjustment Amount, and the Purchaser shall pay to Croda International, within three (3) Business Days following the date of such final agreement or determination (the

         "DETERMINATION DATE"), an amount equal to the Post Second Completion Amount, which shall be added to the consideration for the Shares, by wire transfer of immediately available funds to an account designated in writing to the Purchaser by Croda International.

(E) If the Second Completion Brazil Net Working Capital Amount , as finally agreed or as determined in accordance with the foregoing procedures, is less than the Interim Brazil Net Working Capital Amount, such deficiency shall be the Working Capital Adjustment Amount, and Croda International shall pay to the Purchaser, within three (3) Business Days following the Determination Date an amount equal to the Post Second Completion Adjustment Amount, which shall be subtracted from the consideration for the Shares, by wire transfer of immediately available funds to an account designated in writing to Croda International by the Purchaser.

                                   SCHEDULE 16

                                     PART A
        COVENANTS RELATED TO BRAZILIAN BUSINESS PENDING SECOND COMPLETION

         Where any covenant and undertaking in this Schedule 16 is qualified or phrased by reference to materiality such reference shall be construed as a reference to materiality in the context of the Brazilian Business taken as a whole. Croda International covenants, undertakes and agrees that, between the time of this Agreement and the Second Completion Date and except as otherwise agreed to by the Purchaser

         1. Business in the Ordinary Course. The Brazilian Business shall be conducted solely in the ordinary course of business consistent with past practice.

         2. Existing Condition and Practices. Croda International shall not cause or permit to occur any of the following with respect to Croda Adesivos do Brasil

                  (a) the incurrence by Croda Adesivos do Brasil of any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or the payment by Croda Adesivos do Brasil of any liabilities other than in the ordinary course of business consistent with past practice, or the failure by Croda Adesivos do Brasil to pay or discharge when due any liabilities of which the failure to pay or discharge will cause any material damage or risk of material loss to the Brazilian Business or any of the Brazilian Assets;

                  (b) the sale, pledge, assignment or transfer of any of the Brazilian Assets, or the other assets (including, without prejudice to the generality of the foregoing, the Brazilian Stock) owned or held at any time by Croda Adesivos do Brasil between the date of this Agreement and the Second completion, except for the sale of inventory in the ordinary course of business consistent with past practice;

                  (c) the creation, incurrence, assumption or guarantee of any indebtedness for borrowed money other than borrowings for working capital purposes, not to exceed (pound)500,000 (or its equivalent in Brazilian Reals) consistent with past practice and on arm's length terms, the mortgage or pledge of the Brazilian Assets or the Shares, or the subjection of the Brazilian Assets or the Shares to any lien, security interest, or other encumbrance of any nature whatsoever, except for Permitted Encumbrances;

                  (d) the making or suffering to be made of any material amendment or any termination of any Contract to which Croda Adesivos do Brasil is party or by which it is bound, or the cancellation, modification or waiver of any material debts or claims held by it, or the waiver of any rights of material value to Croda Adesivos do Brasil considered individually, whether or not in the ordinary course of business (including without limitation any rights of whatever nature under the Agreement of which this Schedule is a part);

                  (e) the provision of special discounts, rebates, payment terms, customer incentives, allowances or sales promotions outside the ordinary course of business consistent with past practice.

                  (f) the declaration, setting aside or payment by Croda Adesivos do Brasil of any dividend or the making of (or entering into an agreement to make) any other distribution or payment in respect of Croda Adesivos do Brasil's capital shares or the redemption or purchase (or the entering into of an agreement to redeem or purchase) of any of its capital shares;

                  (g) the making by Croda Adesivos do Brasil of any commitments or its entering into any agreements for capital expenditures or capital additions or betterments, except such as may be involved in ordinary repair, maintenance, service or replacement of the Brazilian Assets;

                  (h) any change in the salaries, benefits or other compensation of, or the making of any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of the employees of Croda Adesivos do Brasil other than salary increases in the ordinary course and at Croda do Brasil's normal rates made after consultation with the Purchaser;

                  (i) any change in the accounting principles followed by the Croda Group with respect to the Brazilian Business or the methods of applying such principles;

                  (j) any change outside the ordinary course of business consistent with past practice in the sales policies or credit policies followed by the Croda Group with respect to the Brazilian Business or the methods of applying such policies (it being expressly understood and agreed that the conduct of the Brazilian Business consistent with past practice will not involve the offering or provision of special discounts, special rebates, special payment terms, special customer incentives, special allowances or special sales promotions in the last two months of the fiscal year made primarily for the purpose of accelerating the booking of sales and revenues in the current fiscal year).

                  (k) Croda Adesivos do Brasil's entering into any transaction other than in the ordinary course of business consistent with past practice and on arm's length terms.

         3. Maintenance of Assets. Croda International shall cause Croda Adesivos do Brasil to continue to carry out ordinary maintenance and service of the Brazilian Assets in accordance with its past practice.

         4. Employees and Business Relations. Croda International shall cause the labor agreements with the Brazilian Listed Employees to be transferred to the name of Croda Adesivos do Brasil in accordance with applicable law, and shall cause Croda Adesivos do Brasil to use its best efforts to keep available the services of the Listed Employees and agents of the Brazilian Business. Croda International shall cause Croda Adesivos do Brasil to use its best efforts to maintain its relations and goodwill with the suppliers, customers, distributors and any others having business relations with the Brazilian Business.

         5. Maintenance of Insurance. Croda International shall maintain in full force and effect all existing insurance policies covering the Brazilian Business, the Brazilian Listed Employees and the Brazilian Assets for the benefit of Croda Adesivos do Brasil.

         6. Compliance with Laws, etc. Croda International shall cause Croda Adesivos do Brasil to comply with all laws, ordinances, rules, regulations and orders applicable to the Brazilian Business and the Brazilian Assets, the non-compliance with which would materially affect the Brazilian Business or the Brazilian Assets.

         7. Claims and Proceedings. Croda International shall, and shall cause Croda Adesivos do Brasil to, consult with the Purchaser prior to initiating any action, claim, demand or proceeding against any third party other than in the ordinary course of business.

         8. Access and Reports. Croda International shall, and shall cause Croda Adesivos do Brasil to, afford to the Purchaser's nominated officers, employees, counsel and accountants full access, without undue interference to the ordinary course of business and upon reasonable notice during normal business hours to, and the right to inspect, the Brazilian Assets and the premises of the Brazilian Business and shall permit them without undue interference to the ordinary course of business and upon reasonable notice during normal business hours to consult with the officers, employees, accountants, counsel and agents of Croda International and Croda Adesivos do Brasil for the purpose of making such investigation of the Brazilian Business and the Brazilian Assets as the Purchaser shall desire to make. Furthermore, Croda International shall, and shall cause Croda Adesivos do Brasil to, furnish to the Purchaser copies of all such Brazilian Business Information and copies of any working papers relating thereto as the Purchaser shall from time to time reasonably request. On or before the tenth calendar day of each month, Croda International shall deliver to the Purchaser (i) a balance sheet (prepared in accordance with policies and procedures used in the preparation of the Management Accounts) of Croda Adesivos do Brasil as at the last day of the immediately preceding calendar month in sufficient detail satisfactory to the Purchaser, and (ii) a statement, in the form of Part B of this Schedule 16, providing information with respect to the net sales and the Gross Margin for the immediately preceding calendar month and for the year-to-date period ended as of the last day of such immediately preceding calendar month.

                  For the purposes of this Schedule the "Brazilian Business" shall mean the Brazilian Business and the Business as conducted by Croda Adesivos do Brasil from First Completion to and including Second Completion.

                                     PART B
                         FORM OF GROSS MARGIN STATEMENT

SALES (NET OF TAXES) BY CUSTOMER

--------------------------------------- ----------------------------------------
Customer name                                                              Sales
                                                                              RS
--------------------------------------- ----------------------------------------
--------------------------------------- ----------------------------------------

--------------------------------------- ----------------------------------------
--------------------------------------- ----------------------------------------

--------------------------------------- ----------------------------------------
--------------------------------------- ----------------------------------------
Total
--------------------------------------- ----------------------------------------


SALES (NET OF TAXES) AND GROSS MARGIN BY PRODUCT

------------------ ------------------ --------------------- --------------------
Product name       Sales              Raw materials and     Gross margin
                   RS                 packaging             RS
                                      RS
------------------ ------------------ --------------------- --------------------
------------------ ------------------ --------------------- --------------------

------------------ ------------------ --------------------- --------------------
------------------ ------------------ --------------------- --------------------

------------------ ------------------ --------------------- --------------------
------------------ ------------------ --------------------- --------------------

------------------ ------------------ --------------------- --------------------
------------------ ------------------ --------------------- --------------------

------------------ ------------------ --------------------- --------------------
------------------ ------------------ --------------------- --------------------
Total
------------------ ------------------ --------------------- --------------------

                                 EXECUTION PAGE

Signed by   Barbara Richmond          )
          --------------------------
for and on behalf of                  )
CRODA INTERNATIONAL                   )
PUBLIC LIMITED COMPANY                )    /s/ Barbara Richmond
                                           -------------------------------------



Signed by Miguel de Bellis            )
          --------------------------
for and on behalf of                  )
CRODA DO BRASIL LTDA                  )    /s/ Miguel de Bellis
                                           -------------------------------------



Signed by Louis M. Pace              )
          --------------------------
for and on behalf of                 )
SOVEREIGN HOLDINGS, LLC              )     /s/Louis M. Pace
                                           -------------------------------------



Signed by Miguel de Bellis
          --------------------------
for and on behalf of                )
CRODA ADESIVOS DO BRASIL LTDA       )      /s/ Miguel de Bellis
                                           -------------------------------------



Signed by Louis M. Pace             )
          -------------------------
for and on behalf of                )
SOVEREIGN SPECIALTY CHEMICALS, INC. )      /s/Louis M. Pace
                                           ------------------------------------

                     Information Required in accordance with
                        Item 601(b)(2) of Regulation S-K



         The following schedules have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K:

     o Schedule 8 (Listed Employees) - provides names of employees, listed by jurisdiction, who were transferred in connection with the purchase and sale of the Croda specialty adhesives business.

     o Schedule 9 (Stocks) - provides information concerning the nature, identity and value of inventories, listed by jurisdiction, which were acquired in connection with the purchase and sale of the Croda specialty adhesives business.

     o Schedule 10 (Motor Vehicles) - provides information identifying the motor vehicles, listed by jurisdiction, which were acquired in connection with the purchase and sale of the Croda specialty adhesives business.

     o Schedule 11 (Receivables) - provides information concerning the nature, identity and value of accounts receivable, listed by jurisdiction, which were acquired in connection with the purchase and sale of the Croda specialty adhesives business.

     o Schedule 12 (Trade Payables) - provides information concerning the nature, identity and value of accounts payable, listed by jurisdiction, which were assumed in connection with the purchase and sale of the Croda specialty adhesives.

         The issuer agrees to furnish supplementally a copy of any of the foregoing omitted schedules to the Securities and Exchange Commission upon request.